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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Dollar General Corporation
(Name of Registrant as Specified In Its Charter)

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Dollar General Corporation 100 Mission Ridge Goodlettsville, Tennessee 37072

Dear Fellow Shareholder:

              The 2017 Annual Meeting of Shareholders of Dollar General Corporation will be held on Wednesday, May 31, 2017, at 9:00 a.m., Central Time, at Goodlettsville City Hall Auditorium, 105 South Main Street, Goodlettsville, Tennessee. All shareholders of record at the close of business on March 23, 2017 are invited to attend the annual meeting. For security reasons, however, to gain admission to the meeting you may be required to present photo identification and comply with other security measures.

              At this year's meeting, you will have an opportunity to vote on the matters described in our accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Our 2016 Annual Report also accompanies this letter.

              Your interest in Dollar General and your vote are very important to us. We encourage you to read the Proxy Statement and vote your proxy as soon as possible so your vote can be represented at the annual meeting. You may vote your proxy via the Internet or telephone, or if you received a paper copy of the proxy materials by mail, you may vote by mail by completing and returning a proxy card.

              On behalf of the Board of Directors, thank you for your continued support of Dollar General.

Sincerely,
/s/ Michael M. Calbert
Michael M. Calbert Chairman of the Board

April 12, 2017

Dollar General Corporation 100 Mission Ridge Goodlettsville, Tennessee 37072

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:	Wednesday, May 31, 2017
TIME:	9:00 a.m., Central Time
PLACE:	Goodlettsville City Hall Auditorium 105 South Main Street Goodlettsville, Tennessee
ITEMS OF BUSINESS:	1)	To elect as directors the 8 nominees listed in the proxy statement
	2)	To approve the material terms of the performance goals under our Amended and Restated 2007 Stock Incentive Plan for purposes of compensation deductibility under Internal Revenue Code Section 162(m) and the limit on non-employee director compensation set forth in such Plan
	3)	To approve the material terms of the performance goals under our Amended and Restated Annual Incentive Plan for purposes of compensation deductibility under Internal Revenue Code Section 162(m)
	4)	To hold an advisory vote to approve our named executive officer compensation as disclosed in this proxy statement
	5)	To hold an advisory vote on the frequency of future advisory votes on our named executive officer compensation
	6)	To ratify the appointment of our independent registered public accounting firm for fiscal 2017
	7)	To transact any other business that may properly come before the annual meeting and any adjournments of that meeting
WHO MAY VOTE:	Shareholders of record at the close of business on March 23, 2017
By Order of the Board of Directors,
/s/ Christine L. Connolly
Goodlettsville, Tennessee April 12, 2017	Christine L. Connolly Corporate Secretary

Please vote your proxy as soon as possible even if you expect to attend the annual meeting in person. You may vote your proxy via the Internet or by phone by following the instructions on the notice of internet availability or proxy card, or if you received a paper copy of these proxy materials by mail, you may vote by mail by completing and returning the enclosed proxy card in the enclosed reply envelope. No postage is necessary if the proxy is mailed within the United States. You may revoke your proxy by following the instructions listed on page 4 of the proxy statement.

DOLLAR GENERAL CORPORATION

Proxy Statement for
2017 Annual Meeting of Shareholders

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 31, 2017

              This Proxy Statement, our 2016 Annual Report and a form of proxy card are available at www.proxyvote.com. You will need your Notice of Internet Availability or proxy card to access the proxy materials.

              As permitted by rules adopted by the Securities and Exchange Commission ("SEC"), we are furnishing our proxy materials over the Internet to some of our shareholders. This means that some shareholders will not receive paper copies of these documents. Instead, these shareholders will receive only a Notice of Internet Availability containing instructions on how to access the proxy materials over the Internet. The Notice of Internet Availability also contains instructions on how each of those shareholders can request a paper copy of our proxy materials, including the Proxy Statement, our 2016 Annual Report and a proxy card. Shareholders who do not receive a Notice of Internet Availability will receive a paper copy of the proxy materials by mail, unless they have previously requested delivery of proxy materials electronically. If you received only the Notice of Internet Availability and would like to receive a paper copy of the proxy materials, the notice contains instructions on how you can request copies of these documents.

GENERAL INFORMATION

What is Dollar General Corporation and where is it located?

              Dollar General has been delivering value to shoppers for over 75 years through its mission of Serving Others. Dollar General helps shoppers Save time. Save money. Every day!® by offering products that are frequently used and replenished, such as food, snacks, health and beauty aids, cleaning supplies, clothing for the family, housewares and seasonal items at low everyday prices in convenient neighborhood locations. Dollar General operates 13,429 stores in 44 states as of March 3, 2017. Our principal executive offices are located at 100 Mission Ridge, Goodlettsville, Tennessee 37072. Our telephone number is 615-855-4000.

Where is Dollar General common stock traded?

              Our stock is traded on the New York Stock Exchange ("NYSE") under the symbol "DG."

What is this document?

              This document is the proxy statement of Dollar General Corporation for the Annual Meeting of Shareholders to be held on Wednesday, May 31, 2017. We will begin mailing printed copies of this document or the Notice of Internet Availability to shareholders on or about April 12, 2017. We are providing this document to solicit your proxy to vote upon certain matters at the annual meeting.

              We refer to our company as "we," "us" or "Dollar General." Unless otherwise noted or required by context, "2017," "2016," "2015," "2014," and "2013" refer to our fiscal years ending or ended February 2, 2018, February 3, 2017, January 29, 2016, January 30, 2015, and January 31, 2014, respectively.

What is a proxy, who is asking for it, and who is paying for the cost to solicit it?

              A proxy is your legal designation of another person, called a "proxy," to vote your stock. The document that designates someone as your proxy is also called a proxy or a proxy card.

              Dollar General will pay all solicitation expenses. Our directors, officers and employees are soliciting your proxy on behalf of our Board of Directors and will not receive additional remuneration for doing so except reimbursement for any related out-of-pocket expenses they may incur. We also have retained Innisfree M&A Incorporated to assist in the solicitation of proxies and to separately prepare a shareholder vote analysis of certain proposals for an aggregate fee of approximately $20,000, plus customary costs and expenses. We may reimburse custodians and nominees for their expenses in sending proxy materials to beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation, or otherwise.

Who may attend the annual meeting?

              Only shareholders, their proxy holders and our invited guests may attend the meeting. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that record holder or your most recent brokerage account statement that confirms your ownership of those shares as of March 23, 2017. For security reasons, we also may require photo identification for admission.

Where can I find directions to the annual meeting?

              Directions to Goodlettsville City Hall, where we will hold the annual meeting, are posted on the "Investor Information" section of our website located at www.dollargeneral.com.

Will the annual meeting be webcast?

              Yes. You are invited to visit the "News and Events—Events and Presentations" section of the "Investor Information" section of our website located at www.dollargeneral.com at 9:00 a.m., Central Time, on May 31, 2017 to access the live webcast of the annual meeting. An archived copy of the webcast will be available on our website for at least 60 days. The information on our website, however, is not incorporated by reference into, and does not form a part of, this proxy statement.

VOTING MATTERS

How many votes must be present to hold the annual meeting?

              A quorum, consisting of the presence in person or by proxy of the holders of a majority of shares of our common stock outstanding on March 23, 2017, must exist to conduct any business at the meeting.

What if a quorum is not present at the annual meeting?

              If a quorum is not present at the meeting, any officer entitled to preside at or to act as Secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

What am I voting on?

              You will be asked to vote:

•	on the election of 8 directors listed in this proxy statement;
•

on the approval of the material terms of the performance goals under our Amended and Restated 2007 Stock Incentive Plan (the "Stock Incentive Plan") for purposes of compensation deductibility under Internal Revenue Code Section 162(m) and the limit on non-employee director compensation set forth in the Stock Incentive Plan;

•

on the approval of the material terms of the performance goals under our Amended and Restated Annual Incentive Plan (the "Annual Incentive Plan") for purposes of compensation deductibility under Internal Revenue Code Section 162(m);

•	on the approval on an advisory basis of our named executive officer compensation as disclosed in this proxy statement;
•	on an advisory basis on the frequency of holding future advisory votes on our named executive officer compensation; and
•	on the ratification of the appointment of our independent registered public accounting firm (the "independent auditor") for 2017.

May other matters be raised at the annual meeting?

              We are unaware of other matters to be acted upon at the meeting. Under Tennessee law and our governing documents, no other non-procedural business may be raised at the meeting unless proper notice has been given to shareholders. If other business is properly raised, your proxies have authority to vote as they think best, including to adjourn the meeting.

Who is entitled to vote at the annual meeting?

              You may vote if you owned shares of Dollar General common stock at the close of business on March 23, 2017. As of that date, there were 274,892,175 shares of Dollar General common stock outstanding and entitled to vote. Each share is entitled to one vote on each matter.

What is the difference between a "shareholder of record" and a "street name" holder?

              You are a "shareholder of record" if your shares are registered directly in your name with Wells Fargo Shareowner Services, our transfer agent. You are a "street name" holder if your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian.

How do I vote?

              If you are a shareholder of record, you may vote your proxy over the telephone or Internet or, if you received printed proxy materials, by marking, signing, dating and returning the printed proxy card in the enclosed envelope. Please refer to the instructions on the Notice of Internet Availability or proxy card, as applicable. Alternatively, you may vote in person at the meeting.

              If you are a street name holder, your broker, bank, or other nominee will provide materials and instructions for voting your shares. You may vote in person at the meeting if you obtain and bring to the meeting a legal proxy from your broker, banker, trustee or other nominee giving you the right to vote the shares.

What if I receive more than one Notice of Internet Availability or proxy card?

              You will receive multiple Notices of Internet Availability or proxy cards if you hold shares in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts. Street name holders will receive the Notice of Internet Availability or proxy card or other voting information, along with voting instructions, from their brokers. Please vote the shares represented by each Notice of Internet Availability or proxy card you receive to ensure that all your shares are voted.

How will my proxy be voted?

              The persons named on the proxy card will vote your proxy as you direct or, if you return a signed proxy card or complete the Internet or telephone voting procedures but do not specify how you want to vote your shares: "FOR" all directors nominated in this proxy statement; "FOR" the approval of the matters pertaining to the Stock Incentive Plan; "FOR" the approval of the matters pertaining to the Annual Incentive Plan; "FOR" approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules; on an advisory basis, for a frequency of once every "3 YEARS" for future advisory votes on our named executive officer compensation; and "FOR" ratification of Ernst & Young LLP as our independent auditor for 2017.

Can I change my mind and revoke my proxy?

              Yes. A shareholder of record may revoke a proxy given pursuant to this solicitation by:

•	signing a valid, later-dated proxy card and submitting it so that it is received before the annual meeting in accordance with the instructions included in the proxy card;
•	at or before the annual meeting, submitting to our Corporate Secretary a written notice of revocation dated later than the date of the proxy;
•	submitting a later-dated vote by telephone or Internet no later than 11:59 p.m., Eastern time, on May 30, 2017; or
•	attending the annual meeting and voting in person.

              Your attendance at the annual meeting, by itself, will not revoke your proxy.

              A street name holder may revoke a proxy given pursuant to this solicitation by following the instructions of the bank, broker, trustee or other nominee who holds his or her shares.

How many votes are needed to elect directors?

              To be elected at the annual meeting, a nominee must receive the affirmative vote of a majority of votes cast by holders of shares entitled to vote at the meeting. Under our Amended and Restated Charter, the "affirmative vote of a majority of votes cast" means that the number of votes cast in favor of a nominee's election exceeds the number of votes cast against his or her election. You may vote in favor of or against the election of each nominee, or you may elect to abstain from voting your shares.

What happens if a director fails to receive the required vote for election?

              An incumbent director who does not receive the required vote for election at the annual meeting must promptly tender a resignation as a director for the Board's consideration pursuant to our Board-approved director resignation policy outlined in our Corporate Governance Guidelines. Each director standing for re-election at the annual meeting has agreed to resign, effective upon the Board's acceptance of such resignation, if he or she does not receive a majority vote. If the Board rejects the offered resignation, the director will continue to serve until the next annual shareholders' meeting and until his or her successor is duly elected or his or her earlier resignation or removal in accordance with our Bylaws. If the Board accepts the offered resignation, the Board, in its sole discretion, may fill the resulting vacancy or decrease the size of the Board.

How many votes are needed to approve other matters?

              The proposals pertaining to the Stock Incentive Plan and to the Annual Incentive Plan, the proposal to approve on an advisory basis the compensation of our named executive officers, and the proposal to ratify the appointment of our independent auditor for 2017 will be approved if the votes cast in favor of the applicable proposal exceed the votes cast against it. The vote on the compensation of our named executive officers is advisory and, therefore, not binding on Dollar General, our Board of Directors, or its Compensation Committee. With respect to these proposals, and any other matter properly brought before the annual meeting, you may vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

              For the advisory vote on the frequency of future advisory votes on our named executive officer compensation, the option of 1 year, 2 years or 3 years that receives the highest number of votes cast by shareholders will be the frequency that has been selected by shareholders. However, because this vote is advisory and not binding on Dollar General or our Board of Directors in any way, our Board may decide that it is in the best interests of our shareholders and Dollar General to hold such advisory votes more or less frequently than the option selected by our shareholders. With respect to this proposal, you may vote by choosing the option of 1 year, 2 years, or 3 years, or you may elect to abstain from voting your shares.

What are broker non-votes?

              Although your broker is the record holder of any shares that you hold in street name, it must vote those shares pursuant to your instructions. If you do not provide instructions, your broker may exercise discretionary voting power over your shares for "routine" items but not for "non-routine" items. All matters described in this proxy statement, except for the ratification of the appointment of our independent auditor, are considered to be non-routine matters.

              "Broker non-votes" occur when shares held of record by a broker are not voted on a matter because the broker has not received voting instructions from the beneficial owner and either lacks or declines to exercise the authority to vote the shares in its discretion.

How will abstentions and broker non-votes be treated?

              Abstentions and broker non-votes, if any, will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present but will not be counted as votes cast either in favor of or against a particular proposal and will have no effect on the outcome of a particular proposal.

PROPOSAL 1:
ELECTION OF DIRECTORS

What is the structure of the Board of Directors?

              Our Board of Directors must consist of 1 to 15 directors, with the exact number, currently fixed at 8, set by the Board. All directors are elected annually by our shareholders.

Who are the nominees this year?

              The nominees for the Board of Directors consist of the 8 current directors. If elected, each nominee would hold office until the 2018 annual meeting of shareholders and until his or her successor is elected and qualified, subject to any earlier resignation or removal. These nominees, their ages at the date of this proxy statement and the calendar year in which they first became a director are listed in the table below.

Name	Age	Director Since
Warren F. Bryant	71	2009
Michael M. Calbert	54	2007
Sandra B. Cochran	58	2012
Patricia D. Fili-Krushel	63	2012
Paula A. Price	55	2014
William C. Rhodes, III	51	2009
David B. Rickard	70	2010
Todd J. Vasos	55	2015

What are the backgrounds of this year's nominees?

              Mr. Bryant served as the President and Chief Executive Officer of Longs Drug Stores Corporation, a retail drugstore chain on the West Coast and in Hawaii, from 2002 through 2008 and as its Chairman of the Board from 2003 through his retirement in 2008. Prior to joining Longs Drug Stores, he served as a Senior Vice President of The Kroger Co., a retail grocery chain, from 1999 to 2002. Mr. Bryant has served as a director of Office Depot, Inc. since November 2013 and Loblaw Companies Limited of Canada since May 2013 and served as a director of OfficeMax Incorporated from 2004 to 2013.

              Mr. Calbert has served as our Chairman of the Board since January 30, 2016. He joined KKR & Co. L.P. ("KKR") in January 2000 and was directly involved with several KKR portfolio companies until his retirement in January 2014. Mr. Calbert led the Retail industry team within KKR's Private Equity platform prior to his retirement and served as a consultant to KKR from his retirement until June 2015. Mr. Calbert joined Randall's Food Markets beginning in 1994 and served as the Chief Financial Officer from 1997 until it was sold in September 1999. Mr. Calbert also previously worked as a certified public accountant and consultant with Arthur Andersen Worldwide from 1985 to 1994, where his primary focus was the retail and consumer industry. He previously served as our Chairman of the Board from July 2007 until December 2008 and as our lead director from March 2013 until his re-appointment as our Chairman of the Board in January 2016.

              Ms. Cochran has served as a director and as President and Chief Executive Officer of Cracker Barrel Old Country Store, Inc. since September 2011. She joined Cracker Barrel in April 2009 as Executive Vice President and Chief Financial Officer, and was named President and Chief Operating Officer in November 2010. She was previously Chief Executive Officer at book retailer Books-A-Million, Inc. from February 2004 to April 2009. She also served as that company's President (August 1999—February 2004), Chief Financial Officer (September 1993—August 1999) and Vice President of Finance (August 1992—September 1993). Ms. Cochran has served as a director of Lowe's Companies, Inc. since January 2016.

              Ms. Fili-Krushel is the former Executive Vice President for NBCUniversal where she served as a strategist and key advisor to the CEO of NBCUniversal from April 2015 to November 2015. She served as Chairman of NBCUniversal News Group, a division of NBCUniversal Media, LLC, composed of NBC News, CNBC, MSNBC and the Weather Channel, from July 2012 until April 2015. She previously served as Executive Vice President of NBCUniversal (January 2011—July 2012) with a broad portfolio of functions reporting to her, including operations and technical services, business strategy, human resources and legal. Prior to NBCUniversal, Ms. Fili-Krushel was Executive Vice President of Administration at Time Warner Inc. (July 2001—December 2010) where her responsibilities included oversight of philanthropy, corporate social responsibility, human resources, worldwide recruitment, employee development and growth, compensation and benefits, and security. Before joining Time Warner in July 2001, Ms. Fili-Krushel had been Chief Executive Officer of WebMD Health Corp. since April 2000. From July 1998 to April 2000, Ms. Fili-Krushel was President of the ABC Television Network, and from 1993 to 1998 she served as President of ABC Daytime. Before joining ABC, she had been with Lifetime Television since 1988. Prior to Lifetime, Ms. Fili-Krushel held several positions with Home Box Office. Before joining HBO, Ms. Fili-Krushel worked for ABC Sports in various positions.

              Ms. Price has been Senior Lecturer at Harvard Business School in the Accounting and Management Unit since July 2014. She was Executive Vice President and Chief Financial Officer of Ahold USA from May 2009 until January 2014. At Ahold, which operates more than 700 supermarkets under the Stop & Shop, Giant and Martin's names as well as the Peapod online grocery delivery service, Ms. Price was responsible for finance, accounting and shared services, strategic planning, real estate development, store format and construction, and information technology. Before joining Ahold, she was the Senior Vice President, Controller and Chief Accounting Officer at CVS Health Corporation (formerly CVS Caremark Corporation) from July 2006 until August 2008. Earlier in her career, Ms. Price served as the Chief Financial Officer for the Institutional Trust Services division of JPMorgan Chase (from August 2002 until September 2005) and held several other senior management positions in the U.S. and the U.K. in the financial services and consumer packaged goods industries. A certified public accountant, she began her career at Arthur Andersen & Co. Ms. Price also has served as a director of Accenture plc since May 2014 and Western Digital Corporation since July 2014 and served as a director of Charming Shoppes, Inc. (Lane Bryant, Catherine's, Fashion Bug, Cacique and Figi's brands) from March 2011 until it was sold in June 2012.

              Mr. Rhodes was elected Chairman of AutoZone, Inc., a specialty retailer and distributor of automotive replacement parts and accessories, in June 2007. He has served as President and Chief Executive Officer and as a director of AutoZone since 2005. Prior to his appointment as President and Chief Executive Officer, Mr. Rhodes was Executive Vice President—Store Operations and Commercial. Prior to 2004, he had been Senior Vice President—Supply Chain and Information Technology since 2002, and prior thereto had been Senior Vice President—Supply Chain since 2001. Prior to that time, he served in various capacities with AutoZone since 1994, including Vice President—Stores in 2000, Senior Vice President—Finance and Vice President—Finance in 1999, and Vice President—Operations Analysis and Support from 1997 to 1999. Prior to 1994, Mr. Rhodes was a manager with Ernst & Young LLP.

              Mr. Rickard served as the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of CVS Health Corporation (formerly CVS Caremark Corporation), a retail pharmacy chain and provider of healthcare services and pharmacy benefits management, from September 1999 until his retirement in December 2009. Prior to joining CVS, Mr. Rickard was the Senior Vice President and Chief Financial Officer of RJR Nabisco Holdings Corporation from March 1997 to August 1999. Previously, he was Executive Vice President of International Distillers and Vintners Americas. Mr. Rickard was a director of Jones Lang LaSalle Incorporated from July 2007 to May 2016 and a director of Harris Corporation from October 2001 until October 2016.

              Mr. Vasos has served as Chief Executive Officer and a member of our Board since June 2015. He joined Dollar General in December 2008 as Executive Vice President, Division President and Chief Merchandising Officer. He was promoted to Chief Operating Officer in November 2013. Prior to joining Dollar General, Mr. Vasos served in executive positions with Longs Drug Stores Corporation for seven years, including Executive Vice President and Chief Operating Officer (February 2008 through November 2008) and Senior Vice President and Chief Merchandising Officer (2001—2008), where he was responsible for all pharmacy and front-end marketing, merchandising, procurement, supply chain, advertising, store development, store layout and space allocation, and the operation of three distribution centers. He also previously served in leadership positions at Phar-Mor Food and Drug Inc. and Eckerd Corporation.

How are directors identified and nominated?

              All nominees for election as directors at the annual meeting currently serve on our Board of Directors and were nominated by the Board for re-election upon the recommendation of the Nominating and Governance Committee (the "Nominating Committee"). The Nominating Committee is responsible for identifying, evaluating and recommending director candidates, while our Board is responsible for nominating the director slate for election at the annual meeting.

              The Nominating Committee's charter and our Corporate Governance Guidelines require the Nominating Committee to consider candidates recommended by our shareholders, if such recommendations are submitted within the same deadlines and provide the same information that is required for nominating candidates pursuant to the advance notice provisions of our Bylaws (see "Can shareholders nominate or recommend directors?" below), and to apply the same criteria to the evaluation of those candidates as it applies to other director candidates. The Nominating Committee also may use a variety of other methods to identify potential director candidates, such as recommendations by our directors, management, or third-party search firms.

              Our employment agreement with Mr. Vasos requires that we nominate him to serve as a member of our Board each year that he is slated for re-election by our shareholders. Our failure to do so could give rise to a claim for breach of contract and may constitute good reason for employment termination by Mr. Vasos under the employment agreement.

How are nominees evaluated; what are the minimum qualifications?

              Subject to Mr. Vasos's employment agreement discussed above, the Nominating Committee is charged with recommending to the Board of Directors only those candidates that it believes are qualified to serve as Board members consistent with the criteria for selection of new directors adopted from time to time by the Board and who have not achieved the age of 76, unless the Board has approved an exception to this limit on a case by case basis. If a waiver is granted, it will be reviewed annually.

              We have a written policy to endeavor to achieve a mix of Board members that represent a diversity of background and experience in areas that are relevant to our business. To implement this policy, the Committee assesses diversity by evaluating each candidate's individual qualifications in the context of how that candidate would relate to the Board as a whole and also considers more traditional concepts of diversity. The Committee periodically assesses the effectiveness of this policy by considering whether the Board as a whole represents such diverse experience and composition and by recommending to the Board changes to the criteria for selection of new directors as appropriate. The Committee recommends candidates, including those submitted by shareholders, only if it believes the candidate's knowledge, experience and expertise would strengthen the Board and that the candidate is committed to representing the long-term interests of all Dollar General shareholders.

              The Nominating Committee assesses a candidate's independence, background and experience, as well as the current Board's skill needs and diversity. With respect to incumbent directors considered for re-election, the Committee also assesses each director's meeting attendance record and suitability for continued service. In addition, the Committee determines that all nominees are in a position to devote an adequate amount of time to the effective performance of director duties and possess the following characteristics: integrity and accountability, informed judgment, financial literacy, a cooperative approach, a record of achievement, loyalty, and the ability to consult with and advise management.

What particular experience, qualifications, attributes or skills led the Board of Directors to conclude that each nominee should serve as a director of Dollar General?

              Our Board of Directors believes that each of the nominees can devote an adequate amount of time to the effective performance of director duties and possesses the minimum qualifications identified above. The Board has determined that the nominees, as a whole, complement each other, meet the Board's skill needs, and represent diverse experience at policy-making levels in areas relevant to our business. The Board also considered the following in determining that the nominees should serve as directors of Dollar General:

              Mr. Bryant has over 40 years of retail experience, including experience in marketing, merchandising, operations and finance. His substantial experience in leadership and policy-making roles at other retail companies, together with his current and former experience as a board member for certain other retailers, provides him with an extensive understanding of our industry, as well as with valuable executive management skills and the ability to effectively advise our CEO.

              Mr. Calbert has considerable experience in managing private equity portfolio companies and is familiar with corporate finance and strategic business planning activities. As the former head of KKR's Retail industry team, Mr. Calbert has a strong background and extensive experience in advising and managing companies in the retail industry, including evaluating business strategies, financial plans and structures, and management teams. His former service on various private company boards in the retail industry further strengthens his knowledge and experience within our industry. Mr. Calbert also has a significant financial and accounting background evidenced by his prior experience as the chief financial officer of a retail company and his 10 years of practice as a certified public accountant.

              Ms. Cochran brings over 20 years of retail experience to Dollar General as a result of her current and former roles at Cracker Barrel Old Country Store and her former roles at Books-A-Million. This experience allows her to provide additional support and perspective to our CEO and our Board. In addition, Ms. Cochran's industry and executive experience provides leadership, consensus-building, strategic planning, risk management and budgeting skills. Ms. Cochran also has significant financial experience, having served as the chief financial officer of two public companies and as vice president, corporate finance of SunTrust Securities, Inc., and our Board has determined that she qualifies as an audit committee financial expert.

              Ms. Fili-Krushel's background increases the breadth of experience of our Board as a result of her extensive executive experience overseeing the business strategy, philanthropy, corporate social responsibility, human resources, recruitment, employee growth and development, compensation and benefits, and legal functions at large public companies in the media industry. In addition, her understanding of consumer behavior based on her knowledge of viewership patterns and preferences provides additional perspective to our Board in understanding our customer base.

              Ms. Price brings broad experience across finance, general management and strategy gained from her service in senior executive and management positions at major corporations across several industries, including as Chief Financial Officer of Ahold USA before her retirement in 2014. Ms. Price's numerous years of experience as a certified public accountant, former chief financial officer and former chief accounting officer provide our Board with valuable experience and insight into accounting and finance matters, and consequently, our Board has determined that Ms. Price is an audit committee financial expert. She also brings to our Board a valuable perspective as a member of the faculty at the Harvard Business School and from her service as a board member of several public companies.

              Mr. Rhodes has over 20 years of experience in the retail industry, including extensive experience in operations, supply chain and finance, among other areas. This background serves as a strong foundation for offering invaluable perspective and expertise to our CEO and our Board. In addition, his experience as a board chairman and chief executive officer of a public retail company provides leadership, consensus-building, strategic planning and budgeting skills, as well as extensive understanding of both short- and long-term issues confronting the retail industry. Mr. Rhodes also has a strong financial background.

              Mr. Rickard held senior management and executive positions for much of his 38 years in the corporate world. He has significant retail experience and a diverse retail industry background, including previous experience serving on the board of another retail company. He also has an extensive financial and accounting background, having served as the chief financial officer of two public companies, including a large retailer. As a result, our Board has determined that Mr. Rickard is an audit committee financial expert and has elected him to serve as the Chairman of the Audit Committee. Mr. Rickard's financial experience within the retail industry also brings expertise and perspective to our Board's discussions regarding strategic planning and budgeting.

              Mr. Vasos has extensive retail experience, including over 8 years with Dollar General. His experience overseeing the merchandising, operations, marketing, advertising, procurement, supply chain, store development, store layout and space allocation functions of other retail companies bolsters Mr. Vasos's thorough understanding of all key areas of our business. In addition, Mr. Vasos's service in leadership and policy-making positions of other retail companies has provided him with the necessary leadership skills to effectively guide and oversee the direction of Dollar General and with the consensus-building skills required to lead our management team.

              Acting upon the Nominating Committee's recommendation, and after concluding that these nominees possess the appropriate experience, qualifications, attributes and skills, our Board has unanimously nominated these individuals to be elected by our shareholders at our annual meeting.

Can shareholders nominate or recommend directors?

              Yes. Shareholders can nominate directors by following the advance notice procedures outlined in our Bylaws. In addition, shareholders can recommend candidates for consideration by our Nominating Committee by submitting such recommendations within the same deadlines and providing the same information that is required for nominating candidates pursuant to the advance notice provisions in our Bylaws. In short, the shareholder must deliver a written notice to our Corporate Secretary at 100 Mission Ridge, Goodlettsville, Tennessee 37072 for receipt no earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the prior year's annual meeting. However, if the meeting is held more than 30 days before or more than 60 days after such anniversary date, the notice must be received no earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of such annual meeting. If the first public announcement of the annual meeting date is less than 100 days prior to the date of such annual meeting, the notice must be received by the 10th day following the public announcement date.

              The notice must contain all information required by our Bylaws about the shareholder proposing the nominee and about the nominee, which generally includes:

   •
  the nominee's name, age, business and residence addresses, and principal occupation or employment;

   •
  the class and number of shares of Dollar General common stock beneficially owned by the nominee and by the shareholder proposing the nominee;

   •
  any other information relating to the nominee that is required to be disclosed in proxy solicitations with respect to nominees for election as directors pursuant to Regulation 14A of the Securities Exchange Act of 1934 (including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected);

   •
  the name and address of the shareholder proposing the nominee as they appear on our record books, and the name and address of the beneficial holder (if applicable);

   •
  any other interests of the proposing shareholder or the proposing shareholder's immediate family in the securities of Dollar General, including interests the value of which is based on increases or decreases in the value of securities of Dollar General or the payment of dividends by Dollar General;

   •
  a description of all compensatory arrangements or understandings between the proposing shareholder and each nominee; and

   •
  a description of all arrangements or understandings between the proposing shareholder and each nominee and any other person pursuant to which the nomination is to be made by the shareholder.

              In addition, we have a "proxy access" provision in our Bylaws that, beginning with our 2018 annual meeting of shareholders, permits eligible shareholders to nominate candidates for election to our Board. Proxy access candidates will be included in our proxy statement and ballot subject to the terms and conditions set forth in Article I, Section 12 of our Bylaws. The proxy access provision in our Bylaws provides that holders of at least 3% of our outstanding shares, held by up to 20 shareholders, holding the shares continuously for at least 3 years, can nominate up to 20% of our Board for election at an annual shareholders' meeting. A shareholder who wishes to formally nominate a proxy access candidate must follow the procedures and comply with the deadlines described in Article I, Section 12 of our Bylaws. For more specific information regarding these deadlines in respect of the 2018 annual meeting of shareholders, see "Shareholder Proposals for 2018 Annual Meeting" below.

              You should consult our Bylaws, posted on the "Investor Information—Corporate Governance" section of our website located at www.dollargeneral.com, for more detailed information regarding the processes described above by which shareholders may nominate directors, as the information above is a summary only. No shareholder nominees have been submitted for this year's annual meeting.

What if a nominee is unwilling or unable to serve?

              That is not expected to occur. If it does, the persons designated as proxies on the proxy card are authorized to vote your proxy for a substitute designated by our Board of Directors.

Are there any familial relationships between any of the nominees?

              There are no familial relationships between any of the nominees or between any of the nominees and any of our executive officers.

What does the Board of Directors recommend?

              Our Board unanimously recommends that you vote FOR the election of each of the director nominees.

CORPORATE GOVERNANCE

Does the Board of Directors have standing Audit, Compensation and Nominating Committees?

              Yes. Our Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee. The Board has adopted a written charter for each of these committees, which are available on the "Investor Information—Corporate Governance" section of our website located at www.dollargeneral.com. Current information regarding these committees is set forth below. In addition to the committee functions outlined below, each such committee performs an annual self-evaluation, periodically reviews and reassesses its charter, and evaluates and makes recommendations concerning shareholder proposals that are within the committee's expertise.

Name of Committee & Members	Committee Functions

AUDIT: Mr. Rickard, Chairman Mr. Bryant Ms. Cochran Ms. Price

•

Selects independent auditor and discusses qualifications and experience of lead audit partner candidate(s) (committee's Chairman also interviews such candidates(s))

•

Pre-approves audit engagement fees and terms and all permitted non-audit services and fees

•

Reviews annual report on independent auditor's internal quality control procedures and any material issues raised by its most recent review of internal quality controls

•

Annually evaluates independent auditor's qualifications, performance and independence, as well as lead audit partner, and periodically considers advisability of audit firm rotation

•

Discusses audit scope and any audit problems or difficulties

•

Sets policies regarding hiring of current and former employees of independent auditor

•

Discusses annual audited and quarterly unaudited financial statements with management and independent auditor

•

Discusses types of information to be disclosed in earnings press releases and provided to analysts and rating agencies

•

Discusses policies governing process by which risk assessment and risk management are undertaken

•

Reviews CEO/CFO disclosures regarding any significant deficiencies or material weaknesses in our internal control over financial reporting

•

Reviews internal audit activities, projects and budget

•

Establishes procedures for receipt, retention and treatment of complaints regarding accounting or internal controls

•

Discusses with our general counsel legal matters having an impact on financial statements

•

Furnishes committee report required in our proxy statement

Name of Committee & Members	Committee Functions

COMPENSATION: Mr. Bryant, Chairman Ms. Fili-Krushel Mr. Rhodes

•

Reviews and approves corporate goals and objectives relevant to CEO compensation

•

Determines executive officer compensation (in case of CEO compensation, with opportunity to ratify by independent directors) and recommends Board compensation for Board approval

•

Oversees overall compensation philosophy and principles

•

Establishes short-term and long-term incentive compensation programs for senior officers and approves all equity awards

•

Oversees share ownership guidelines and holding requirements for Board members and senior officers

•

Oversees evaluation process for senior officers

•

Reviews and discusses disclosure regarding executive compensation, including Compensation Discussion and Analysis and compensation tables (in addition to preparing a report on executive compensation for our proxy statement)

•

Selects and determines fees of its compensation consultant

•

Oversees and evaluates independence of its compensation consultant and other advisors

NOMINATING AND	• Develops and recommends criteria for selecting new directors
GOVERNANCE:	• Screens and recommends to our Board individuals qualified to serve
Mr. Rhodes, Chairman Ms. Cochran Ms. Fili-Krushel

    on our Board

•

Recommends Board committee structure and membership

•

Recommends persons to fill Board and committee vacancies

•

Develops and recommends Corporate Governance Guidelines and corporate governance practices

•

Oversees process governing annual Board, committee and director evaluations

Does Dollar General have an audit committee financial expert serving on its Audit Committee?

              Yes. Our Board has determined that each of Mr. Rickard, Ms. Cochran and Ms. Price is an audit committee financial expert who is independent as defined in NYSE listing standards and in our Corporate Governance Guidelines. The SEC has determined that designation as an audit committee financial expert will not cause a person to be deemed to be an "expert" for any purpose.

How often did the Board and its committees meet in 2016?

              During 2016, our Board, Audit Committee, Compensation Committee and Nominating Committee met 7, 6, 6 and 3 times, respectively. Each incumbent director attended at least 75% of the total of all meetings of the Board and all committees on which he or she served which were held during the period for which he or she was a director and a member of each applicable committee.

What is Dollar General's policy regarding Board member attendance at the annual meeting?

              Our Board of Directors has adopted a policy that all directors should attend annual shareholders' meetings unless attendance is not feasible due to unavoidable circumstances. All persons serving as Board members at the time attended the 2016 annual shareholders' meeting.

Does Dollar General separate the positions of Chairman and CEO?

              Yes. Mr. Calbert, an independent director, serves as our Chairman of the Board. This decision affords our CEO the opportunity to focus his time and energy on managing our business and allows our Chairman to devote his time and attention to matters of Board oversight and governance. The Board, however, recognizes that no single leadership model is right for all companies and at all times, and the Board will review its leadership structure as appropriate to ensure it continues to be in the best interests of Dollar General and our shareholders.

              To further promote effective independent Board leadership, the Board has adopted a number of additional governance practices, including:

   •
  Ensuring opportunity after each regularly scheduled Board meeting for executive sessions of the independent directors and, if not all non-management directors are independent, of the non-management directors. Mr. Calbert, as Chairman, presides over all such sessions.

   •
  Conducting annual performance evaluations of the CEO.

   •
  Conducting annual Board and committee self-evaluations.

Does the Board of Directors evaluate the performance of Board members?

              Yes. As part of its responsibility for overseeing the evaluation of the Board of Directors, the Nominating Committee approves an evaluation process to be followed by the Board and each standing committee and encourages our directors to provide candid feedback on any Board member to the Chairman of the Nominating Committee or the Chairman of the Board. Such chairmen meet at least annually to review any such feedback and any other information related to individual director performance and to discuss what, if any, response or follow-up action is appropriate and in Dollar General's best interests.

What is the Board of Director's role in risk oversight?

              Our Board of Directors and its committees have an important role in our risk oversight process. Our Board regularly reviews with management our financial and business strategies, including relevant material risks as appropriate. Our General Counsel also periodically provides information to the Board regarding our insurance coverage and programs as well as litigation risks.

              The Audit Committee discusses our risk assessment and risk management procedures, primarily through oversight of our enterprise risk management program. Our Internal Audit department coordinates that program, which entails review and documentation of our comprehensive risk management practices. The program evaluates internal and external risks, identifies mitigation strategies, and assesses any remaining residual risk. The program is updated through interviews with senior management and our Board, review of strategic initiatives, review of upcoming legislative or regulatory changes, review of certain internal metrics and review of other outside information concerning business, financial, legal, reputational, and other risks. The results are presented to the Audit Committee at least annually, and categories with high residual risk, along with their mitigation strategies, are reviewed quarterly. Our Audit Committee also quarterly reviews metrics and information pertaining to information security risks and mitigation.

              Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation program. As discussed under "Executive Compensation—Compensation Risk Considerations" below, the Compensation Committee also participates in periodic assessments of the risks relating to our overall compensation programs.

              While the Audit Committee and the Compensation Committee oversee the risk areas identified above, the entire Board is regularly informed about risks through the committee reporting process. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. Our Board believes this division of risk management responsibilities effectively addresses the material risks facing Dollar General. Our Board further believes that our leadership structure, described above, supports the risk oversight function of the Board as it allows our independent directors, through the three fully independent Board committees and in executive sessions of independent directors led by our independent Chairman of the Board, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Does Dollar General have a management succession plan?

              Yes. Our Corporate Governance Guidelines require our Board of Directors to coordinate with our CEO to ensure that a formalized process governs long-term management development and succession. Our Board formally reviews our management succession plan at least annually. Our comprehensive program encompasses not only our CEO and other executive officers but all employees through the front-line supervisory level. The program focuses on key succession elements, including identification of potential successors for positions where it has been determined that internal succession is appropriate, assessment of each potential successor's level of readiness, and preparation of individual growth and development plans. With respect to CEO succession planning, our long-term business strategy is also considered. In addition, we maintain at all times, and review with the Board periodically, a confidential procedure for the timely and efficient transfer of the CEO's responsibilities in the event of an emergency or his sudden incapacitation or departure.

Are there share ownership guidelines and holding requirements for Board members and senior officers?

              Yes. Details of our share ownership guidelines and holding requirements for Board members and senior officers are included in our Corporate Governance Guidelines. See "Compensation Discussion and Analysis" and "Director Compensation" for more information on such ownership guidelines and holding requirements for senior officers and Board members, respectively.

How can I communicate with the Board of Directors?

              Our Board-approved process for security holders and other interested parties to contact the Board of Directors, a particular director, or the non-management directors or the independent directors as a group is described on www.dollargeneral.com under "Investor Information—Corporate Governance."

Where can I find more information about Dollar General's corporate governance practices?

              Our governance-related information is posted on www.dollargeneral.com under "Investor Information—Corporate Governance," including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, the charter of each of the Audit Committee, the Compensation Committee and the Nominating Committee, and the name(s) of the person(s) chosen to lead the executive sessions of the non-management directors and of the independent directors. This information is available in print to any shareholder who sends a written request to: Investor Relations, Dollar General Corporation, 100 Mission Ridge, Goodlettsville, Tennessee 37072.

DIRECTOR COMPENSATION

              The following table and text summarize the compensation earned by or paid to each of our non-employee directors for 2016. Mr. Vasos was not separately compensated for his service on the Board; his executive compensation is discussed under "Executive Compensation" below. We have omitted the columns pertaining to non-equity incentive plan compensation and change in pension value and nonqualified deferred compensation earnings because they are inapplicable.

Fiscal 2016 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Warren F. Bryant	109,500	136,206	—	1,782	247,488
Michael M. Calbert	85,000	351,055	—	1,782	437,837
Sandra B. Cochran	85,000	136,206	—	1,782	222,988
Patricia D. Fili-Krushel	85,000	136,206	—	1,782	222,988
Paula A. Price	85,000	136,206	—	1,776	222,982
William C. Rhodes, III	100,000	136,206	—	1,782	237,988
David B. Rickard	107,500	136,206	—	1,782	245,488

(1)
In addition to the annual Board retainer, Mr. Bryant earned $4,500 for three excess meetings, and Messrs. Bryant, Rhodes and Rickard also earned an annual retainer for service as the Chairman of the Compensation Committee, the Nominating Committee and the Audit Committee, respectively.

(2)
Represents the grant date fair value of restricted stock units ("RSUs") awarded to Mr. Calbert on February 1, 2016 ($214,849) for his annual Chairman of the Board retainer, as well as to each director (including Mr. Calbert) on May 25, 2016 ($136,206), in each case computed in accordance with FASB ASC Topic 718. Information regarding assumptions made in the valuation of these awards is included in Note 9 of the annual consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended February 3, 2017, filed with the SEC on March 24, 2017 (our "2016 Form 10-K"). As of February 3, 2017, each of the persons listed in the table above had the following total unvested RSUs outstanding (including additional RSUs credited as a result of dividend equivalents earned with respect to the RSUs): each of Messrs. Bryant, Calbert, Rhodes and Rickard and Mss. Cochran and Fili-Krushel (1,939); and Ms. Price (1,936).

(3)
There were no stock options awarded to any director listed in the table above during fiscal 2016, as the Board chose to eliminate stock option awards as part of director compensation beginning in fiscal 2015. As of February 3, 2017, each of the persons listed in the table above had the following total unexercised stock options outstanding (whether or not then exercisable): each of Messrs. Bryant, Calbert and Rhodes (21,756); Ms. Cochran (13,120); Ms. Fili-Krushel (12,892); Ms. Price (4,795); and Mr. Rickard (21,513).

(4)
Represents the dollar value of dividends paid, accumulated or credited on unvested RSUs. Perquisites and personal benefits, if any, totaled less than $10,000 per director and therefore are not included in the table.

              We do not compensate for Board service any director who also serves as our employee. We will reimburse directors for certain fees and expenses incurred in connection with continuing education seminars and for travel and related expenses related to Dollar General business.

              Each non-employee director receives payment (prorated as applicable) for a fiscal year in quarterly installments of the following cash compensation, as applicable, along with an annual award of RSUs, payable in shares of our common stock, under our Stock Incentive Plan having the estimated value listed below:

Board Retainer ($)	Audit Committee Chairman Retainer ($)	Compensation Committee Chairman Retainer ($)	Nominating Committee Chairman Retainer ($)	Per Meeting Fee for Meetings Attended in Excess of 16 During FY ($)	Estimated Value of Equity Award ($)
85,000	22,500	20,000	15,000	1,500	135,000

              The RSUs are awarded annually to those non-employee directors who are elected or re-elected at the annual shareholders' meeting and to any new director appointed after such meeting but before February 1 of a given year. The RSUs are scheduled to vest on the first anniversary of the grant date subject to certain accelerated vesting conditions. Directors may elect to defer receipt of shares underlying the RSUs.

              In addition to the fees outlined above, the Chairman of the Board receives an annual retainer delivered in the form of RSUs, payable in shares of our common stock under our Stock Incentive Plan and scheduled to vest on the first anniversary of the grant date, subject to certain accelerated vesting conditions, having an estimated value of $200,000.

              The form and amount of director compensation as outlined above were recommended by the Compensation Committee, and approved by the Board, after taking into account market benchmarking data, recommendations of the Committee's compensation consultant, and, for the additional equity award to the Chairman, the amount of time anticipated to be devoted to services to the Company.

              In addition, our Board has recommended that shareholders approve a $750,000 annual limit on total non-employee director compensation as set forth in our Stock Incentive Plan. See "Proposal 2" below.

              Up to 100% of cash fees earned for Board services in a fiscal year may be deferred under the Non-Employee Director Deferred Compensation Plan. Benefits are payable upon separation from service in the form, as elected by the director at the time of deferral, of a lump sum distribution or monthly payments for 5, 10 or 15 years. Participating directors can direct the hypothetical investment of deferred fees into funds identical to those offered in our 401(k) Plan and will be credited with the deemed investment gains and losses. The amount of the benefit will vary depending on the fees the director has deferred and the deemed investment gains and losses. Benefits upon death are payable to the director's named beneficiary in a lump sum. In the event of a director's disability (as defined in the Non-Employee Director Deferred Compensation Plan), the unpaid benefit will be paid in a lump sum. Participant deferrals are not contributed to a trust, and all benefits are paid from Dollar General's general assets.

              Our non-employee directors are subject to share ownership guidelines, expressed as a multiple of the annual cash retainer payable for service on our Board, and holding requirements. The current ownership guideline is 5 times and should be acquired within 5 years of election to the Board. When the ownership guideline is increased, incumbent non-employee directors are allowed an additional year to acquire the incremental multiple. Each non-employee director is required to retain ownership of 50% of all net after-tax shares granted by Dollar General until the share ownership target is reached. Please see our Corporate Governance Guidelines for additional information. Administrative details pertaining to these matters are established by the Compensation Committee.

DIRECTOR INDEPENDENCE

Is Dollar General subject to the NYSE governance rules regarding director independence?

              Yes. A majority of our directors must satisfy the independence requirements set forth in the NYSE listing standards. The Audit Committee, the Compensation Committee and the Nominating Committee also must consist solely of independent directors to comply with NYSE listing standards and, in the case of the Audit Committee, with SEC rules. The NYSE listing standards define specific relationships that disqualify directors from being independent and further require that the Board affirmatively determine that a director has no material relationship with Dollar General in order to be considered "independent." The SEC's rules and NYSE listing standards contain separate definitions of independence for members of audit committees and compensation committees, respectively.

How does the Board of Directors determine director independence?

              The Board of Directors determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the NYSE listing standards and SEC rules as well as certain Board-adopted categorical independence standards. These guidelines are found in our Corporate Governance Guidelines, which are posted on the "Investor Information—Corporate Governance" section of our website located at www.dollargeneral.com.

              The Board first considers whether any director or nominee has a relationship covered by the NYSE listing standards that would prohibit an independence finding for Board or committee purposes. The Board then analyzes any relationship of the remaining eligible directors and nominees with Dollar General or our management that falls outside the parameters of the Board's separately adopted categorical independence standards to determine if that relationship is material. The Board may determine that a person who has a relationship outside such parameters is nonetheless independent because the relationship is not considered to be material. Any director who has a material relationship with Dollar General or its management is not considered to be independent. Absent special circumstances, the Board does not consider or analyze any relationship that falls within the parameters of the Board's separately adopted categorical independence standards.

Are all of the directors and nominees independent?

              No. Our Board of Directors consists of Warren F. Bryant, Michael M. Calbert, Sandra B. Cochran, Patricia D. Fili-Krushel, Paula A. Price, William C. Rhodes, David B. Rickard and Todd J. Vasos. Messrs. Rickard and Bryant and Mss. Cochran and Price serve on our Audit Committee, Messrs. Bryant and Rhodes and Ms. Fili-Krushel serve on our Compensation Committee, and Mr. Rhodes and Mss. Cochran and Fili-Krushel serve on our Nominating Committee.

              Our Board has affirmatively determined that Messrs. Bryant, Calbert, Rhodes and Rickard and Mss. Cochran, Fili-Krushel and Price, but not Mr. Vasos, are independent from our management under both the NYSE listing standards and our additional standards. Except as described below, any relationship between an independent director and Dollar General or our management fell within the Board-adopted categorical standards and, accordingly, was not reviewed or considered by our Board in making independence decisions. The Board also has determined that the current members of the Audit Committee, the Compensation Committee and the Nominating Committee meet the independence requirements for membership on those committees set forth in the NYSE listing standards, our additional standards and, as to the Audit Committee, SEC rules.

              In reaching the determination that Ms. Cochran is independent, the Board considered that Ms. Cochran's brother, Stephen Brophy, has been employed by the Company since 2009 and currently serves in a non-officer position. For 2016, Mr. Brophy earned from Dollar General total cash compensation (comprised of his base salary and bonus compensation) of less than $270,000 and received an annual equity award consisting of 1,958 non-qualified stock options, a target award of 224 performance share units, or "PSUs" (199 PSUs were ultimately earned as a result of our adjusted EBITDA and adjusted ROIC performance), and 224 RSUs. In March 2017, Mr. Brophy received an annual equity award consisting of 1,763 non-qualified stock options and 440 RSUs. All equity awards were granted on terms consistent with the annual equity awards received by all Dollar General employees at the same job grade level as Mr. Brophy and on terms substantially similar to the forms of award agreements on file with the SEC. We expect Mr. Brophy's total cash compensation for 2017 to not exceed $280,000.

              Mr. Brophy also is eligible to participate in employee benefits plans and programs available to our other full-time employees. Ms. Cochran does not serve on the Compensation Committee which approves decisions pertaining to Mr. Brophy's compensation and she does not participate in his performance evaluations. Mr. Brophy's cash compensation and equity awards were approved by the Compensation Committee pursuant to our related-party transactions approval policy.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Does the Board of Directors have a related-party transactions approval policy?

              Yes. Our Board of Directors has adopted a written policy for the review, approval or ratification of "related party" transactions. A "related party" for this purpose includes our directors, director nominees, executive officers and greater than 5% shareholders, and any of their immediate family members, and a "transaction" includes one in which (1) the total amount may exceed $120,000, (2) Dollar General is a participant, and (3) a related party will have a direct or indirect material interest (other than as a director or a less than 10% owner of another entity, or both).

              The policy requires prior Board approval for known related party transactions, subject to certain exceptions identified below. In addition, at least annually after receiving a list of immediate family members and affiliates from our directors and executive officers, relevant internal departments determine if any transactions were unknowingly entered into with a related party and the Board is presented with a list of any such transactions, subject to the exceptions identified below, for review. The related party may not participate in any discussion or approval of the transaction and must provide to the Board all material information concerning the transaction.

              Our Chairman and our CEO each is authorized to approve a related party transaction in which he is not involved if the total anticipated amount is less than $1 million and he informs the Board of the transaction. In addition, the transactions below are deemed pre-approved without Board review or approval:

   •
  Transactions involving a total amount that does not exceed the greater of $1 million or 2% of the entity's annual consolidated revenues (total consolidated assets in the case of a lender) if no related party who is an individual participates in the actual provision of services or goods to, or negotiations with, us on the entity's behalf or receives special compensation or benefit as a result.

   •
  Charitable contributions if the total amount does not exceed 2% of the recipient's total annual receipts and no related party who is an individual participates in the grant decision or receives any special compensation or benefit as a result.

   •
  Transactions where the interest arises solely from share ownership in Dollar General and all of our shareholders receive the same benefit on a pro rata basis.

   •
  Transactions where the rates or charges are determined by competitive bid.

   •
  Transactions for services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority.

   •
  Transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

   •
  Compensatory transactions available on a nondiscriminatory basis to all salaried employees generally, ordinary course business travel expenses and reimbursements, or compensatory arrangements to directors, director nominees or officers or any other related party that have been approved by the Board or an authorized committee.

What related-party transactions existed in 2016 or are planned for 2017?

              Other than compensation paid or to be paid during 2016 and 2017 to one of our non-officer employees who is a family member of Ms. Cochran, as discussed further under "Director Independence" above, there are no transactions that have occurred since the beginning of 2016, or any currently proposed transactions, that involve Dollar General and exceed $120,000 and in which a related party had or has a direct or indirect material interest.

EXECUTIVE COMPENSATION

              This section provides details of the compensation for fiscal 2016 for our named executive officers: Todd J. Vasos, Chief Executive Officer; John W. Garratt, Executive Vice President and Chief Financial Officer; Jeffery C. Owen, Executive Vice President, Store Operations; Rhonda M. Taylor, Executive Vice President and General Counsel; and James W. Thorpe, Executive Vice President and Chief Merchandising Officer.

Compensation Discussion and Analysis

Overview

              Our executive compensation program is designed to serve the long-term interests of our shareholders. To deliver superior shareholder returns, we believe it is critical to offer a competitive compensation package that will attract, retain and motivate experienced executives with the requisite expertise. Our program is designed to balance the short-term and long-term components and thus incent achievement of our annual and long-term business strategies, to pay for performance and to maintain our competitive position in the market in which we compete for executive talent.

              Compensation Best Practices.    We strive to align our executives' interests with those of our shareholders and to follow sound corporate governance practices.

Compensation Practice		Dollar General Policy
Pay for Performance	✓	A significant portion of targeted direct compensation is linked to the financial performance of key metrics. All of our annual bonus compensation and equity incentive compensation is performance based. See "Pay for Performance."
Robust share ownership guidelines and holding requirements	✓	Our share ownership guidelines and holding requirements create further alignment with shareholders' long-term interests. See "Share Ownership Guidelines and Holding Requirements."
Clawback policy	✓	Performance-based incentive compensation paid or awarded to an executive officer may be recouped, or "clawed back," in certain situations. See "Significant Compensation-Related Actions."
No hedging or pledging Dollar General securities or holding Dollar General securities in margin accounts	✓
Our policy prohibits executive officers and Board members from hedging their ownership of our stock, pledging our securities as collateral, and holding our securities in a margin account. See "Policy Against Hedging and Pledging Transactions."
No excise tax gross-ups and minimal income tax gross-ups	✓	We do not provide tax gross-up payments other than on relocation-related items.
Double-trigger provisions	✓	Beginning in March 2016, equity awards include a "double-trigger" vesting provision upon a change in control. See "Significant Compensation-Related Actions."

Compensation Practice		Dollar General Policy
No repricing or cash buyout of underwater stock options without shareholder approval	✓	Our equity incentive plan prohibits repricing underwater stock options, reducing the exercise price of stock options or replacing awards with cash or another award type, without shareholder approval.
Annual compensation risk assessment	✓	At least annually, our Compensation Committee assesses the risk of our compensation program.
Independent compensation consultant	✓	Our Compensation Committee retains an independent consultant to provide advice on executive and non-employee director compensation matters.

              Pay for Performance.    Consistent with our philosophy, and as illustrated below, a significant portion of annualized target total direct compensation for our named executive officers in 2016 was performance based and linked to changes in our stock price.

CEO	Other NEOs (Average)

STI—Short-Term Cash Incentive (Teamshare bonus program)
LTI—Long-Term Equity Incentive (stock options and performance share units)

              The following payouts were earned as a result of performance versus the financial targets used for our 2016 performance-based compensation:

   •
  Teamshare Bonus Program:  Each named executive officer earned a payout under our annual Teamshare bonus program of 83.22% of his or her target payout level based on achieving adjusted EBIT (as defined and calculated for purposes of the Teamshare bonus program) of $2.083 billion, or 96.64% of the adjusted EBIT target (see "Short-Term Cash Incentive Plan").

   •
  Performance Share Units:  The awards granted in March 2016 were earned at 89.0% of target, based on achieving adjusted EBITDA of $2.498 billion, or 96.8% of the adjusted EBITDA target, and adjusted ROIC of 19.10%, or 99.4% of the adjusted ROIC target, in each case as defined and calculated in the PSU award agreements (see "Long-Term Equity Incentive Program").

              Significant Compensation-Related Actions.    The most significant recent compensation-related actions pertaining to our named executive officers include:

   •
  Beginning in March 2016, all equity awards include a "double-trigger" provision which requires a termination event within a certain period of time following a change in control in order for vesting to accelerate in connection with the change in control.

   •
  Beginning in March 2016, the mix of equity awards granted to named executive officers includes stock options and performance share units to more closely align with market practices and alleviate tax deductibility concerns relating to restricted stock units previously representing 25% of the equity award mix.

   •
  In November 2016, we adopted a policy to allow (beginning with the 2017 annual equity awards and Teamshare bonus program) the clawback of performance-based incentive compensation paid or awarded to an executive officer in the case of a material financial restatement of our consolidated financial statements resulting from fraud or intentional misconduct on the part of the executive officer.

   •
  Beginning with the March 2017 equity grant, a portion of the vesting of performance share units will be based upon the achievement of multi-year financial performance goals.

              Shareholder Response.    The most recent shareholder advisory vote on our named executive officer compensation was held in 2014, based on the three-year frequency approved by our shareholders in 2011. Excluding abstentions and broker non-votes, 96.0% of total votes were cast in support of the program. Because we viewed this outcome as overwhelmingly supportive of our compensation policies and practices, we did not believe the vote required consideration of changes to the program. Nonetheless, because market practices and our business needs continue to evolve, we continually evaluate our program and make changes when warranted. A shareholder advisory vote on our named executive officer compensation will be held at our 2017 annual meeting of shareholders, and the timing of the next such vote will depend upon the Board's decision after considering the results of the say on pay frequency vote discussed in Proposal 4 below.

Philosophy and Objectives

              We strive to attract, retain and motivate persons with superior ability, to reward outstanding performance, and to align the long-term interests of our named executive officers with those of our shareholders. The material compensation principles applicable to the compensation of our named executive officers are outlined below:

   •
  In determining total compensation, we consider the reasonable range of the median of total compensation of comparable positions at companies within our market comparator group, but we make adjustments based on circumstances, such as unique job descriptions as well as our particular niche in the retail sector and the impact that a particular officer may have on our ability to meet business objectives, that are not reflected in the market data. For competitive or other reasons, our levels of total compensation or any component of compensation may exceed or be below the median range of our market comparator group.

   •
  We set base salaries to reflect the responsibilities, experience, performance and contributions of the named executive officers and the salaries for comparable benchmarked positions, while maintaining an appropriate balance between base salary and incentive compensation.

   •
  We reward named executive officers who enhance our performance by linking cash and equity incentives to the achievement of our financial goals.

   •
  We promote share ownership to align the interests of our named executive officers with those of our shareholders.

   •
  In approving compensation arrangements, we consider recent compensation history, including special or unusual compensation payments.

              We have employment agreements with the named executive officers to promote executive continuity, aid in retention and secure valuable protections for Dollar General, such as non-compete, non-solicitation and confidentiality obligations.

Oversight and Process

              Oversight.    The Compensation Committee of our Board of Directors, consisting entirely of independent directors, determines and approves the compensation of our named executive officers. Beginning in 2016, the independent members of our Board are provided the opportunity to ratify the Committee's determinations pertaining to the level of CEO compensation.

              Use of Outside Advisors.    Pearl Meyer serves as the current independent compensation consultant to the Compensation Committee. Prior to the Committee's selection of Pearl Meyer in May 2016, Meridian Compensation Partners ("Meridian") or its predecessor served as the Committee's compensation consultant since 2007. In each case, the Committee determined that each consultant was independent and that its work did not raise any conflicts of interest. When requested by the Committee, a representative of the Committee's consultant attends Committee meetings and private sessions of Committee members, and Committee members are free to consult directly with the Committee's consultant as desired.

              The Committee (or its Chairman) determines the scope of services to be provided by the Committee's consultant and approves a written agreement that details the terms under which such consultant will provide independent advice to the Committee. The approved scope of the consultant's (both Meridian previously, and Pearl Meyer currently) work generally includes the performance of analyses and provision of independent advice related to our executive and non-employee director compensation programs and related matters in support of the Committee's decisions, and more specifically, includes performing preparation work associated with Committee meetings, providing advice in areas such as compensation philosophy, compensation risk assessment, market comparator group, incentive plan design, executive compensation disclosure, emerging best practices and changes in the regulatory environment, and providing competitive market studies. The Committee's consultant, along with management, also prepares benchmarking data for consideration by the Committee in making decisions on items such as base salary, the Teamshare bonus program, and the long-term incentive program.

              Management's Role.    Financial performance targets used in our incentive compensation programs typically are derived from our annual financial plan prepared by our executive management team and reviewed and approved by our Board of Directors. Mr. Vasos, Mr. Bob Ravener (Executive Vice President and Chief People Officer), and non-executive members of the human resources group provide assistance to the Compensation Committee and the Committee's consultant regarding executive compensation matters, including conducting research, compiling data and making recommendations regarding amount, mix and program structure alternatives, market comparator group composition and compensation-related governance practices, as well as providing information to and coordinating with the Committee's consultant as requested. Additionally, Ms. Taylor may provide legal advice to the Committee regarding executive compensation and related governance and legal matters and contractual arrangements from time to time. Although these recommendations may impact each of such officers' compensation to the extent they participate in the plans and programs, none of such officers make recommendations to the Committee regarding their specific compensation. For the role of management in named executive officers' performance evaluations, see "Use of Performance Evaluations" below. Although the Committee values and solicits management's input, it retains and exercises sole authority to make decisions regarding named executive officer compensation.

              Use of Performance Evaluations.    The Compensation Committee, together with the Chairman of the Board, assesses the performance of the CEO, and the CEO evaluates and reports to the

Committee on the performance of each of the other named executive officers, in each case versus previously established goals. These evaluations are subjective; no objective criteria or relative weighting is assigned to any individual goal or factor.

              The Committee historically used the overall performance rating as an eligibility threshold for a Teamshare bonus payment. Although an unsatisfactory rating generally would preclude a Teamshare bonus payment, performance ratings were not used to determine the amount of such payment for a named executive officer rated satisfactory. Rather, such amount has been determined solely based upon the level of achievement of the applicable financial measure. However, beginning with the 2016 Teamshare bonus program, performance evaluation results have the potential to affect the amount of Teamshare bonus payout because the Committee is allowed to adjust payments downward within certain limitations depending upon the named executive officer's performance rating. The Committee did not exercise any such negative discretion for the 2016 Teamshare payouts to named executive officers.

              Performance ratings historically have served as an eligibility threshold for base salary increases, and beginning with the 2016 base salary adjustments, also directly impacted the amount of a named executive officer's annual base salary increase. The Committee starts with the percentage base salary increase that equals the overall budgeted increase for our U.S.-based employee population and approves differing merit increases to base salary based upon each named executive officer's individual performance rating. The Committee then considers whether additional adjustments are necessary to reflect performance, responsibilities or qualifications; to bring pay within a reasonable range of the market comparator group; due to a change in role or duties; to achieve a better balance between base salary and incentive compensation; or for other reasons the Committee believes justify a variance from the merit increase.

              An unsatisfactory performance rating also would reduce the number of, or completely eliminate, stock options awarded to the named executive officer in the following year. None of the named executive officers received an unsatisfactory performance rating for 2015 or 2016. Beginning in 2017, individual performance, along with other factors, may be used as part of a subjective assessment to determine whether each named executive officer's equity award value should be increased or decreased from the baseline target that is derived from benchmarking information.

              Use of Market Benchmarking Data.    The Compensation Committee approves, periodically reviews, and utilizes a market comparator group when making compensation decisions (see "Philosophy and Objectives"). The market comparator group data typically is considered annually for base salary adjustments, target equity award values, Teamshare target bonus opportunities and total direct compensation, and periodically when considering structural changes to our executive compensation program. The Committee most recently updated our market comparator group in December 2015 to include several retail and distribution companies with a broad range of products and to exclude certain companies focused on apparel. However, consistent with the cycle of purchasing and aging market data discussed below, the Committee continued to use our previous market comparator group for 2016 non-CEO compensation decisions.

              Each market comparator group consists of companies selected according to their similarity to our operations, services, revenues, markets, availability of information, and any other information the Committee deems appropriate. Such companies are likely to have executive positions comparable in breadth, complexity and scope of responsibility to ours. Thus, our market comparator group for 2016 CEO compensation decisions consisted of:

Aramark	Dollar Tree	Rite Aid	Sysco
AutoZone	Kohl's	Ross Stores	TJX Companies
Bed, Bath & Beyond	L Brands	Staples	Tractor Supply
Best Buy	Office Depot	Starbucks	Yum! Brands
Dicks Sporting Goods

              Our market comparator group for 2016 non-CEO compensation decisions consisted of:

AutoZone	Kohl's	Rite Aid	The Gap
Dollar Tree	L Brands	Ross Stores	TJX Companies
Family Dollar	Macy's	Staples	Yum! Brands
J.C. Penney	Office Depot	Starbucks

              The Committee's consultant annually provides market data for the CEO to ensure that the Committee is aware of any significant movement in CEO compensation levels within the market comparator group. For each named executive officer position below CEO, the Committee biennially considers market comparator group data provided by the Committee's consultant. In alternating years, the Committee uses prior year data after applying an aging factor recommended by the Committee's consultant. For 2016 CEO compensation decisions, the Committee considered proxy data provided by Meridian from the 2016 market comparator group. For the 2016 non-CEO named executive officer compensation decisions, the Committee considered market data provided by Meridian in 2015 using Aon Hewitt data. For non-CEO named executive officers other than Mr. Owen, data reviewed were from the market comparator group. For Mr. Owen, for whom insufficient market comparator group data was available, the data reviewed were from a broader group of retailers comprising a subset of companies included within the Aon Hewitt Total Compensation MeasurementTM (TCM) database (see list of companies included as Appendix A attached to this proxy statement). For all non-CEO named executive officers, the market data were aged, per Meridian's recommendation, by 3% to keep pace with the market for 2016.

              In setting base salary levels for named executive officers positions below the CEO, the Committee considers the market values for individual positions. In determining the short-term cash and long-term equity targets for named executive officer positions below the CEO, the Committee considers blended market values for comparable positions, rather than values for individual positions.

Elements of Named Executive Officer Compensation

              We provide compensation in the form of base salary, short-term cash incentives, long-term equity incentives, benefits and limited perquisites. We believe each of these elements is a necessary component of the total compensation package and is consistent with compensation programs at companies with whom we compete both for business and talent.

              Mr. Vasos's 2016 Compensation Generally.    The Compensation Committee considered the base salary, short-term incentive and long-term incentive components of Mr. Vasos's compensation, as well as his total compensation, in each case in comparison to the market comparator group (see "Use of Market Benchmarking Data") and in light of both his fiscal 2015 performance and experience level, as well as our pay for performance philosophy, considerations relating to equitable pay among the CEO and all other senior officers, and the other relevant compensation principles (see "Philosophy and Objectives"). As a result of such considerations, the Committee approved an increase in Mr. Vasos's base salary and long-term incentive grant value for 2016. The Committee agreed that these changes resulted in a 2016 target total compensation opportunity that was appropriately market aligned, reflective of our pay-for-performance philosophy and equitable with respect to the compensation of our other executive officers.

              Base Salary.    Base salary promotes our recruiting and retention objectives by reflecting the salaries for comparable positions in the competitive marketplace, rewarding strong performance, and providing a stable and predictable income source for our executives. Our employment agreements with the named executive officers set forth minimum base salary levels, but the Compensation Committee retains sole discretion to increase these levels from time to time. The Committee routinely considers annual base salary adjustments in March.

              (a)    Salary Adjustment for Mr. Vasos.    The Compensation Committee determined that Mr. Vasos should receive a 10.0% base salary increase, effective on April 1, 2016. The primary considerations with respect to Mr. Vasos's base salary increase were his strong performance since becoming CEO in May 2015 while still recognizing his limited experience in the CEO role compared to the experience level of the CEO market comparator group, the sizable base salary increase he had received upon his promotion in May 2015, and equitability as compared to the base salary increases of the other executive officers.

              (b)    Salary Adjustments for Named Executive Officers Other than Mr. Vasos.    In light of the market benchmarking data and each named executive officer's 2015 performance rating, Messrs. Garratt, Owen and Thorpe received a 2.78% base salary increase, and Ms. Taylor received a 3.28% base salary increase (see "Use of Performance Evaluations" and "Use of Market Benchmarking Data"). Along with the named executive officers' other 2016 compensation, these salary adjustments maintained each of their total compensation within a reasonable range of the market comparator group median in light of the responsibilities of the position and experience of each named executive officer. In each case, the salary adjustment became effective on April 1, 2016.

              Short-Term Cash Incentive Plan.    Our short-term cash incentive plan, called Teamshare, is established under our shareholder-approved Annual Incentive Plan. The Teamshare program provides an opportunity to receive a cash bonus payment equal to a certain percentage of base salary based upon Dollar General's achievement of one or more pre-established financial performance targets. Accordingly, Teamshare fulfills an important part of our pay for performance philosophy while aligning the interests of our named executive officers and our shareholders.

              (a)    2016 Teamshare Structure.    The Compensation Committee uses adjusted EBIT as the Teamshare financial performance measure because it is a comprehensive measure of our corporate performance that aligns with our shareholders' interests. For purposes of the 2016 Teamshare program, adjusted EBIT is defined as our operating profit as calculated in accordance with U.S. generally accepted accounting principles, but excludes:

   •
  the impact of (a) costs, fees and expenses directly related to consideration, negotiation, preparation, or consummation of any transaction that results in a Change in Control (within the meaning of our Stock Incentive Plan) or to any securities offering; (b) gain or loss recognized as a result of derivative instrument transactions or hedging activities; (c) any gains or losses associated with the early retirement of debt obligations; (d) charges resulting from significant natural disasters; and (e) significant gains or losses associated with our LIFO computation; and

   •
  unless disallowed by the Committee, (a) non-cash asset impairments; (b) any significant loss as a result of an individual litigation, judgment or lawsuit settlement; (c) charges for business restructurings; (d) losses due to new or modified tax legislation or accounting changes enacted after the beginning of the 2016 fiscal year; (e) significant tax settlements; and (f) any significant unplanned items of a non-recurring nature.

              The Committee used our 2016 annual financial plan adjusted EBIT performance goal of $2.155 billion as the target for the 2016 Teamshare program and retained the threshold (below which no bonus may be earned) and maximum (above which no further bonus may be earned) performance levels at 90% and 120% of the target level, respectively. These threshold and maximum performance levels were again used, as they continue to reflect the practices of our market comparator group. Payouts for financial performance are based on actual results and are interpolated on a straight-line basis between threshold and target and between target and maximum.

              The bonus payable to each named executive officer upon achieving the target level of financial performance is equal to the applicable percentage of base salary shown in the table below, subject to the Committee's exercise of negative discretion based on the individual's performance (see "Use of Performance Evaluations"). These percentages for each non-CEO named executive officer remained unchanged from those in effect at the end of the prior year based on the Committee's review of the market comparator group data in light of the named executive officer's total compensation and the responsibilities of the position and experience level of each non-CEO named executive officer in his or her position. Mr. Vasos's percentage also remained unchanged for the reasons outlined above under "Mr. Vasos's 2016 Compensation Generally."

Name	Target % of Base Salary*
Mr. Vasos	100
All other named executive officers	65

*
For all named executive officers, payout percentages at the threshold and maximum performance levels would be calculated at 50% and 300%, respectively, of the applicable target percentage of base salary.

              (b)    2016 Teamshare Results.    The Compensation Committee certified the adjusted EBIT performance result at $2.083 billion (96.64% of target) resulting in 2016 Teamshare payouts to each of the named executive officers of 83.22% of the target percentages set forth in the table above. Such amounts are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

              Long-Term Equity Incentive Program.    Long-term equity incentives are an important part of our pay for performance philosophy and are designed to motivate named executive officers to focus on long-term success for shareholders while rewarding them for a long-term commitment to us. The Compensation Committee considers annual equity awards each March at its regular quarterly meeting and considers special equity awards as necessary in connection with one-time events such as a new hire, promotion or special performance. Equity awards are made under our shareholder-approved Stock Incentive Plan.

              (a)    2016 Equity Awards for Mr. Vasos.    After considering the market comparator group data pertaining to long-term incentive compensation, the Compensation Committee determined to provide Mr. Vasos with a $5.5 million estimated value for his 2016 equity grants. Specifically, the Committee determined that Mr. Vasos's annual equity grant should reflect a mix of 50% stock options and 50% PSUs to more closely align to market practices and to alleviate tax deductibility concerns relating to RSUs which previously represented 25% of the annual award mix, and approved a $4.0 million equity grant value award to Mr. Vasos in accordance with the terms outlined in "2016 Annual Equity Awards for Named Executive Officers Other than Mr. Vasos" below. In further recognition of his 2015 performance, to incent his continued performance and to aid in his retention, in March 2016, the Committee approved an additional non-qualified stock option award to Mr. Vasos having an approximate value of $1.5 million to purchase 85,759 shares of our common stock. Subject to certain limited vesting acceleration events, such options are scheduled to vest ratably in installments of 33 1/3% on each of the third, fourth and fifth anniversaries of the March 16, 2016 grant date, subject to Mr. Vasos's continued employment with us and holding requirements through the fifth anniversary of the grant date. The options will terminate no later than ten years from the grant date. The Committee believed the $5.5 million estimated combined value of these equity awards was within a reasonable range of the market comparator group data in light of Mr. Vasos's time in the CEO role as compared to other CEOs in the market comparator group and in light of his total compensation given his 10.0% base salary increase for 2016.

              (b)    2016 Annual Equity Awards for Named Executive Officers Other than Mr. Vasos.    Each year, the Compensation Committee determines a targeted equity award value for each named executive officer derived from benchmarking information and the appropriate mix of vehicles in which to deliver such targeted value (see "Use of Market Benchmarking Data"). In 2016, with the exception of Mr. Garratt, the targeted value for each non-CEO named executive officer was unchanged from the prior year's targeted value for such job level based on the Committee's review of the market comparator group data. Mr. Garratt's targeted value was increased from $335,000 in 2015 to $1.1 million in 2016 as a result of his promotion in December 2015 and a review of the market comparator group data. In addition, the equity mix was delivered 50% in options and 50% in PSUs for the reasons outlined in "2016 Equity Awards for Mr. Vasos" above.

              The options are granted with a per share exercise price equal to the fair market value of one share of our common stock on the grant date. The options vest 25% annually on April 1 of each of the four fiscal years following the fiscal year in which the grant is made, subject to the named executive officer's continued employment with us and certain accelerated vesting provisions. The PSUs can be earned if specified performance goals are achieved during the performance period (which was fiscal year 2016) and if certain additional vesting requirements are met.

              For PSUs the Committee selects and sets targets for financial performance measures, then establishes threshold and maximum levels of performance derived from those targets. The number of PSUs earned depends on the level of financial performance achieved versus the goals. The Committee selected adjusted EBITDA (weighted 50%) and adjusted ROIC (weighted 50%) as the 2016 financial performance measures for the PSUs, and set target performance levels equal to our 2016 financial plan. These financial measures and weightings have been used for the PSUs since 2013 to appropriately balance the emphasis placed upon earnings performance as well as rigorous capital management over the long-term.

              The adjusted EBITDA performance target is computed as income (loss) from continuing operations before cumulative effect of change in accounting principles plus interest and other financing costs, net, provision for income taxes, and depreciation and amortization, but excludes the impact of all items excluded from the 2016 Teamshare program adjusted EBIT calculation outlined above, as well as share-based compensation charges. The adjusted ROIC performance target is calculated as (a) the result of (x) the sum of (i) our operating income, plus (ii) depreciation and amortization, plus (iii) minimum rentals, minus (y) taxes, divided by (b) the result of (x) the sum of the averages of: (i) total assets, plus (ii) accumulated depreciation and amortization, minus (y) (i) cash, minus (ii) goodwill, minus (iii) accounts payable, minus (iv) other payables, minus (v) accrued liabilities, plus (vi) 8x minimum rentals but excludes the impact of all items excluded from the 2016 Teamshare program adjusted EBIT calculation outlined above.

              The following table shows how the PSUs would be earned at each of the threshold, target and maximum performance levels. PSUs earned for financial performance between these levels are interpolated in a manner similar to that used for our 2016 Teamshare bonus program, and the number of PSUs earned could vary between 0% and 300% of the target award. The following tables also show the actual results of the 2016 financial performance measures and the actual number of PSUs earned.

	Adjusted EBITDA			Adjusted ROIC
Level	Result v. Target (%)	EBITDA Result ($) (in millions)	Units Earned (% of Target)	Result v. Target (%)	ROIC Result (%)	Units Earned (% of Target)	Total Units Earned (% of Target)
Below Threshold	<90	<2,323	0	<94.80	<18.22	0	0
Threshold	90	2,323	25	94.80	18.22	25	50
Target	100	2,582	50	100.00	19.22	50	100
Maximum	120	3,098	150	110.41	21.22	150	300
2016 Results	96.8	2,498	42.0	99.4	19.10	47.0	89.0

Name	2016 PSUs Earned
Mr. Vasos	24,357
All other named executive officers	6,698

              One-third of the earned PSUs vested on the last day of the one-year performance period, and the remaining two-thirds will vest equally on each of April 1, 2018 and April 1, 2019, subject to the named executive officer's continued employment with us and certain accelerated vesting provisions. All vested PSUs will be settled in shares of our common stock.

              (c)    Share Ownership Guidelines and Holding Requirements.    As shown below, senior officers are subject to share ownership guidelines and holding requirements. The share ownership guideline is a multiple of annual base salary as in effect from time to time and is to be achieved within a five-year time period.

Officer Level	Multiple of Base Salary
CEO	5X
EVP	3X
SVP	2X

              Each senior officer is required to retain ownership of 50% of all net after-tax shares issuable upon vesting or exercise of compensatory awards until he or she reaches the target ownership level. Administrative details pertaining to these matters are established by the Compensation Committee.

              (d)    Policy Against Hedging and Pledging Transactions.    Our policy prohibits Board members and executive officers from (1) pledging Dollar General securities as collateral, (2) holding Dollar General securities in a margin account, and (3) hedging their ownership of Dollar General stock, such as entering into or trading prepaid variable forward contracts, equity swaps, collars, puts, calls, options (other than those granted by us) or other derivative instruments related to Dollar General stock.

              Benefits and Perquisites.    Our named executive officers participate in certain benefits on the same terms that are offered to all of our salaried employees. We also provide them with limited additional benefits and perquisites for retention and recruiting purposes, to replace benefit opportunities lost due to regulatory limits, and to enhance their ability to focus on our business. We do not provide tax gross-up payments on any benefits and perquisites other than relocation-related items. The primary additional benefits and perquisites include the following:

   •
  We provide a Compensation Deferral Plan (the "CDP") and, for named executive officers hired or promoted prior to May 28, 2008, a defined contribution Supplemental Executive Retirement Plan (the "SERP," and together with the CDP, the "CDP/SERP Plan").

   •
  We pay the premiums for a life insurance benefit equal to 2.5 times base salary up to a maximum of $3 million.

   •
  We pay administrative fees for short-term disability coverage, which provides income replacement for up to 26 weeks at 100% of base salary for the first three weeks and

    70% of base salary thereafter. We also pay the premiums under a group long-term disability plan, which provides 60% of base salary up to a maximum monthly benefit of $20,000.

   •
  We provide a relocation assistance program under a policy applicable to officer-level employees.

   •
  We provide personal financial and estate planning and tax preparation services through a third party.

Severance Arrangements

              As noted above, we have an employment agreement with each of our named executive officers that, among other things, provides for such executive's rights upon a termination of employment in exchange for valuable business protection provisions for us. We believe that reasonable severance benefits are appropriate to protect the named executive officer against circumstances over which he or she does not have control and as consideration for the promises of non-disclosure, non-competition, non-solicitation and non-interference that we require in our employment agreements. A change in control, by itself ("single trigger"), does not trigger any severance provision applicable to our named executive officers, except for the provisions related to outstanding long-term equity awards granted prior to 2016. The 2016 annual equity awards do not provide for single trigger vesting acceleration but rather require a termination event within a certain period of time following a change in control to accelerate vesting of such equity awards.

Considerations Associated with Regulatory Requirements

              Under Section 162(m) of the Internal Revenue Code, we generally may not take a tax deduction for individual compensation over $1 million paid in any taxable year to each of the persons who were, at the end of the fiscal year, our CEO or one of the other named executive officers (other than our Chief Financial Officer). As a result, we may not deduct any salary, signing bonus or other annual compensation paid or imputed to such covered officers that causes non-performance-based compensation to exceed the $1 million limit. Certain performance-based compensation is exempt from the deduction limit.

              We believe that our Stock Incentive Plan and our Annual Incentive Plan currently satisfy, and if Proposals 2 and 3 are approved, will continue to satisfy the requirements of Section 162(m) such that we may deduct compensation expense realized in connection with any (1) payments made under our Teamshare program, (2) stock options and stock appreciation rights, and (3) performance-based restricted stock and RSU awards. However, restricted stock or RSUs that solely vest over time are not "performance-based compensation" under Section 162(m), and we will be unable to deduct compensation expense realized in connection with those time-vested awards to persons covered by Section 162(m) to the extent their non-performance-based compensation exceeds $1 million. Our policies do not restrict the Compensation Committee from exercising discretion to approve compensation packages that may result in certain non-deductible compensation expenses but that the Committee nonetheless determines to be in our shareholders' best interests.

              The Committee administers our executive compensation program with the good faith intention of complying with Section 409A of the Internal Revenue Code, which relates to the taxation of nonqualified deferred compensation arrangements.

Compensation Committee Report

              The Compensation Committee of our Board of Directors reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this document.

              This report has been furnished by the members of the Compensation Committee:

   •
  Warren F. Bryant, Chairman

   •
  Patricia D. Fili-Krushel

   •
  William C. Rhodes, III

              The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Dollar General filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Dollar General specifically incorporates this report by reference therein.

Summary Compensation Table

              The following table summarizes compensation paid to or earned by our named executive officers in each of the 2016, 2015 and 2014 fiscal years. We have omitted from this table the columns for "Bonus" and "Change in Pension Value and Nonqualified Deferred Compensation Earnings" because they are inapplicable.

Name and Principal Position(1)	Year	Salary ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)		Total ($)
Todd J. Vasos,	2016	1,083,375	2,317,164	4,194,777	915,411	82,561	(6)	8,593,288
Chief Executive Officer	2015	926,605	808,022	5,932,285	956,548	99,541		8,723,001
	2014	765,342	821,048	653,913	521,486	67,422		2,829,211

John W. Garratt,	2016	511,603	637,226	655,955	277,981	47,247	(7)	2,130,012
Executive Vice President &	2015	339,405	180,374	303,694	199,223	66,150		1,088,846
Chief Financial Officer

Jeffery C. Owen,	2016	613,924	637,226	655,955	333,578	55,863	(8)	2,296,546
Executive Vice President,
Store Operations

Rhonda M. Taylor,	2016	539,371	637,226	655,955	293,300	95,609	(9)	2,221,461
Executive Vice President &	2015	515,645	592,530	599,657	362,026	66,702		2,136,560
General Counsel

James W. Thorpe,	2016	649,736	637,226	655,955	353,036	55,073	(10)	2,351,026
Executive Vice President &
Chief Merchandising Officer

(1)
Mr. Vasos served as Chief Operating Officer from November 2013 until his promotion to CEO in June 2015. Mr. Garratt joined Dollar General in October 2014 as Senior Vice President, Finance and Strategy, assumed the role of interim Chief Financial Officer in July 2015, and was promoted to Executive Vice President and Chief Financial Officer in December 2015. Mr. Garratt was not a named executive officer for 2014. Messrs. Owen and Thorpe joined Dollar General in June 2015 and August 2015, respectively, but were not named executive officers for 2014 or for 2015. Ms. Taylor joined Dollar General in March 2000 but was not a named executive officer for 2014.

(2)
Each named executive officer deferred under the CDP and contributed to our 401(k) Plan a portion of salary earned in each of the fiscal years for which salaries are reported above for the applicable named executive officer. The amounts of the fiscal 2016 salary deferrals under the CDP are included in the Nonqualified Deferred Compensation Table.

(3)
The amounts reported represent the aggregate grant date fair value of PSUs and, for years prior to 2016, RSUs awarded in each fiscal year for which compensation is required to be reported in the table for each named executive officer, in each case computed in accordance with FASB ASC Topic 718. The PSUs are subject to performance conditions, and the reported value at the grant date is based upon the probable outcome of such conditions on such date. The values of the PSUs at the grant date assuming that the highest level of performance conditions will be achieved are as follows for each fiscal year required to be reported for each applicable named executive officer:

Fiscal Year	Mr. Vasos ($)	Mr. Garratt ($)	Mr. Owen ($)	Ms. Taylor ($)	Mr. Thorpe ($)
2016	6,951,492	1,911,679	1,911,679	1,911,679	1,911,679
2015	1,212,033	270,561	N/A	888,794	N/A
2014	1,234,699	N/A	N/A	N/A	N/A

  Information regarding the assumptions made in the valuation of these awards is set forth in Note 9 of the annual consolidated financial statements in our 2016 Form 10-K.

(4)
The amounts reported represent the aggregate grant date fair value of stock options awarded to the applicable named executive officer in the fiscal year indicated, computed in accordance with FASB ASC Topic 718. Information regarding assumptions made in the valuation of these awards is set forth in Note 9 of the annual consolidated financial statements in our 2016 Form 10-K.

(5)
Represents amounts earned pursuant to our Teamshare bonus program for each fiscal year reported. See the discussion of the "Short-Term Cash Incentive Plan" in "Compensation Discussion and Analysis" above. Messrs. Vasos and Garratt each deferred 5%, and Mr. Thorpe deferred 100%, of his fiscal 2016 Teamshare bonus payment reported above under the CDP. Mr. Vasos deferred 5% of his fiscal 2015 Teamshare bonus payment reported above under the CDP. No named executive officer deferred any portion of his or her fiscal 2014 Teamshare bonus payment reported above.

(6)
Includes $40,502 and $13,646, respectively, for our match contributions to the CDP and the 401(k) Plan; $2,303 for premiums paid under our life insurance program; and $26,110 which represents the aggregate incremental cost of providing certain perquisites, including $19,800 for financial and estate planning services and other amounts for perquisites which individually did not equal or exceed the greater of $25,000 or 10% of total perquisites, including costs associated with attendance by him and his guests at entertainment events, premiums paid under our group long-term disability program, miscellaneous gifts, an executive physical medical examination, nominal incremental costs incurred for a guest to accompany him on business, and an administrative fee for coverage under our short-term disability program, as well as participation in a group umbrella liability insurance program offered at no incremental cost to Dollar General through a third party vendor at a group rate paid by the executive and coverage under our business travel accident insurance for which Dollar General incurs no incremental cost for participation by the named executive officers in addition to certain other employees.

(7)
Includes $12,272 and $13,305, respectively, for our match contributions to the CDP and the 401(k) Plan; $1,087 for premiums paid under our life insurance program; and $20,583 which represents the aggregate incremental cost of providing certain perquisites, including $15,569 for costs associated with financial and estate planning services and other amounts for perquisites which individually did not equal or exceed the greater of $25,000 or 10% of total perquisites, including costs associated with attendance by him and his guests at entertainment events, premiums paid under our group long-term disability program, miscellaneous gifts, an executive physical medical examination, and an administrative fee for coverage under our short-term disability program, as well as participation in a group umbrella liability insurance program which is offered at no incremental cost to Dollar General through a third party vendor at a group rate paid by the executive and coverage under our business travel accident insurance for which Dollar General incurs no incremental cost for participation by the named executive officers in addition to certain other employees.

(8)
Includes $17,377 and $13,294, respectively, for our match contributions to the CDP and the 401(k) Plan; $1,305 for premiums paid under our life insurance program; and $23,887 which represents the aggregate incremental cost of providing certain perquisites, including $17,625 for costs associated with financial and estate planning services and other amounts for perquisites which individually did not equal or exceed the greater of $25,000 or 10% of total perquisites, including costs associated with attendance by him and his guests at entertainment events, premiums paid under our group long-term disability program, miscellaneous gifts and an administrative fee for coverage under our short-term disability program, as well as participation in a group umbrella liability insurance program which is offered at no incremental cost to Dollar General through a third party vendor at a group rate paid by the executive and coverage under our business travel accident insurance for which Dollar General incurs no incremental cost for participation by the named executive officers in addition to certain other employees.

(9)
Includes $67,497 for our contribution to the SERP and $13,647 and $13,318, respectively, for our match contributions to the CDP and the 401(k) Plan; and $1,147 for premiums paid under our life insurance program. Perquisites and personal benefits totaled less than $10,000 and accordingly are not included in the table.

(10)
Includes $19,163 and $11,370, respectively, for our match contributions to the CDP and the 401(k) Plan; $1,381 for premiums paid under our life insurance program; and $23,159 which represents the aggregate incremental cost of providing certain perquisites, including $19,800 for financial and estate planning services and other amounts for perquisites which individually did not equal or exceed the greater of $25,000 or 10% of total perquisites, including costs associated with attendance by him and his guests at entertainment events, premiums paid under our group long-term disability program, miscellaneous gifts, nominal incremental costs incurred for his spouse to accompany him on business and an administrative fee for coverage under our short-term disability program, as well as participation in a group umbrella liability insurance program offered at no incremental cost to Dollar General through a third party vendor at a group rate paid by the executive and coverage under our business travel accident insurance for which Dollar General incurs no incremental cost for participation by the named executive officers in addition to certain other employees.

Grants of Plan-Based Awards in Fiscal 2016

              The table below shows each named executive officer's fiscal 2016 Teamshare bonus opportunity under "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards." Actual amounts earned under the fiscal 2016 Teamshare program are shown in the Summary Compensation Table and, for those who received such payments, represent prorated payment on a graduated scale for financial performance between the threshold and target performance levels. See "Short-Term Cash Incentive Plan" in "Compensation Discussion and Analysis" for discussion of such Teamshare program.

              The table below also shows information regarding equity awards made to our named executive officers for fiscal 2016, all of which were granted pursuant to our Stock Incentive Plan. The awards listed under "Estimated Possible Payouts Under Equity Incentive Plan Awards" include the threshold, target and maximum number of PSUs which could be earned by each named executive officer based upon the level of achievement of fiscal 2016 financial performance measures. The awards listed under "All Other Option Awards" include non-qualified stock options that vest over time based upon the applicable named executive officer's continued employment by Dollar General. See "Long-Term Equity Incentive Program" in "Compensation Discussion and Analysis" above for further discussion of these awards. We have omitted from this table the column for All Other Stock Awards because it is inapplicable.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
								All Other Option Awards: Number of Securities Underlying Options (#)
									Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Vasos	—	550,000	1,100,000	3,300,000	—	—	—	—	—	—
	3/16/16	—	—	—	—	—	—	119,599	84.67	2,385,270
	3/16/16	—	—	—	—	—	—	85,759	84.67	1,809,506
	3/16/16	—	—	—	13,684	27,367	82,101	—	—	2,317,164

Mr. Garratt	—	167,018	334,035	1,002,105	—	—	—	—	—	—
	3/16/16	—	—	—	—	—	—	32,890	84.67	655,955
	3/16/16	—	—	—	3,763	7,526	22,578	—	—	637,226

Mr. Owen	—	200,421	400,842	1,202,526	—	—	—	—	—	—
	3/16/16	—	—	—	—	—	—	32,890	84.67	655,955
	3/16/16	—	—	—	3,763	7,526	22,578	—	—	637,226

Ms. Taylor	—	176,222	352,443	1,057,329	—	—	—	—	—	—
	3/16/16	—	—	—	—	—	—	32,890	84.67	655,955
	3/16/16	—	—	—	3,763	7,526	22,578	—	—	637,226

Mr. Thorpe	—	212,112	424,224	1,272,673	—	—	—	—	—	—
	3/16/16	—	—	—	—	—	—	32,890	84.67	655,955
	3/16/16	—	—	—	3,763	7,526	22,578	—	—	637,226

(1)
The per share exercise price was calculated based on the closing market price of one share of our common stock on the date of grant as reported by the NYSE.

(2)
Represents the aggregate grant date fair value of each equity award, computed in accordance with FASB ASC Topic 718. For equity awards that are subject to performance conditions, the value at the grant date is based upon the probable outcome of such conditions. For information regarding the assumptions made in the valuation of these awards, see Note 9 of the annual consolidated financial statements included in our 2016 Form 10-K.

Outstanding Equity Awards at 2016 Fiscal Year-End

              The table below sets forth information regarding awards granted under our Stock Incentive Plan and held by our named executive officers as of the end of fiscal 2016. We have omitted from this table all columns for "Equity Incentive Plan Awards" because they are inapplicable. All awards included in the table, to the extent they have not vested, are subject to certain accelerated vesting provisions as described in "Potential Payments upon Termination or Change in Control." PSUs and RSUs reported in the table are payable in shares of our common stock on a one-for-one basis.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(10)
Mr. Vasos	03/20/12	37,440	(1)	—		45.25	03/20/2022	—		—
	03/18/13	20,619	(1)	6,873	(1)	48.11	03/18/2023	—		—
	12/03/13	2,160	(1)	720	(1)	56.48	12/03/2023	—		—
	03/18/14	18,964	(1)	18,962	(1)	57.91	03/18/2024	—		—
	03/17/15	11,198	(2)	33,588	(2)	74.72	03/17/2025	—		—
	06/03/15	—		256,682	(3)	76.00	06/03/2025	—		—
	03/16/16	—		119,599	(2)	84.67	03/16/2026	—		—
	03/16/16	—		85,759	(3)	84.67	03/16/2026	—		—
	03/18/14	—		—		—	—	2,253	(4)	164,784
	03/17/15	—		—		—	—	3,766	(5)	275,445
	03/16/16	—		—		—	—	16,238	(6)	1,187,647
	03/18/14	—		—		—	—	2,357	(7)	172,391
	03/17/15	—		—		—	—	3,604	(8)	263,597

Mr. Garratt	12/03/14	2,517	(1)	2,514	(1)	66.69	12/03/2024	—		—
	03/17/15	2,502	(2)	7,500	(2)	74.72	03/17/2025	—		—
	12/02/15	1,958	(1)	5,871	(1)	65.35	12/02/2025	—		—
	03/16/16	—		32,890	(2)	84.67	03/16/2026	—		—
	03/17/15	—		—		—	—	840	(5)	61,438
	03/16/16	—		—		—	—	4,464	(6)	326,497
	03/17/15	—		—		—	—	804	(8)	58,805

Mr. Owen	08/25/15	8,928	(1)	26,775	(1)	73.73	08/25/2025	—		—
	03/16/16	—		32,890	(2)	84.67	03/16/2026	—		—
	03/16/16	—		—		—	—	4,464	(6)	326,497

Ms. Taylor	03/24/10	7,926	(9)	—		25.25	03/24/2020	—		—
	03/20/12	4,729	(1)	—		45.25	03/20/2022	—		—
	03/18/13	2,250	(1)	749	(1)	48.11	03/18/2023	—		—
	05/28/13	5,181	(1)	1,727	(1)	54.48	05/28/2023	—		—
	03/18/14	4,236	(1)	4,234	(1)	57.91	03/18/2024	—		—
	03/17/15	8,213	(2)	24,630	(2)	74.72	03/17/2025	—		—
	03/16/16	—		32,890	(2)	84.67	03/16/2026	—		—
	03/18/14	—		—		—	—	503	(4)	36,789
	03/17/15	—		—		—	—	2,762	(5)	202,013
	03/16/16	—		—		—	—	4,464	(6)	326,497
	03/18/14	—		—		—	—	526	(7)	38,472
	03/17/15	—		—		—	—	2,642	(8)	193,236

Mr. Thorpe	08/25/15	14,189	(1)	42,561	(1)	73.73	08/25/2025	—		—
	03/16/16	—		32,890	(2)	84.67	03/16/2026	—		—
	03/16/16	—		—		—	—	4,464	(6)	326,497

(1)
Part of a time-based options grant with a vesting schedule of 25% per year on each of the first four anniversaries of the grant date.

(2)
Part of a time-based options grant with a vesting schedule of 25% per year on each of the first four anniversaries of the April 1 following the grant date.

(3)
Part of a time-based options grant with a vesting schedule of 33 1/3% per year on each of the third, fourth and fifth anniversaries of the grant date.

(4)
Part of PSUs earned for our fiscal 2014 adjusted EBITDA and adjusted ROIC performance; scheduled to vest on March 18, 2017.

(5)
Part of PSUs earned for our fiscal 2015 adjusted EBITDA and adjusted ROIC performance; scheduled to vest 50% per year on April 1, 2017 and April 1, 2018.

(6)
Part of PSUs earned for our fiscal 2016 adjusted EBITDA and adjusted ROIC performance; scheduled to vest 50% per year on April 1, 2018 and April 1, 2019.

(7)
Part of an RSU grant with a vesting schedule of 33 1/3% per year on each of the first three anniversaries of the grant date.

(8)
Part of an RSU grant with a vesting schedule of 33 1/3% per year on each of the first three anniversaries of the April 1 following the grant date.

(9)
These options vested in increments of 1,286 shares on each of February 3, 2012 and March 24, 2012; 1,285 shares on each of February 1, 2013, March 24, 2013, January 31, 2014 and March 24, 2014; and 214 shares on January 30, 2015.

(10)
Computed by multiplying the number of units by the closing market price of one share of our common stock on February 3, 2017 as reported by the NYSE.

Option Exercises and Stock Vested During Fiscal 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Mr. Vasos	—	—	17,558	1,392,973
Mr. Garratt	—	—	2,637	198,581
Mr. Owen	—	—	2,234	163,395
Ms. Taylor	2,358	140,985	4,916	393,116
Mr. Thorpe	—	—	2,234	163,395

(1)
Represents the gross number of option shares exercised, without deduction for shares that may have been surrendered or withheld to satisfy the exercise price or applicable tax withholding obligations.

(2)
Value realized is calculated by multiplying the gross number of options exercised by the difference between the market price of our common stock on the date of exercise and the exercise price.

(3)
Represents the gross number of shares acquired upon vesting of PSUs and RSUs, without deduction for shares that may have been withheld to satisfy applicable tax withholding obligations.

(4)
Value realized is calculated by multiplying the gross number of shares vested by the closing market price of our common stock on the vesting date as reported by the NYSE.

Pension Benefits
Fiscal 2016

              We have omitted the Pension Benefits table because it is inapplicable.

Nonqualified Deferred Compensation
Fiscal 2016

              Information regarding each named executive officer's participation in our CDP/SERP Plan is included in the following table. The material terms of the CDP/SERP Plan are described after the table. Please also see "Benefits and Perquisites" in "Compensation Discussion and Analysis" above. We have omitted from this table the column pertaining to "Aggregate Withdrawals/Distributions" during the fiscal year because it is inapplicable.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
Mr. Vasos	101,996	40,502	102,514	778,627
Mr. Garratt	25,580	12,272	2,505	42,466
Mr. Owen	30,696	17,377	3,191	53,797
Ms. Taylor	26,969	81,144	29,216	345,506
Mr. Thorpe	422,328	19,163	29,917	506,176

(1)
Of the reported amounts, the following amounts are reported in the Summary Compensation Table as "Salary" for 2016: Mr. Vasos ($54,169); Mr. Garratt ($25,580); Mr. Owen ($30,696); Ms. Taylor ($26,969); and Mr. Thorpe ($422,328).

(2)
Reported as "All Other Compensation" in the Summary Compensation Table.

(3)
The amounts shown are not reported in the Summary Compensation Table because they do not represent above-market or preferential earnings.

(4)
Of the amounts reported, the following were previously reported as compensation to the named executive officer for years prior to 2016 in a Summary Compensation Table: Mr. Vasos ($501,023); Mr. Garratt ($2,083); Mr. Owen ($0); Ms. Taylor ($54,709); and Mr. Thorpe ($0).

              Pursuant to the CDP, each named executive officer may annually elect to defer up to 65% of his base salary if his compensation exceeds the limit set forth in Section 401(a)(17) of the Internal Revenue Code, and up to 100% of his bonus pay if his compensation equals or exceeds the highly compensated limit under Section 414(q)(1)(B) of the Internal Revenue Code. We currently match base pay deferrals at a rate of 100%, up to 5% of annual salary, with annual salary offset by the amount of match-eligible salary under the 401(k) Plan. All named executive officers are 100% vested in all compensation and matching deferrals and earnings on those deferrals.

              Pursuant to the SERP, we make an annual contribution equal to a certain percentage of a participant's annual salary and bonus to eligible participants who are actively employed in an eligible job grade on January 1 and continue to be employed as of December 31 of a given year. The contribution percentage is based on age, years of service and job grade. Persons hired after May 27, 2008 are not eligible to participate in the SERP. The fiscal 2016 contribution percentage was 7.5% for Ms. Taylor, and she is 100% vested in her SERP account. No other named executive officer was eligible to participate in the SERP in 2016.

              The amounts deferred or contributed to the CDP/SERP Plan are credited to a liability account, which is then invested at the participant's option in an account that mirrors the performance of a fund or funds selected by the Compensation Committee or its delegate. Beginning on August 2, 2008, these funds are identical to the funds offered in our 401(k) Plan.

              For a participant who ceases employment with at least 10 years of service or after reaching age 50 and whose CDP account balance or SERP account balance exceeds certain dollar thresholds, the account balance will be paid by (a) lump sum, (b) monthly installments over a 5, 10 or 15-year period or (c) a combination of lump sum and installments, pursuant to the participant's election. Otherwise, payment is made in a lump sum. The vested amount will be payable at the time designated by the CDP/SERP Plan upon the participant's termination of employment. A participant's CDP/SERP benefit normally is payable in the following February if employment ceases during the first 6 months of a calendar year or is payable in the following August if employment ceases during the last 6 months of a calendar year. However, participants may elect to receive an in-service lump sum distribution of vested amounts credited to the CDP account, provided that the date of distribution is no sooner than 5 years after the end of the year in which the amounts were deferred. In addition, a participant who is actively employed may request an "unforeseeable emergency hardship" in-service lump sum distribution of vested amounts credited to the participant's CDP account. Account balances are payable in cash.

              As a result of our change in control which occurred in 2007, the CDP/SERP Plan liabilities through July 6, 2007 were fully funded into an irrevocable rabbi trust. We also funded into the rabbi trust deferrals into the CDP/SERP Plan between July 6, 2007 and October 15, 2007. All CDP/SERP Plan liabilities incurred on or after October 15, 2007 are unfunded.

Potential Payments upon Termination or Change in Control

              Our agreements with our named executive officers and certain plans and programs in which our named executive officers participate, in each case as in effect at the end of our 2016 fiscal year, provide for benefits or payments upon certain employment termination or change in control events. These benefits and payments are discussed below except to the extent a benefit or payment is available generally to all salaried employees and does not discriminate in favor of our executive officers or to the extent already discussed under "Nonqualified Deferred Compensation Fiscal 2016" above.

Payments Upon Termination Due to Death or Disability

              Pre-2012 Equity Awards.    Ms. Taylor has options outstanding that were granted prior to 2012. All such options are fully vested and generally may be exercised for a period of one year from termination of employment due to death or disability (as defined in the applicable award agreement) unless such options have expired earlier.

              Post-2011 Equity Awards.    If a named executive officer's employment with us terminates due to death or disability (as defined in the applicable award agreement):

   •
  Stock Options. Any outstanding unvested stock option shall become immediately vested and exercisable with respect to 100% of the shares subject to the option immediately prior to such event, and such vested options may be exercised until the first anniversary of the employment termination date but no later than the 10th anniversary of the grant date.

   •
  Performance Share Units. PSUs were awarded in fiscal 2014 ("2014 PSUs"), fiscal 2015 ("2015 PSUs") and fiscal 2016 ("2016 PSUs") to each named executive who was employed by us at the time of the applicable award.

  ✓
  If such termination had occurred before February 3, 2017 for the 2016 PSUs, a pro-rated portion (based on months employed during the one year performance period) of one-third of the 2016 PSUs earned based on performance during the entire performance period would have become vested and nonforfeitable (unless previously vested or forfeited) as of February 3, 2017 and would have been paid on April 1, 2017. If such termination had occurred on or after February 3, 2017 for the 2016 PSUs and before April 1, 2017, the participant would have received the one-third of the 2016 PSUs earned that are described above, without proration.

  ✓
  If such termination occurs after March 18, 2015 for the 2014 PSUs, April 1, 2016 for the 2015 PSUs or April 1, 2017 for the 2016 PSUs, any remaining earned but unvested PSUs from such awards shall become vested and nonforfeitable as of the date of such event and shall be paid within 30 days thereafter. Otherwise, any earned but unvested PSUs from such awards shall be forfeited and cancelled on the date of the termination of employment.

   •
  Restricted Stock Units. Any outstanding RSUs will become fully vested and nonforfeitable upon such death or disability and will be paid within 30 days (for RSUs granted prior to 2015) or 90 days (for RSUs granted in 2015) following the date of death or disability. No RSUs were granted to named executive officers in 2016.

              Other Payments.    In the event of death, a named executive officer's beneficiary will receive payments under our group life insurance program in an amount, up to a maximum of $3 million, equal to 2.5 times such officer's annual base salary. In addition, in the event of disability (as defined in the governing document), a named executive officer would receive 60% of covered monthly earnings up to $20,000 per month under our long-term disability insurance program. In the event of death or disability (as defined in the CDP/SERP Plan), a named executive officer's CDP/SERP Plan benefit will be payable in a lump sum within 60 days after the end of the calendar quarter in which such termination event occurs, provided that we may delay payment in the event of disability until as soon as reasonably practicable after receipt of the disability determination by the Social Security Administration. Additionally, in the event of death on or after the last day of a fiscal year, a named executive officer will receive payment for his or her incentive bonus earned for that fiscal year under the terms of our Teamshare program (which otherwise generally requires that a participant remain employed on the payment date to be entitled to any incentive bonus earned for that fiscal year).

Payments Upon Termination Due to Retirement

              Except as provided immediately below with respect to stock options, PSUs and RSUs awarded after 2011, retirement (as defined in the applicable governing document) is not treated differently from any other voluntary termination without good reason (as defined in the relevant agreements, and as discussed below under "Payments Upon Voluntary Termination") under any of our plans or agreements for named executive officers.

              In the event a named executive officer retires:

   •
  Stock Options. The portion of the stock options that would have become vested and exercisable within the one year period following the retirement date if such officer had remained employed with us shall remain outstanding for a period of one year following the retirement date and shall become vested and exercisable on the anniversary of the grant date that falls within the one year period following the retirement date (but only to the extent such portion has not otherwise terminated or become exercisable). However, if during such one year period the officer dies or incurs a disability or, for options granted prior to 2016, a change in control occurs, such portion shall instead become immediately vested and exercisable (but only to the extent such portion has not otherwise terminated) upon such death, disability or change in control. Otherwise, any option which is unvested and unexercisable on the termination date shall immediately expire without payment. The officer may exercise the option to the extent vested and exercisable any time prior to the fifth anniversary of the retirement date, but no later than the 10th anniversary of the grant date.

   •
  Performance Share Units.

  ✓
  For the 2016 PSUs, if such retirement had occurred before February 3, 2017, or on or after February 3, 2017 and before April 1, 2017, the vesting and payment of PSUs from such award would have been identical to the vesting and payment of

      PSUs in the death and disability scenarios discussed above for the 2016 PSUs during these respective time periods.

    ✓
    If such retirement had occurred after April 2, 2016 but before April 1, 2017 for the 2015 PSUs or occurs after April 2, 2017 but before April 1, 2018 for the 2016 PSUs, an additional one-third of earned PSUs from such awards would become vested and nonforfeitable and would be paid on the retirement date. If such retirement occurs after March 19, 2016 but before March 18, 2017 for the 2014 PSUs, after April 2, 2017 but before April 1, 2018 for the 2015 PSUs, or after April 2, 2018 but before April 1, 2019 for the 2016 PSUs, an additional one-third of earned PSUs from such awards would become vested and nonforfeitable and would be paid on the retirement date. Otherwise, any earned but unvested PSUs from such awards shall be forfeited and cancelled on the retirement date.

   •
  Restricted Stock Units. The one-third of the outstanding RSUs that would have become vested and nonforfeitable on the next immediately following vesting date if such officer had remained employed through such date will become vested and nonforfeitable upon such retirement (provided that if the retirement occurs on a vesting date no accelerated vesting will occur, but rather the officer shall be entitled only to the portion of the RSUs that were scheduled to vest on such vesting date) and will be paid six months and one day following the retirement date.

Payments Upon Voluntary Termination

              The payments to be made to a named executive officer upon voluntary termination vary depending upon whether the resignation occurs with or without "good reason" (as defined in each named executive officer's employment agreement or equity award agreement, as applicable) or after our failure to offer to renew, extend or replace the applicable employment agreement under certain circumstances.

              Voluntary Termination with Good Reason or After Failure to Renew the Employment Agreement.    If a named executive officer resigns with good reason (as defined in the applicable equity award agreement), he or she will forfeit all then unvested equity awards and generally may exercise any vested options up to 90 days following the resignation date, but no later than the 10th anniversary of the grant date. Solely with respect to the special stock option awards granted to Mr. Vasos on June 3, 2015 and March 16, 2016, Mr. Vasos will be required to hold any net shares acquired upon exercise for a period of time ending on the fifth anniversary of the applicable grant date. If a named executive officer resigns under the circumstances described in (2) below, his or her equity will be treated as described under "Voluntary Termination without Good Reason" below. See "Payments After a Change in Control" for a discussion of treatment of equity awards if a named executive officer resigns with good reason within two years following a change in control.

              If a named executive officer resigns (1) with good reason (as defined in the applicable employment agreement) after giving 30 days (90 days in the case of Mr. Vasos) written notice within 30 days after the event purported to give rise to the claim for good reason and opportunity for us to cure any such claimed event within 30 days after receiving such notice, or (2) within 60 days (90 days in the case of Mr. Vasos) of our failure to offer to renew, extend or replace his or her employment agreement before, at or within 6 months (one year in the case of Mr. Vasos) after the end of the agreement's term (unless we enter into a mutually acceptable severance arrangement or the resignation is a result of the named executive officer's retirement or termination other than for good reason), then in each case the named executive officer will receive the following benefits generally on or beginning on the 60th day after termination of employment but contingent upon the execution and effectiveness of a release of certain claims against us and our affiliates in the form attached to the employment agreement:

   •
  Continuation of base salary, generally as in effect immediately before the termination, for 24 months payable in accordance with our normal payroll cycle and procedures. With the exception of Mr. Vasos, the amount of any payment or entitlement to payment of the base salary continuation shall be forfeited or, if paid, subject to recovery if and to the extent any base salary is earned as a result of subsequent employment during the 24 months after the termination date.

   •
  A lump sum payment of two times the average percentage of the named executive officer's target bonus paid or to be paid to employees at the same job grade level as the named executive officer (if any) under the annual bonus program for officers for the two fiscal years immediately preceding the fiscal year in which the termination date occurs (for Mr. Vasos, such lump sum payment instead will equal two times his annual target bonus in respect of the fiscal year in which his termination occurs). Mr. Vasos also will receive a lump sum payment, payable when annual bonuses are paid to our other senior executives, of a pro-rata portion of the annual bonus, if any, that he would have been entitled to receive for the fiscal year of termination, if such termination had not occurred, based on our performance for the fiscal year in which his employment terminates, multiplied by a fraction, the numerator of which is the number of days during which he was employed by us in the fiscal year and the denominator of which is 365.

   •
  A lump sum payment of two times our annual contribution that would have been made in respect of the plan year in which such termination occurs for the named executive officer's participation in our pharmacy, medical, dental and vision benefits programs.

   •
  Reasonable outplacement services for one year or, if earlier, until subsequent employment.

              Note that any amounts owed to a named executive officer in the form of salary continuation that would otherwise have been paid during the 60 day period after employment termination will instead be payable in a single lump sum on the 60th day after such termination date and the remainder will be paid in the form of salary continuation payments over the remaining 24 month period as set forth above.

              However, in certain cases, some or all of the payments and benefits provided on termination of employment may be delayed for six months following termination to comply with the requirements of Section 409A of the Internal Revenue Code. Any payment required to be delayed would be paid at the end of the six-month period in a lump sum, and any payments due after the six-month period would be paid at the normal payment date provided for under the applicable employment agreement.

              The named executive officer will forfeit any unpaid severance amounts, and we retain any other rights we have available under law or equity, upon a material breach of any continuing obligation under the applicable employment agreement or the release, which include the following business protection provisions:

   •
  The named executive officer must maintain the confidentiality of, and refrain from disclosing or using, our (a) trade secrets for any period of time as the information remains a trade secret under applicable law and (b) confidential information for a period of two years following the employment termination date.

   •
  For a period of two years after the employment termination date, the named executive officer may not accept or work in a "competitive position" within any state in which we maintain stores at the time of his or her termination date or any state in which we have specific plans to open stores within six months of that date. For this purpose, "competitive position" means any employment, consulting, advisory, directorship, agency, promotional or independent contractor arrangement between the named executive officer and any person engaged wholly or in material part in the business in which we are engaged (including, but not limited to, those entities identified in the applicable employment agreement), or any person then planning to enter the discount consumable basics retail business, if the named executive officer is required to perform services which are substantially similar to those he or she provided or directed at any time while employed by us.

   •
  For a period of two years after the employment termination date, the named executive officer may not actively recruit or induce any of our exempt employees to cease employment with us.

   •
  For a period of two years after the employment termination date, the named executive officer may not solicit or communicate with any person or entity who has a business relationship with us and with whom the named executive officer had contact while employed by us, if it would likely interfere with our business relationships or result in an unfair competitive advantage over us.

              Voluntary Termination without Good Reason.    If a named executive officer resigns without good reason, he or she will forfeit all then unvested equity awards as well as all vested but unexercised options that were granted prior to 2012. The named executive officer generally may exercise any vested options that were granted after 2011 up to 90 days following the resignation date, but no later than the 10th anniversary of the grant date. Solely with respect to the special stock option awards granted to Mr. Vasos on June 3, 2015 and March 16, 2016, Mr. Vasos will be required to hold any net shares acquired upon exercise for a period of time ending on the fifth anniversary of the applicable grant date.

Payments Upon Involuntary Termination

              The payments to be made to a named executive officer upon involuntary termination vary depending upon whether termination is with or without "cause" (as defined in each named executive officer's employment agreement or equity award agreement, as applicable).

              Involuntary Termination with Cause.    Upon an involuntary termination with cause, a named executive officer will forfeit all unvested equity grants, all vested but unpaid PSUs and all vested but unexercised options.

              Involuntary Termination without Cause.    Upon an involuntary termination without cause, a named executive officer:

   •
  Will forfeit all then unvested equity awards.

   •
  Generally may exercise any vested options up to 90 days following the termination date, but no later than the 10th anniversary of the grant date. Solely with respect to the special stock option awards granted to Mr. Vasos on June 3, 2015 and March 16, 2016, Mr. Vasos will be required to hold any net shares acquired upon exercise for a period of time ending on the fifth anniversary of the applicable grant date.

   •
  Will receive the same severance payments and benefits on the same terms and conditions (except for the notice and cure provisions) as described under "Voluntary Termination with Good Reason or After Failure to Renew the Employment Agreement" above.

              See "Payments After a Change in Control" for a discussion of treatment of equity awards if a named executive officer is involuntarily terminated without cause within two years following a change in control.

Payments After a Change in Control

              Upon a change in control (as defined under the applicable governing document), regardless of whether the named executive officer's employment terminates:

   •
  All options awarded prior to 2016 will vest and become immediately exercisable as to 100% of the shares subject to such options immediately prior to the change in control.

   •
  If the change in control occurs on or before the completion of the applicable performance period, and the named executive officer has remained continuously employed until the change in control, all unvested PSUs that have not previously been forfeited will immediately be deemed earned at the target level and, for PSUs awarded prior to 2016, shall vest, become nonforfeitable and be paid upon the change in control.

   •
  If the change in control occurs after completion of the applicable performance period, and the named executive officer has remained continuously employed until the change in control, all previously earned but unvested PSUs awarded prior to 2016 that have not previously been forfeited will immediately vest, become nonforfeitable and be paid upon the change in control.

   •
  All outstanding RSUs will become vested and nonforfeitable and will be paid upon the change in control.

              Upon the named executive officer's "qualifying termination," which includes involuntary termination without cause or resignation with good reason (unless cause to terminate exists), in each case within two years following a change in control (provided that the officer was continuously employed by us until the change in control) and as each is defined in the applicable equity award agreement, (1) all of his or her options awarded after 2015 will immediately vest and become exercisable as to 100% of the shares subject to such options on the termination date (but only to the extent such options have not otherwise terminated) and the officer may exercise any vested options up to three years following the termination date, but no later than the 10th anniversary of the grant date; and (2) all of his or her previously earned, or deemed earned, but unvested PSUs awarded after 2015 that have not been previously forfeited will immediately vest, become nonforfeitable and be paid on the termination date. To qualify as a resignation with good reason for this purpose, the officer must have provided written notice of the existence of the circumstances providing grounds for resignation with good reason within 30 days of the initial existence of such grounds and must have given Dollar General at least 30 days from receipt of such notice to cure such condition. In addition, the resignation must have become effective no later than one year after the initial existence of the condition constituting good reason.

              Except as described above with respect to equity awards granted after 2015, upon an involuntary termination without cause or a resignation with good reason following the change in control, a named executive officer will receive the same severance payments and benefits as described above under "Voluntary Termination with Good Reason or After Failure to Renew the Employment Agreement." However, a named executive officer will have one year from the termination date (but no later than the 10th anniversary of the grant date) in which to exercise vested options that were granted after 2011 but prior to 2016 if he or she resigns or is involuntarily terminated within two years following the change in control under any scenario other than retirement or involuntary termination with cause (in which respective cases, he or she will have five years from the retirement date (but no later than the 10th anniversary of the grant date) to exercise vested options and will forfeit any vested but unexercised options held at the time of the termination with cause).

              In the event of a change in control as defined in Section 280G of the Internal Revenue Code, each named executive officer's employment agreement provides for capped payments (taking into consideration all payments and benefits covered by Section 280G of the Internal Revenue Code) of

$1 less than the amount that would trigger the "golden parachute" excise tax under federal income tax rules (the "excise tax") unless he or she signs a release and the after-tax benefit would be at least $50,000 more than it would be without the payments being capped. In such case, such officer's payments and benefits would not be capped and such officer would be responsible for the payment of the excise tax. We would not pay any additional amount to cover the excise tax. The table below reflects the uncapped amounts, subject to reduction in the circumstances described in this paragraph.

              The following table reflects potential payments to each named executive officer in various termination and change in control scenarios based on compensation, benefit, and equity levels in effect on, and assuming the scenario was effective as of, February 3, 2017. For stock valuations, we have used the closing price of our stock on the NYSE on February 3, 2017 ($73.14). The table below reports only amounts that are increased, accelerated or otherwise paid or owed as a result of the applicable scenario and, as a result, exclude earned but unpaid base salary through the employment termination date and equity awards and CDP/SERP Plan benefits that had vested prior to the event. For more information regarding the CDP/SERP Plan benefits, see "Nonqualified Deferred Compensation Fiscal 2016" above. The table also excludes any amounts that are available generally to all salaried employees and do not discriminate in favor of our executive officers. The amounts shown are merely estimates. We cannot determine actual amounts to be paid until a termination or change in control scenario occurs.

Potential Payments to Named Executive Officers Upon Occurrence of
Various Termination Events or Change in Control as of February 3, 2017

Name/Item	Death ($)	Disability ($)	Retirement ($)(1)	Voluntary Without Good Reason ($)	Involuntary Without Cause or Voluntary With Good Reason ($)	Involuntary With Cause ($)	Change in Control Without Qualifying Termination ($)	Change in Control With Qualifying Termination ($)
Mr. Vasos
Equity Vesting Due to Event	1,942,859	1,942,859	n/a	n/a	n/a	n/a	1,349,035	2,536,682
Cash Severance	915,411	n/a	n/a	n/a	5,315,411	n/a	—	5,315,411
Health Payment	n/a	n/a	n/a	n/a	10,632	n/a	—	10,632
Outplacement(2)	n/a	n/a	n/a	n/a	8,500	n/a	—	8,500
Life Insurance Proceeds	2,750,000	n/a	n/a	n/a	n/a	n/a	—	n/a
Total	5,608,270	1,942,859	n/a	n/a	5,334,543	n/a	1,349,035	7,871,225

Mr. Garratt
Equity Vesting Due to Event	345,587	345,587	n/a	n/a	n/a	n/a	182,193	508,690
Cash Severance	277,981	n/a	n/a	n/a	1,675,960	n/a	—	1,675,960
Health Payment	n/a	n/a	n/a	n/a	21,060	n/a	—	21,060
Outplacement(2)	n/a	n/a	n/a	n/a	8,500	n/a	—	8,500
Life Insurance Proceeds	1,285,000	n/a	n/a	n/a	n/a	n/a	—	n/a
Total	1,908,568	345,587	n/a	n/a	1,705,520	n/a	182,193	2,214,210

Mr. Owen
Equity Vesting Due to Event	163,395	163,395	n/a	n/a	n/a	n/a	—	326,497
Cash Severance	333,578	n/a	n/a	n/a	1,671,094	n/a	—	1,671,094
Health Payment	n/a	n/a	n/a	n/a	21,060	n/a	—	21,060
Outplacement(2)	n/a	n/a	n/a	n/a	8,500	n/a	—	8,500
Life Insurance Proceeds	1,542,000	n/a	n/a	n/a	n/a	n/a	—	n/a
Total	2,038,973	163,395	n/a	n/a	1,700,655	n/a	—	2,027,152

Ms. Taylor
Equity Vesting Due to Event	749,361	749,361	n/a	n/a	n/a	n/a	585,967	912,464
Cash Severance	293,300	n/a	n/a	n/a	1,768,319	n/a	—	1,768,319
Health Payment	n/a	n/a	n/a	n/a	19,829	n/a	—	19,829
Outplacement(2)	n/a	n/a	n/a	n/a	8,500	n/a	—	8,500
Life Insurance Proceeds	1,356,000	n/a	n/a	n/a	n/a	n/a	—	n/a
Total	2,398,661	749,361	n/a	n/a	1,796,648	n/a	585,967	2,709,111

Mr. Thorpe
Equity Vesting Due to Event	163,395	163,395	n/a	n/a	n/a	n/a	—	326,497
Cash Severance	353,036	n/a	n/a	n/a	1,768,575	n/a	—	1,768,575
Health Payment	n/a	n/a	n/a	n/a	19,109	n/a	—	19,109
Outplacement(2)	n/a	n/a	n/a	n/a	8,500	n/a	—	8,500
Life Insurance Proceeds	1,632,000	n/a	n/a	n/a	n/a	n/a	—	n/a
Total	2,148,431	163,395	n/a	n/a	1,796,184	n/a	—	2,122,681

(1) None of the named executive officers were eligible for retirement on February 3, 2017.
(2) Estimated based on information provided by our outplacement services provider.

Compensation Committee Interlocks and Insider Participation

              Each of Messrs. Bryant and Rhodes and Ms. Fili-Krushel was a member of our Compensation Committee during 2016. None of these persons (1) was at any time during 2016 an officer or employee of Dollar General or any of our subsidiaries; (2) was at any time prior to 2016 an officer of Dollar General or any of our subsidiaries; or (3) had any relationship requiring disclosure under the section of this document entitled "Transactions with Management and Others." Also, none of our executive officers serves, or in the past fiscal year has served, as a director of, or as a member of the compensation committee (or other board committee performing equivalent functions) of, any entity that has one or more of its executive officers serving as a director of Dollar General or as a member of our Compensation Committee.

Compensation Risk Considerations

              In November 2016, our Compensation Committee, with input from its compensation consultant and management, reviewed our compensation policies and practices for all employees, including executive officers, to assess the risks that may arise from our compensation programs. The assessment included a review of our compensation programs for certain design features which could potentially encourage excessive risk-taking or otherwise generate risk to Dollar General. As a result of that assessment, the Compensation Committee concluded, after considering the degree to which identified risk-aggravating factors were offset by risk-mitigating factors, that the net risks created by our overall compensation program were not reasonably likely to have a material adverse effect on Dollar General. The Compensation Committee rolled forward this assessment in March 2017 to consider any changes to the compensation program since November 2016 and reached the same conclusion as it reached in November 2016.

SECURITY OWNERSHIP

              For purposes of the tables below, a person is a "beneficial owner" of a security over which that person has or shares voting or investment power or which that person has the right to acquire beneficial ownership within 60 days. Unless otherwise noted, to our knowledge these persons have sole voting and investment power over the shares listed. Percentage computations are based on 274,892,175 shares of our common stock outstanding as of March 23, 2017.

Security Ownership of Certain Beneficial Owners

              The following table shows the amount of our common stock beneficially owned as of March 23, 2017 by those known by us to beneficially own more than 5% of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.(1)	30,616,623	11.1%
GIC Private Limited(2)	24,086,726	8.8%
BlackRock, Inc.(3)	21,672,311	7.9%
The Vanguard Group(4)	16,869,920	6.1%

(1)
T. Rowe Price Associates, Inc. ("Price Associates") is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Price Associates has sole power to vote or direct the vote of 10,357,852 shares and sole power to dispose or direct the disposition of 30,616,623 shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client's custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. All information is based solely on Amendment No. 1 to Statement on Schedule 13G filed on February 10, 2017.

(2)
GIC Private Limited ("GIC") is a fund manager with two clients—the Government of Singapore ("GoS") and the Monetary Authority of Singapore ("MAS"). Under the investment management agreement with GoS, GIC has been given the sole discretion to exercise the voting rights attached to, and the disposition of, any shares managed on behalf of GoS. As such, GIC has the sole power to vote and dispose of the 14,982,566 securities beneficially owned by it. GIC shares power to vote and dispose of 9,104,160 securities beneficially owned by it with MAS. GIC disclaims membership in a group. The address of GIC is 168, Robinson Road, #37-01, Capital Tower, Singapore 068912. All information is based solely on Amendment No. 2 to Statement on Schedule 13G filed on January 25, 2017.

(3)
BlackRock, Inc., through various subsidiaries, has sole power to vote or direct the vote of 19,218,405 shares and sole power to dispose or direct the disposition of 21,672,311 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. All information is based solely on Amendment No. 2 to Statement on Schedule 13G filed on January 23, 2017.

(4)
The Vanguard Group has sole power to vote or direct the vote over 411,258 shares, shared power to vote or direct the vote over 55,730 shares, sole power to dispose or direct the disposition of 16,404,020 shares, and shared power to dispose or direct the disposition of 465,900 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 331,970 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 213,218 shares as a result of its serving as investment manager of Australian investment offerings. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. All information is based solely on Amendment No. 3 to Statement on Schedule 13G filed on February 9, 2017.

Security Ownership of Officers and Directors

              The following table shows the amount of our common stock beneficially owned as of March 23, 2017 by our current directors and our named executive officers individually and by our current directors and all of our current executive officers as a group. Unless otherwise noted, these persons may be contacted at our executive offices.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Warren F. Bryant(1)(2)	30,895	*
Michael M. Calbert(1)(2)(3)	90,793	*
Sandra B. Cochran(1)(2)	17,650	*
Patricia D. Fili-Krushel(1)(2)(4)	16,217	*
Paula A. Price(1)(2)(5)	6,598	*
William C. Rhodes, III(1)(2)(6)	51,859	*
David B. Rickard(1)(2)	31,142	*
Todd J. Vasos(1)	214,286	*
John W. Garratt(1)	21,354	*
Jeffery C. Owen(1)	20,386	*
Rhonda M. Taylor(1)	62,240	*
James W. Thorpe(1)	24,947	*
All current directors and executive officers as a group (15 persons)(1)(2)(3)(4)(5)(6)	869,847	*

*
Denotes less than 1% of class.

(1)
Includes the following number of shares underlying RSUs (including additional RSUs credited as a result of dividend equivalents earned with respect to the RSUs) that are or could be settleable within 60 days of March 23, 2017 over which the person will not have voting or investment power until the RSUs are settled: Mr. Bryant (3,285); Mr. Calbert (6,500); Mss. Cochran and Fili-Krushel and Mr. Rhodes (1,634); Ms. Price (3,337); Mr. Rickard (5,821); Mr. Vasos (1,802); Mr. Garratt (402); Ms. Taylor (1,321); and all current directors and executive officers as a group (30,002). Also includes the following number of shares subject to options either currently exercisable or exercisable within 60 days of March 23, 2017 over which the person will not have voting or investment power until the options are exercised: each of Messrs. Bryant, Calbert and Rhodes (18,340); Ms. Cochran (9,704); Ms. Fili-Krushel (9,476); Ms. Price (2,399); Mr. Rickard (18,097); Mr. Vasos (147,833); Mr. Garratt (17,701); Mr. Owen (17,152); Ms. Taylor (51,835); Mr. Thorpe (22,413); and all current directors and executive officers as a group (597,318). Further includes the following number of shares underlying earned PSUs that are or could be settleable within 60 days of March 23, 2017 over which the person will not have voting or investment power until the PSUs are settled: Mr. Vasos (10,002); Mr. Garratt (2,654); Mr. Owen (2,234); Ms. Taylor (3,615); Mr. Thorpe (2,234); and all current directors and executive officers as a group (25,604). The shares described in this note are considered outstanding for the purpose of computing the percentage of outstanding stock owned by each named person and by the group but not for the purpose of computing the percentage ownership of any other person.

(2)
Share totals have been rounded to the nearest whole share to simplify reporting.

(3)
Mr. Calbert shares voting and investment power over 51,000 shares with his spouse, Barbara Calbert, as co-trustee of The Michael and Barbara Calbert 2007 Joint Revocable Trust.

(4)
Ms. Fili-Krushel shares voting and investment power over 2,500 shares with her spouse, Kenneth Krushel.

(5)
Ms. Price shares voting and investment power over 267 shares with her spouse, Michael Price.

(6)
Mr. Rhodes shares voting and investment power over 23,597 shares with his spouse, Amy Rhodes, as power of attorney of The Amy Plunkett Rhodes Revocable Living Trust, dated July 30, 2014.

PROPOSAL 2:
VOTE REGARDING THE AMENDED AND RESTATED
2007 STOCK INCENTIVE PLAN

What are shareholders being asked to approve?

              Our Board of Directors is asking you to approve the material terms of the performance goals under our Dollar General Corporation Amended and Restated 2007 Stock Incentive Plan (the "Stock Incentive Plan") for purposes of compensation deductibility under Internal Revenue Code Section 162(m) and an annual limit on non-employee director compensation set forth in the Stock Incentive Plan. For the avoidance of doubt, approval of this Proposal 2 will not in any way impact or increase the number of shares available for awards under the Stock Incentive Plan, will not expand the types of awards available under or the types of individuals eligible to participate in the plan, and will not extend the term of the plan.

              On November 30, 2016, upon the recommendation of our Compensation Committee, our Board of Directors approved a revision to the performance goals and the addition of an annual limit on non-employee director compensation (subject to exception approved by the Board in extraordinary circumstances), in each case as set forth in the Stock Incentive Plan and described in this proposal, subject to shareholder approval at the annual meeting, neither of which shall be effective unless and until such shareholder approval is obtained. A copy of the Stock Incentive Plan, including the changes being submitted to shareholders at the annual meeting, is attached as Appendix B to this proxy statement.

Why are shareholders being asked to approve the material terms of the performance goals under the Stock Incentive Plan?

              Section 162(m) of the Internal Revenue Code limits our ability to deduct from our U.S. federal corporate income taxes compensation in excess of $1 million per year paid to "covered employees" (generally consisting of each of the persons who were, at the end of each fiscal year, our Chief Executive Officer or one of the other named executive officers other than our Chief Financial Officer) unless the compensation qualifies as "performance-based." Compensation cannot qualify as "performance-based" unless the material terms of the performance goals are disclosed to and approved by shareholders every five years. For purposes of Section 162(m), material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee under the plan if the performance goals are achieved. Each of these material terms as they relate to the Stock Incentive Plan is discussed below, and shareholder approval of this Proposal 2 will be deemed to constitute approval of the material terms of the performance goals under the Stock Incentive Plan for purposes of the shareholder approval requirements of Section 162(m).

              The Stock Incentive Plan was established in 2007 and is designed to permit Dollar General to grant awards that qualify as performance-based compensation for purposes of satisfying the requirements of Section 162(m). Shareholders last approved the material terms of the performance goals under the Stock Incentive Plan in 2012. Shareholder approval of the material terms of the performance goals under the Stock Incentive Plan is only one of several requirements for amounts paid under the Stock Incentive Plan to qualify for the "performance-based compensation" exemption, and any such approval should not be viewed as a guarantee that we will be able to deduct any or all compensation under the Stock Incentive Plan. In addition, nothing in this proposal or in the Stock Incentive Plan precludes us or the Compensation Committee from making any payment or granting any awards that are not intended to qualify for tax deductibility under Section 162(m).

Why are shareholders being asked to approve the annual limit on non-employee director compensation set forth in the Stock Incentive Plan?

              The Stock Incentive Plan imposes a maximum $750,000 limit on the compensation, measured as the sum of any cash compensation and the grant date fair value of awards granted under the Stock Incentive Plan, which may be paid and awarded to a non-employee director for such service during any fiscal year. Our Board of Directors adopted this provision in order to place a reasonable limit on the aggregate amount of cash and equity compensation that may be awarded to each non-employee director during each fiscal year. In setting this limit, our Board, on the recommendation of the Compensation Committee and based on the input provided by the Compensation Committee's independent compensation consultant, considered the effectiveness and reasonableness of the cash and equity compensation that we offer to our non-employee directors along with industry benchmarks, the current and future responsibilities of our non-employee directors, and whether such a limit provides sufficient flexibility to adjust non-employee director compensation in the future if such changes are advisable to remain competitive with our peers. We believe that such a limit allows us to stay within reasonable bounds of what the market requires in a competitive environment, while also placing meaningful restrictions on the amount of compensation that may be awarded to our non-employee directors.

Why should shareholders approve this proposal?

              We believe the Stock Incentive Plan is important to our continued growth and success. Its purpose is to attract and retain management and other personnel and key service providers, to motivate management personnel by means of growth-related incentives to achieve long-range goals, and to further align the interests of plan participants with those of our shareholders.

              Approval of this proposal will, among other things, preserve what we believe is an essential tool to provide an incentive for management and other personnel and key service providers to contribute to our future growth and success and will provide a meaningful limit within which our Board of Directors and the Compensation Committee, along with its independent compensation consultant, can determine non-employee director compensation.

What happens if shareholders do not approve this proposal?

              If this proposal is not approved at the annual meeting:

   •
  all outstanding equity awards granted under the Stock Incentive Plan will continue to operate in accordance with their applicable terms;

   •
  we will continue to be able to grant equity awards under the Stock Incentive Plan through June 1, 2022;

   •
  any future equity awards (except to the extent any awards of stock options and stock appreciation rights are deemed to satisfy Section 162(m)) granted to our covered employees under the Stock Incentive Plan will not qualify as performance-based compensation and will count against the $1 million deductible compensation limit otherwise imposed by Section 162(m);

   •
  the $750,000 annual limit on non-employee director compensation will not take effect; and

   •
  the following sentence in Section 6(c)(ii) of the Stock Incentive Plan will read: "In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary or non-recurring items, as the Committee may determine in its sole discretion" rather than "In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to non-recurring items, as the Committee may determine in its sole discretion."

How does the Stock Incentive Plan compare to compensation best practices?

              The Stock Incentive Plan includes a number of important provisions, summarized below, that are designed to protect our shareholders' interests and that reflect our commitment to best practices and effective management of equity compensation:

   •
  Plan Limits and Additional Shares.  A fixed number of shares is authorized under the Stock Incentive Plan, and shareholder approval would be required to increase that share limit. The Stock Incentive Plan does not contain a provision which would periodically add new shares for grant under the plan. Subject to adjustment in connection with certain significant corporate events, the maximum number of shares that can be awarded in the form of stock options and stock appreciation rights to any plan participant is 4.5 million per fiscal year, and the maximum number of shares that can be awarded in the form of other stock-based awards to any plan participant is 1.5 million per fiscal year.

   •
  No Discount Stock Options or Stock Appreciation Rights.  All stock options and stock appreciation rights must have an exercise price that is equal to or greater than the fair market value of one share of our common stock on the date of grant.

   •
  No Repricing.  Repricing of stock options and stock appreciation rights (including reduction in the exercise price of stock options or replacement of an award with cash or another award type) is prohibited without shareholder approval.

   •
  Limitation on Amendments.  No material amendments that would increase the aggregate number of shares that may be issued under the Stock Incentive Plan can be made without shareholder approval.

   •
  Clawback Capability.  The Stock Incentive Plan contains certain clawback provisions to allow full or partial reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including events set forth in our clawback policy.

   •
  Section 162(m) Eligibility.  If this proposal is approved by shareholders, the committee administering the Stock Incentive Plan maintains the flexibility to approve equity and cash awards eligible for treatment as performance-based compensation under Section 162(m).

   •
  Independent Compensation Committee.  Our Compensation Committee, which administers the Stock Incentive Plan, consists entirely of independent directors.

   •
  Limited Term.  The Stock Incentive Plan includes a set term, and no awards can be granted under the plan after June 1, 2022.

   •
  Annual Limit on Non-Employee Director Compensation.  If this proposal is approved by shareholders, the Stock Incentive Plan would include a $750,000 annual limit on the sum of cash compensation and equity awards granted under the plan during any fiscal year to any non-employee director (subject to exception approved by the Board of Directors in extraordinary circumstances).

How does the Stock Incentive Plan work?

              A description of the Stock Incentive Plan's provisions is set forth below. This summary is qualified in its entirety by reference to the Stock Incentive Plan attached as Appendix B.

              Administration.    The Stock Incentive Plan is administered by the Compensation Committee, which may delegate some or all of its authority to a subcommittee consisting solely of at least two directors who qualify as "non-employee directors" for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 (or any successor rule), "independent directors" within the meaning of NYSE listing standards, and "outside directors" within the meaning of Section 162(m) (or any successor section). If at any time Dollar General has not appointed such a committee, the Board itself may administer the Stock Incentive Plan. We refer to the individuals administering the Stock Incentive Plan as the "Committee." Subject to the terms of the Stock Incentive Plan, the Committee may select participants to receive awards, determine the types, terms and conditions of awards, adopt rules for the plan's administration, and interpret plan provisions.

              Shares of Common Stock Reserved for Issuance under the Stock Incentive Plan.    This proposal does not increase the number of shares available for issuance under the Stock Incentive Plan. Subject to adjustment in connection with certain significant corporate events, the maximum number of shares that may be issued under the Stock Incentive Plan is 31,142,858. As of March 23, 2017, awards relating to 14,941,885 shares have been issued or are subject to outstanding awards granted under the Stock Incentive Plan, and 16,200,973 shares remain available for awards under the Stock Incentive Plan. As of March 23, 2017, the closing price per share of our common stock as reported on the NYSE was $68.90.

              The common stock issued or to be issued under the Stock Incentive Plan consists of authorized but unissued shares or issued shares that we have reacquired. The issuance of shares or the payment of cash in consideration of the substitution, cancellation or termination of an award will reduce the total number of shares available under the Stock Incentive Plan to the extent of the number of shares subject to such substituted, cancelled or terminated award, provided that shares subject to awards that are either repurchased by Dollar General or withheld or tendered to satisfy tax withholding obligations, the exercise price of a stock option or the purchase price for any other award will immediately become available for new awards to be granted under the Stock Incentive Plan. In addition, if any shares covered by an award under the Stock Incentive Plan are forfeited, or if an award expires unexercised, then the number of shares relating to such forfeited or expired awards will, to the extent of any such forfeiture or expiration, immediately become available for new awards to be granted under the Stock Incentive Plan.

              Eligibility.    Awards may be made under the Stock Incentive Plan to any of our employees, non-employee members of our Board of Directors, any consultant or other person having a service relationship with Dollar General and any of our subsidiaries and affiliates. On March 23, 2017, there were 8 executive officers, 7 non-employee members of our Board of Directors, 1,730 employees and no consultants or other service providers eligible to participate in the Stock Incentive Plan.

              Stock Options and Stock Appreciation Rights.    The Stock Incentive Plan permits the grant of stock options that are intended to qualify, as well as stock options that are not intended to qualify, as incentive stock options under the Internal Revenue Code.

              The per share exercise price of a stock option may not be less than 100% of the fair market value of one share of our common stock on the grant date. The fair market value is generally determined as the closing price of our common stock on the grant date. In the case of shareholders who own 10% or more of our outstanding common stock and who receive incentive stock options, the per share exercise price may not be less than 110% of the fair market value of one share of our common stock on the grant date.

              The Committee determines the term of each stock option, which may not exceed ten years from the grant date. If the grantee owns 10% or more of our outstanding common stock, a stock option intended to be an incentive stock option must expire five years following the grant date. Subject to these limitations, the Committee determines when each stock option may be exercised, vesting requirements, and such other terms, conditions or restrictions on the grant or the option exercise as the Committee deems appropriate, including whether a participant will receive dividend equivalent rights on vested stock options.

              In general, a participant may pay the exercise price of a stock option in cash, through the withholding of shares underlying the option, or, with the Committee's consent, by delivering shares that the participant has held for such period of time, if any, as determined by the Committee to avoid adverse accounting consequences, or by a combination of these methods that complies with the terms of the Stock Incentive Plan, the award agreement, and any applicable Committee guidelines in effect at the time.

              The Stock Incentive Plan permits the Committee to grant stock appreciation rights, either independent of or in connection with stock options, and to determine their terms. A stock appreciation right entitles the participant to receive an amount equal to the product of (i) the excess of the fair market value of one share of our common stock on the exercise date over the exercise price of the stock appreciation right, multiplied by (ii) the number of shares covered by the stock appreciation right. The per share exercise price of a stock appreciation right granted independent of a stock option may not be less than the fair market value of one share of our common stock on the grant date. The per share exercise price of a stock appreciation right granted in connection with a stock option will be the per share exercise price of the related stock option. The exercise of a stock appreciation right granted in connection with a stock option shall cause a reduction in the number of shares subject to the stock option equal to the number of shares with respect to which the stock appreciation right is exercised. Conversely, the exercise of a related stock option shall cause a reduction in the number of shares subject to the stock appreciation right equal to the number of shares with respect to which the related option is exercised. A participant may pay the exercise price of a stock appreciation right in shares, in cash, or in a combination of shares and cash, all as the Committee shall determine.

              No amendment or modification may be made to an outstanding stock option or stock appreciation right if it would be treated as a repricing under the rules of the stock exchange on which the shares of our common stock are listed (currently the NYSE), including replacement with cash or another award type, without the prior approval of our shareholders.

              Unless the Committee provides otherwise, stock options and stock appreciation rights granted under the Stock Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution.

              Subject to adjustment in connection with certain significant corporate events, the maximum number of shares of our common stock that can be awarded in the form of stock options and stock appreciation rights under the Stock Incentive Plan to any participant is 4.5 million per fiscal year.

              Other Stock-Based Awards.    The Committee may also grant or sell to participants unrestricted shares; restricted shares; and awards that are valued by reference to the fair market value, or a number of shares, of our common stock, awards that are otherwise based on the fair market value, or a number of shares, of our common stock, and awards that are payable in the form of shares of our common stock (which may include, without limitation, restricted stock units, performance shares, performance share units, and bonus stock). In this proxy statement, we sometimes refer to these awards as "Other Stock-Based Awards."

              The Committee will determine the form, terms and conditions of Other Stock-Based Awards, including vesting provisions and whether such awards will be settled in shares, in cash, or in a combination of shares and cash. Other Stock-Based Awards may be granted alone or in connection with any other awards under the Stock Incentive Plan, and may provide for vesting upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives.

              Other Stock-Based Awards may be granted in a manner intended to qualify as performance-based compensation meeting the requirements of Section 162(m). To qualify as performance-based:

   •
  the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

   •
  the performance goal(s) under which compensation is paid must be established by a committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

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  the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by shareholders in a separate vote every five years; and

   •
  the Committee must certify in writing before payment of the compensation that the performance goal(s) and any other material terms were in fact satisfied.

              Under the Internal Revenue Code, a director is an "outside director" if he or she is not a current employee of Dollar General; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of Dollar General; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from Dollar General in any capacity other than as a director.

              Under the Stock Incentive Plan, the Committee may base the objective performance goals on one or more of the following business criteria, which may relate to Dollar General, to one or more of our affiliates, to one or more of our or our affiliates' divisions or units, or to any combination of the foregoing:

•

net earnings or net income (before or after taxes)

•

earnings per share

•

net sales or revenue growth

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gross or net operating profit

•

return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue)

•

cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital)

•

earnings before or after taxes, interest, depreciation, and/or amortization

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gross or operating margins

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productivity ratios

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share price (including, but not limited to, growth measures and total shareholder return)

•

expense targets

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margins

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operating efficiency

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customer satisfaction

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working capital targets

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economic value added

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volume

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capital expenditures

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market share

•

costs

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regulatory ratings

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asset quality

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net worth

•

safety

              The criteria listed above may be measured on an absolute basis, on a basis relative to one or more peer group companies or indices, or any combination of the foregoing, as determined by the Committee. In addition, to the extent consistent with Section 162(m) (or any successor section), the performance goals may be calculated without regard to non-recurring items, as the Committee may determine in its sole discretion.

              Subject to adjustment in connection with certain significant corporate events, the maximum number of shares of our common stock that can be awarded under the Stock Incentive Plan in the form of Other Stock-Based Awards to any participant is 1.5 million per fiscal year. In addition, Other Stock-Based Awards granted in a manner intended to qualify for the exemption from the compensation deductibility limitation imposed by Section 162(m) are considered "performance-based awards." The maximum amount of a "performance-based award" denominated in shares of our common stock that may be granted during a calendar year to any participant is 24 million.

              The list of objective performance goals on which "performance-based awards" may be based under the Stock Incentive Plan must be approved by our shareholders at least every five years (or earlier if the list is changed) in order for compensation based on these goals to be considered performance-based compensation under Section 162(m). Approval of the material terms of the performance goals in this Proposal 2 will restart the five-year period for re-approval.

              The foregoing notwithstanding, in its discretion, the Committee also may use other performance goals for awards under the Stock Incentive Plan that are not intended to qualify as performance-based compensation under Section 162(m).

              Dividend Equivalent Rights.    The Committee may grant to participants, either alone or in connection with the grant of another award (other than unearned performance shares), and determine the terms of, dividend equivalent rights. A dividend equivalent right is the right to receive a payment in respect of one share of our common stock that is equal to the amount of any dividend paid in respect of one share of our common stock held by a Dollar General shareholder.

              Amendment or Termination of the Stock Incentive Plan.    The Board of Directors generally may terminate the Stock Incentive Plan at any time and for any reason and may amend the plan. Shareholder approval is required for any such amendment to become effective if (1) required by the Internal Revenue Code or other applicable law, rule or regulation; or (2) the amendment increases the aggregate number of shares available for awards under the plan, decreases the exercise price of outstanding stock options or stock appreciation rights, changes the requirements relating to the Committee or extends the term of the Stock Incentive Plan. No Stock Incentive Plan termination or amendment may, without the participant's consent, adversely affect a participant in more than a minimal manner with respect to any awards then outstanding.

              Amendments of Awards.    The Committee may amend the terms and conditions of any outstanding awards consistent with the terms of the Stock Incentive Plan, except that a participant's consent would be required to modify an outstanding award in a manner that adversely impacts, other than in a de minimis manner, a participant, unless such modification is provided for or contemplated in the terms of the award agreement or the Stock Incentive Plan.

              Effect of Certain Corporate Transactions.    In the event of a change in control of Dollar General, the Committee may accelerate the vesting of any outstanding awards, cancel outstanding awards for fair value (as determined in its sole discretion), substitute new awards that will substantially preserve the otherwise applicable terms and value of the awards being substituted, or provide for a period of at least 10 business days prior to the change in control in which any stock option or stock appreciation right will be fully exercisable and then shall terminate upon the change in control. The Committee may take any of the foregoing actions with respect to any given outstanding award or group or types of awards, and shall not be required to take any of the foregoing actions uniformly with respect to all outstanding awards.

              Adjustments for Share Dividends, Share Splits and Similar Events.    Upon any share dividend, share split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, change in control of Dollar General, payment of a dividend (other than a cash dividend paid as part of a regular dividend program), exchange of shares or other corporate exchange, equity restructuring, or other similar transaction or occurrence that affects our equity securities or the value of our equity securities, the Committee must adjust the number and kind of shares subject to and available for issuance under the Stock Incentive Plan, including participant maximums, adjust awards then outstanding under the plan (including the number and kind of securities subject to the award and, if applicable, the share and/or exercise price), and/or take such other action (including, without limitation, providing for the payment of a cash amount to holders of outstanding awards), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the Stock Incentive Plan and any outstanding awards.

What are the federal income tax consequences of awards granted under the Stock Incentive Plan?

              Incentive Stock Options.    The grant of an incentive stock option will not be a taxable event for the participant or for Dollar General. A participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares of common stock for at least two years after the grant date and for one year after the exercise date (the "holding period requirement"). Dollar General will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

              For the exercise of an option to qualify for the foregoing tax treatment, the participant generally must be our employee or an employee of one of our subsidiaries from the option grant date through a date within three months before the option exercise date.

              If all of the foregoing requirements except the holding period requirement are met, the participant will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of our common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. Dollar General will be allowed a business expense deduction to the extent the participant recognizes ordinary income, subject to our compliance with Section 162(m) and to certain reporting requirements.

              Special rules govern the tax treatment of the use of common stock to pay the exercise price of an option. Accordingly, to the extent any award agreement permits the use of our common stock to pay for the exercise price, special rules apply.

              Non-Qualified Stock Options.    The grant of a non-qualified stock option will not be a taxable event for the participant or Dollar General. Upon exercising a non-qualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of our common stock on the option exercise date. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

              If Dollar General complies with applicable reporting requirements and with the restrictions of Section 162(m), Dollar General will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

              If the Committee permits such a transfer, a participant who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The participant will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares of common stock will be the fair market value of the shares of common stock on the option exercise date. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the participant's estate for estate tax purposes.

              Special rules govern the tax treatment of the use of common stock to pay the exercise price of an option. Accordingly, to the extent any award agreement permits the use of common stock to pay for the exercise price, special rules apply.

              Stock Appreciation Rights.    There are no immediate tax consequences of receiving an award of stock appreciation rights under the Stock Incentive Plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of our common stock on the exercise date. If Dollar General complies with applicable reporting requirements and with the restrictions of Section 162(m), Dollar General will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

              Other Stock-Based Awards.    The Committee may grant or sell to participants Other Stock-Based Awards, the form and terms of which will be determined by the Committee. The federal income tax consequences of Other-Stock Based Awards will depend on the form and terms of those awards. The summary below describes the federal income tax consequences of some of the Other-Stock Based Awards the Committee has granted or sold or may be likely to grant or sell to participants.

              Unrestricted Shares.    Participants who are awarded unrestricted shares of common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of our common stock on the grant date, reduced by the amount, if any, paid for such shares. If Dollar General complies with applicable reporting requirements and with the restrictions of Section 162(m), Dollar General will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

              Restricted Shares.    A participant who is awarded restricted shares of common stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the grant date (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If Dollar General complies with applicable reporting requirements and with the restrictions of Section 162(m), Dollar General will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

              Restricted Stock Units.    There are no immediate tax consequences of receiving an award of restricted stock units under the Stock Incentive Plan. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the restriction period or, if later, the payment date. If Dollar General complies with applicable reporting requirements and with the restrictions of Section 162(m), Dollar General will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

              Performance Share Units.    There are no immediate tax consequences of receiving an award of performance share units under the Stock Incentive Plan. A participant who is awarded performance share units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant on the payment date. If Dollar General complies with applicable reporting requirements and with the restrictions of Section 162(m), Dollar General will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

              Dividend Equivalent Rights.    A participant generally will not recognize taxable income when a dividend equivalent right is granted. The participant, however, will generally recognize ordinary income upon receiving payment of cash and/or shares for the dividend equivalent right. The amount included in the participant's income will equal the amount of cash and the fair market value of the shares received. Dollar General generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to a dividend equivalent right.

              Section 280G.    To the extent payments that are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax, and Dollar General's deduction with respect to the associated compensation expense may be disallowed in whole or in part.

              Section 409A.    The Stock Incentive Plan is intended to comply with Section 409A of the Internal Revenue Code to the extent that such section would apply to any award under the plan. Section 409A governs the taxation of deferred compensation. Any participant granted an award that is deemed to be deferred compensation, such as a grant of restricted stock units, that does not qualify for an exemption from Section 409A, and does not comply with Section 409A, could be subject to immediate taxation on the award as soon as the award is no longer subject to a substantial risk of forfeiture (even if the award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A) on the value of the award.

What new plan benefits will be awarded under the Stock Incentive Plan?

              Future participation and the types of awards that may be granted under the Stock Incentive Plan are subject to the discretion of the Committee and have not been established. As a result, the specific benefits and amounts payable in the future to any participant or groups of participants if this proposal is approved are not currently determinable.

What awards have been granted under the Stock Incentive Plan?

              The following table sets forth the shares of common stock underlying awards that have been granted or shares of common stock that have been issued to the listed individuals under the Stock Incentive Plan through March 23, 2017:

Name and Principal Position	Number of Shares Underlying Restricted Stock/ Stock Units(1)	Number of Shares Underlying Options(2)	Number of Shares of Purchased Stock(3)	Number of Shares of Common Stock(4)
Todd J. Vasos, Chief Executive Officer	185,637	1,274,076	74,286	—

John W. Garratt, Executive Vice President & Chief Financial Officer	37,369	93,438	—	—

Jeffery C. Owen, Executive Vice President, Store Operations	41,076	283,031	11,429	—

Rhonda M. Taylor, Executive Vice President & General Counsel	48,909	189,583	6,114	—

James W. Thorpe, Executive Vice President & Chief Merchandising Officer	34,901	366,537	—	—

All current executive officers as a group (8 persons)	445,862	3,141,620	154,532	—

All current non-employee directors as a group (7 persons)	57,759	117,588	—	—

All employees, including all current officers who are not executive officers, as a group(5)	3,450,229	20,124,453	884,005	173,039

(1)
Includes shares underlying outstanding performance share units and restricted stock units, and dividend equivalents accrued with respect to such restricted stock units, as well as shares underlying performance share units and restricted stock units (and related dividend equivalents), and restricted stock, in each case that have been paid or cancelled according to the terms of the Stock Incentive Plan. Because the number of shares underlying performance share units for which the performance period has not ended cannot yet be determined, the table reflects for such units the maximum number which can be earned under the terms of the applicable award agreement.

(2)
Includes options that are outstanding as well as shares underlying options that have been exercised or cancelled according to the terms of the Stock Incentive Plan.

(3)
Includes shares purchased from us as part of an investment eligibility requirement to receive certain awards under the Stock Incentive Plan prior to 2012.

(4)
Includes shares received upon vesting and settlement of equity appreciation rights that were granted under a different plan.

(5)
Includes grants made or shares issued to executives and employees who have since left the Company.

What does the Board of Directors recommend?

              Our Board unanimously recommends that shareholders vote FOR approval of the $750,000 annual limit on compensation, measured as the sum of cash compensation and the grant date fair value of any equity awards, granted under the Stock Incentive Plan during any fiscal year to a non-employee director as compensation for such services (subject to exception approved by our Board in extraordinary circumstances) and of the material terms of the performance goals under the Stock Incentive Plan for purposes of compensation deductibility under Section 162(m), including (i) the participants eligible to receive such compensation, (ii) the business criteria that may be used as performance goals for awards, and (iii) the maximum amount of compensation which may be paid to any participant if the performance goals are achieved.

Equity Compensation Plan Table

              The following table sets forth information about securities authorized for issuance under our compensation plans (including individual compensation arrangements) as of February 3, 2017:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	3,531,759	$67.81	17,691,607
Equity compensation plans not approved by security holders	—	—	—

Total(1)	3,531,759	$67.81	17,691,607

(1)
Column (a) consists of shares of common stock issuable upon exercise of outstanding options and upon vesting and payment of restricted stock units, performance share units and deferred shares, including dividend equivalents accrued thereon, under the Stock Incentive Plan. Restricted stock units, performance share units, deferred shares and dividend equivalents are settled for shares of common stock on a one-for-one basis and have no exercise price. Accordingly, they have been excluded for purposes of computing the weighted-average exercise price in column (b). Column (c) consists of shares reserved for issuance pursuant to the Stock Incentive Plan, whether in the form of stock, restricted stock, restricted stock units, performance share units or other stock-based awards or upon the exercise of an option or right.

PROPOSAL 3:
VOTE REGARDING THE AMENDED AND RESTATED
ANNUAL INCENTIVE PLAN

What are shareholders being asked to approve?

              Our Board of Directors is asking you to approve the material terms of the performance goals under our Amended and Restated Dollar General Corporation Annual Incentive Plan (the "Annual Incentive Plan"), to preserve our ability under Section 162(m) of the Internal Revenue Code to deduct compensation associated with future performance-based incentive awards to be made under the Annual Incentive Plan, such as those made to our executive officers under our Teamshare bonus program. The disclosure below is a summary only. For a full description, you should read the entire text of the Annual Incentive Plan which is attached as Appendix C.

Why should shareholders approve the material terms of the performance goals under the Annual Incentive Plan?

              Section 162(m) of the Internal Revenue Code limits our ability to deduct from our U.S. federal corporate income taxes compensation in excess of $1 million per year paid to "covered employees" (generally consisting of each of the persons who were, at the end of each fiscal year, our Chief Executive Officer or one of the other named executive officers other than our Chief Financial Officer) unless the compensation qualifies as "performance-based." Compensation cannot qualify as "performance-based" unless the material terms of the performance goals are disclosed to and approved by shareholders every five years. For purposes of Section 162(m), material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee under the plan if the performance goals are achieved. Each of these material terms as they relate to the Annual Incentive Plan is discussed below, and shareholder approval of this Proposal 3 will be deemed to constitute approval of the material terms of the performance goals under the Annual Incentive Plan for purposes of the shareholder approval requirements of Section 162(m).

              The Annual Incentive Plan was established in 2005 and is designed to permit Dollar General to grant compensation that qualifies as performance-based compensation for purposes of satisfying the requirements of Section 162(m). Shareholders last approved the material terms of the performance goals under the Annual Incentive Plan in 2012. Shareholder approval of the material terms of the performance goals under the Annual Incentive Plan is only one of several requirements for amounts paid under the plan to qualify for the "performance-based compensation" exemption, and any such approval should not be viewed as a guarantee that we will be able to deduct any or all compensation under the Annual Incentive Plan. In addition, nothing in this proposal precludes us or the Compensation Committee from granting or paying incentive awards that are not intended to qualify for tax deductibility under Section 162(m).

What happens if shareholders do not approve this proposal?

              If this Proposal 3 is not approved at the annual meeting, then no more awards will be granted under the Annual Incentive Plan after the annual meeting unless shareholders approve the material terms of the performance goals under the plan at a subsequent meeting. As a result, any bonuses granted to our "covered employees" after the date of the annual meeting and prior to any future shareholder approval of the material terms of the performance goals under the plan or a similar plan will not qualify as "performance-based compensation" and therefore may not be fully deductible by Dollar General due to the compensation limit imposed by Section 162(m). If this Proposal 3 is not approved at the annual meeting, any bonus awards granted with respect to fiscal 2017 will continue in accordance with their terms and will be deductible under Section 162(m) based on shareholder approval of the plan in 2012.

Who is eligible to participate in the Annual Incentive Plan?

              The Compensation Committee of our Board of Directors, or any subcommittee thereof which meets the requirements of Section 162(m)(4)(C) of the Internal Revenue Code, determines who is eligible to participate in the Annual Incentive Plan, including any of our "covered employees" under Section 162(m), any of our executive officers and any other of our employees. A total of 8 persons, all of whom are executive officers, are participating in the Annual Incentive Plan as of March 23, 2017 with respect to fiscal 2017. We have no plans to significantly change the scope of the group who is eligible to earn incentive compensation awards under the Annual Incentive Plan.

How does the Annual Incentive Plan work?

              The Annual Incentive Plan is designed to attract and retain executives and to motivate them to promote our profitability and growth by means of performance-based annual cash bonuses. The Annual Incentive Plan authorizes the payment of cash bonuses based on our actual performance measured against established business and/or financial performance measures. Prior to the beginning of each performance period, or at a later time as may be permitted by applicable provisions of the Internal Revenue Code (which currently is not later than the earlier of (1) 90 days after the beginning of the period of service to which the performance goals(s) relate or (2) the first 25% of the period of service), the Compensation Committee determines the participants in the Annual Incentive Plan, establishes for each participant a maximum award, and establishes the performance goal(s) and the performance measures applicable to, and the method for computing the amount payable upon achievement of, such performance goal(s). No participant can receive a bonus under the Annual Incentive Plan in excess of $10 million in any fiscal year. The Compensation Committee can base performance goals on one or more of the following performance measures which may relate to Dollar General, one or more of our affiliates or one or more of our or our affiliates' divisions or units, or any combination thereof, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof:

•

Net earnings or net income (before or after taxes)

•

Net sales or revenue growth

•

Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue)

•

Earnings before or after taxes, interest, depreciation, and/or amortization

•

Productivity ratios

•

Expense targets

•

Operating efficiency

•

Working capital targets

•

Volume

•

Market share

•

Regulatory ratings

•

Net worth

•

Earnings per share

•

Gross or net operating profit

•

Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital)

•

Share price (including, but not limited to, growth measures and total shareholder return)

•

Gross or operating margins

•

Margins

•

Customer satisfaction

•

Economic Value Added

•

Capital expenditures

•

Costs

•

Asset quality

•

Safety

              To the extent allowable under Section 162(m), the performance goals may be calculated without regard to non-recurring items, as the Compensation Committee may determine in its sole discretion.

              No award can be paid under the Annual Incentive Plan unless and until the Compensation Committee certifies in writing that the previously established performance goal(s) have been satisfied. The Compensation Committee may reduce or eliminate any award in its discretion despite achievement of the performance goal(s) but may not increase the amount of bonus payable to any participant. The Annual Incentive Plan allows a participant to elect in writing to defer the payment of his or her award in accordance with the terms of our CDP/SERP Plan as it exists from time to time. For a description of our CDP/SERP Plan, please see "Executive Compensation—Nonqualified Deferred Compensation." The Annual Incentive Plan does not limit our ability to make payments or awards to employees (including executive officers) under any other plan or arrangement.

What are the Federal income tax consequences of payments under the Annual Incentive Plan?

              Payments made under the Annual Incentive Plan will be taxable to the recipients when paid as ordinary compensation income. If a participant properly elects to defer receipt of all or a portion of the bonus award under our CDP/SERP Plan, or any successor plan, the participant will generally be entitled to defer the recognition of income. As described above, we intend payments under the Annual Incentive Plan to qualify as "performance-based" compensation under Section 162(m). As a result, we will generally be entitled to a Federal income tax deduction corresponding to the amount of income recognized by the participant. Any bonuses payable under the Annual Incentive Plan that may be deferred under the CDP/SERP Plan must be deferred in a manner that complies with Section 409A of the Internal Revenue Code. Section 409A provides specific rules for deferral elections, distributions and funding mechanisms under non-qualified deferred compensation plans. Failure to comply would result in significant penalties and interest for the individual but would not impact our tax deduction for deferred compensation.

Who administers the Annual Incentive Plan?

              The Compensation Committee administers the Annual Incentive Plan. The Compensation Committee has full authority to interpret the Annual Incentive Plan, to establish rules and regulations relating to the plan's operation, to select the plan's participants, to determine amounts of awards under the plan and to make all other determinations with respect to the plan. The Compensation Committee may terminate or amend the Annual Incentive Plan at any time. However, any amendment that would require shareholder approval pursuant to Section 162(m), the NYSE listing rules, or any other applicable law, rule or regulation will not be effective without shareholder approval. No amendment or termination of the Annual Incentive Plan shall adversely affect a participant's rights to or interest in an award granted prior to the date of the amendment without the participant's written consent.

What kind of benefits will be paid under the Annual Incentive Plan?

              The amount that would be paid in the future under the Annual Incentive Plan will be at the discretion of the Compensation Committee and dependent upon our future performance. As a result, the benefits or amounts to be received by or allocated to participants under the Annual Incentive Plan in future years are not determinable. Information regarding our recent practices with respect to annual incentive awards under the Annual Incentive Plan, including for 2016, is presented in "Compensation Discussion and Analysis—Elements of Named Executive Officer Compensation—Short-Term Cash Incentive Plan" and in the "Summary Compensation Table," in each case under "Executive Compensation" above. In recent years, the Compensation Committee has selected an EBIT-based performance measure upon which to base the performance goals in connection with the Annual

Incentive Plan. The Compensation Committee has again selected such performance measure for 2017 awards under the Annual Incentive Plan.

What does the Board of Directors recommend?

              Our Board unanimously recommends that shareholders vote FOR approval of the material terms of the performance goals under the Annual Incentive Plan for purposes of compensation deductibility under Section 162(m), including (i) the participants eligible to receive such compensation, (ii) the business criteria that may be used as performance goals for awards, and (iii) the maximum amount of compensation which may be paid to any participant if the performance goals are achieved.

PROPOSAL 4:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

              In accordance with SEC rules, we ask shareholders for advisory approval of our executive compensation every three years, which is the time interval last approved by our shareholders on a nonbinding basis. Accordingly, we are asking our shareholders to provide an advisory, nonbinding vote to approve the compensation of our named executive officers as we have described it in "Compensation Discussion and Analysis" and in the accompanying compensation tables and related narrative discussion in the "Executive Compensation" section of this proxy statement.

              As discussed in detail in the "Compensation Discussion and Analysis" section above, the Compensation Committee actively oversees our executive compensation program, adopting changes to the program and awarding compensation as appropriate to reflect Dollar General's circumstances and to promote the main objectives of the program. Our compensation programs are designed to attract, retain and motivate persons with superior ability, to reward outstanding performance, and to align the long-term interests of our named executive officers with those of our shareholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual and long-term goals and the realization of increased shareholder value. We firmly believe that the information we have provided in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with our shareholders' interests to support long-term value creation.

              Our Board of Directors is asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement in accordance with SEC rules by voting for this proposal. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. This advisory vote is not a vote on the compensation of our Board of Directors or our compensation policies as they relate to risk management, as described under "Compensation Risk Considerations" in the "Executive Compensation" section above.

              Although the vote we are asking shareholders to cast is advisory and is not binding, our Board and the Compensation Committee value the views of our shareholders and intend to consider the outcome of the vote, along with other relevant factors, when making future compensation decisions for our named executive officers.

              Our Board unanimously recommends that you vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules, including the "Compensation Discussion and Analysis" and the accompanying compensation tables and related narrative discussion in the "Executive Compensation" section of this proxy statement.

PROPOSAL 5:
ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION

              The 2017 annual meeting of shareholders is the second annual meeting at which we are required by SEC rules to hold an advisory, non-binding vote concerning whether future shareholder advisory votes on our named executive officer compensation should occur every 1, 2 or 3 years. At our 2011 annual meeting of shareholders, our shareholders voted to hold these future advisory votes on named executive officer compensation every 3 years (triennially). Our Board of Directors asks that shareholders again support a frequency period of every 3 years (which would mean that the next advisory vote on named executive officer compensation would occur at our 2020 annual meeting of shareholders).

              Our Board believes that our executive compensation program directly ties compensation to our financial performance and serves to align the interests of our executive officers with those of our shareholders to support long-term value creation. Our Board believes a three-year period for holding this advisory vote on named executive officer compensation is the most advisable vote frequency for the following reasons:

   •
  A triennial vote, versus an annual or biennial vote, aligns more closely with our belief that an effective executive compensation program should incentivize performance over both the short- and long-term;

   •
  A triennial vote helps to avoid the short-term focus that may arise when say-on-pay votes are held more frequently and better facilitates an evaluation of how well we align executive pay with long-term performance;

   •
  Each time the vote occurs, our shareholders will have a more complete view of the amount and mix of executive compensation, which may vary from year to year depending upon a variety of factors;

   •
  Our shareholders will have the benefit of more time to thoroughly evaluate the effectiveness of our short- and long-term compensation strategies, any changes made to the program, and our related performance;

   •
  Our Board and Compensation Committee will have the benefit of more time to thoughtfully consider the results of the vote, to engage with shareholders to understand and respond to the vote results, and to effectively implement any appropriate changes to our executive compensation program;

   •
  Because many institutional shareholders review a high volume of lengthy proxy statements each year when determining how to vote, or they rely on proxy advisory firms for vote recommendations, less frequent votes (such as a triennial vote) will help reduce the cost and complexity of the say-on-pay vote, give proxy advisory firms additional time for a more detailed and thorough analysis of and recommendation on our executive compensation program, and improve the ability of institutional shareholders to exercise their voting rights in a more deliberate, thoughtful, and informed way that is in the best interests of shareholders; and

   •
  A triennial vote reduces the risk of reactionary shareholder votes responding to short-term stock price movement or unusual events.

              Our Board believes that anything less than a 3-year frequency period will yield a short-term mindset, detract from our long-term interests and goals, and would not allow for changes to our executive compensation program to be in place long enough to evaluate whether the changes were effective. Furthermore, our Board welcomes input from shareholders with respect to our executive compensation program even in years when the advisory vote does not occur.

              Although the vote we are asking you to cast is advisory and is not binding, our Board and the Compensation Committee value the views of our shareholders and will consider the outcome of the vote when determining the frequency of future say-on-pay votes. Our next advisory vote on the frequency of holding future advisory votes on named executive officer compensation will occur at our 2023 annual meeting of shareholders.

              Our Board unanimously recommends that you vote for the option of 3 YEARS as the frequency of holding future advisory votes on named executive officer compensation.

AUDIT COMMITTEE REPORT

              The Audit Committee of our Board of Directors has:

   •
  reviewed and discussed with management the audited financial statements for the fiscal year ended February 3, 2017,

   •
  discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board,

   •
  received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and

   •
  discussed with Ernst & Young LLP its independence from Dollar General and its management.

              Based on these reviews and discussions, the Audit Committee unanimously recommended to the Board of Directors that Dollar General's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended February 3, 2017 for filing with the SEC.

              While the Audit Committee has the responsibilities and powers set forth in its charter, the Audit Committee does not have the duty to plan or conduct audits or to determine that Dollar General's financial statements are complete, accurate, or in accordance with generally accepted accounting principles. Dollar General's management and independent auditor have this responsibility. The Audit Committee also does not have the duty to assure compliance with laws and regulations or with the policies of the Board of Directors.

              This report has been furnished by the members of the Audit Committee:

   •
  David B. Rickard, Chairman

   •
  Warren F. Bryant

   •
  Sandra B. Cochran

   •
  Paula A. Price

              The above Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Dollar General filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Dollar General specifically incorporates this report by reference therein.

PROPOSAL 6:
RATIFICATION OF APPOINTMENT OF AUDITORS

Who is responsible for the selection of the independent auditor?

              The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor that is retained to audit our financial statements.

Was the Audit Committee involved in the lead audit partner selection process?

              Yes. Prior to the selection of the current lead audit partner, the Chairman of the Audit Committee interviewed the lead audit partner candidates, and the Audit Committee discussed with management such candidates' qualifications and experience.

Does the Audit Committee evaluate the independent auditor and the lead audit partner?

              Yes. The Audit Committee annually evaluates the lead audit partner, as well as the independent auditor's qualifications, performance and independence. The evaluation, which includes the input of management, entails consideration of a broad range of factors, including the quality of services and sufficiency of resources that have been provided; the skills, knowledge and experience of the firm and the audit team; the effectiveness and sufficiency of communications and interactions; independence and level of objectivity and professional skepticism; reasonableness of fees; and other factors.

Who has the Audit Committee selected as the independent registered public accounting firm?

              After conducting the evaluation process discussed above, the Audit Committee selected Ernst & Young LLP as our independent auditor for the 2017 fiscal year. Ernst & Young LLP has served in that capacity since October 2001. The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young LLP is in the best interests of Dollar General and our shareholders.

Will representatives of Ernst & Young LLP attend the annual meeting?

              Representatives of Ernst & Young LLP have been requested and are expected to attend the annual meeting. These representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

What does the Board of Directors recommend?

              Our Board unanimously recommends that you vote FOR the ratification of Ernst & Young LLP as our independent auditor for the 2017 fiscal year. The Audit Committee is not bound by a vote either for or against the firm. If the shareholders do not ratify this appointment, our Audit Committee will consider that result in selecting our independent auditor in the future.

FEES PAID TO AUDITORS

What fees were paid to the independent auditor in 2016 and 2015?

              The table below lists the aggregate fees for professional audit services rendered to us by Ernst & Young LLP for the audit of our consolidated financial statements for the past two fiscal years and fees billed for other services rendered by Ernst & Young LLP during the past two fiscal years:

Service	2016 Aggregate Fees Billed ($)	2015 Aggregate Fees Billed ($)
Audit Fees(1)	2,555,582	2,272,623
Audit-Related Fees(2)	33,000	32,000
Tax Fees(3)	1,865,236	1,910,042
All Other Fees(4)	1,995	1,995

(1)
Represents for each fiscal year the aggregate fees billed for professional services for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Represents for each fiscal year the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. The fees for each year relate to the employee benefit plan audit.

(3)
2016 and 2015 fees relate primarily to tax compliance services, which represented $1,755,636 and $1,805,042 in 2016 and 2015, respectively, for work related to work opportunity tax credit assistance and foreign sourcing offices' tax compliance. The remaining tax fees for each such year are for tax advisory services related to inventory.

(4)
2016 and 2015 fees are for a subscription fee to an on-line accounting research tool.

How does the Audit Committee pre-approve services provided by the independent auditor?

              The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditor. Where feasible, the Committee considers and, when appropriate, pre-approves services at regularly scheduled meetings after disclosure by management and the independent auditor of the nature of the proposed services, the estimated fees (when available), and their opinions that the services will not impair the independence of the independent auditor. The Committee's Chairman (or any Committee member if the Chairman is unavailable) may pre-approve such services between Committee meetings, and must report to the Committee at its next meeting with respect to all services so pre-approved. The Committee pre-approved 100% of the services provided by Ernst & Young LLP during 2016 and 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

              The U.S. securities laws require our executive officers, directors, and greater than 10% shareholders to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Based solely upon a review of these reports furnished to us during and with respect to 2016, or written representations that no Form 5 reports were required, we believe that each of those persons filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act.

SHAREHOLDER PROPOSALS
FOR 2018 ANNUAL MEETING

              To be considered for inclusion in our proxy materials relating to the 2018 annual meeting of shareholders (the "2018 Annual Meeting"), eligible shareholders must submit proposals that comply with Rule 14a-8 under the Exchange Act and other relevant SEC regulations for our receipt by December 13, 2017.

              To introduce other new business, including the nomination of directors (other than a proxy access nomination, which is described below) at the 2018 Annual Meeting, you must deliver written notice to us no earlier than the close of business on January 31, 2018 and no later than the close of business on March 2, 2018, and comply with the advance notice provisions of our Bylaws. If we do not receive a properly submitted shareholder proposal by March 2, 2018, then the proxies held by our management may provide the discretion to vote against such shareholder proposal even though the proposal is not discussed in our proxy materials sent in connection with the 2018 Annual Meeting.

              On March 23, 2017, our Board of Directors amended and restated our Bylaws to adopt proxy access provisions that permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of our stock continuously for at least three years, to nominate and include in our proxy materials candidates for election as directors. Such shareholder or group may nominate up to 20% of our Board, provided that the shareholder or group and the nominee(s) satisfy the requirements specified in our Bylaws. In order to be properly brought before our 2018 Annual Meeting, an eligible shareholder's notice of nomination of a director candidate pursuant to the proxy access provisions of our Bylaws must be received by us no earlier than the close of business on November 13, 2017 and no later than the close of business on December 13, 2017, and comply with the other relevant provisions of our Bylaws pertaining to proxy access nominees.

              Shareholder proposals and notices must be mailed to Corporate Secretary, Dollar General Corporation, 100 Mission Ridge, Goodlettsville, Tennessee 37072. Shareholder proposals and nominations that are not included in our proxy materials will not be considered at any annual meeting of shareholders unless such proposals have complied with the requirements of our Bylaws.

Appendix A

Subset of Companies from Aon Hewitt Total Compensation MeasurementTM (TCM)
Database Used for Mr. Owen

Academy Sports & Outdoors, Ltd.
ANN INC.
BJ's Wholesale Club, Inc.
The Bon-Ton Stores, Inc.
The Children's Place Retail Stores
Eddie Bauer Inc.
The Home Depot, Inc.
Hy-Vee, Inc.
J. C. Penney Company, Inc.
Lowe's Companies, Inc.
Macy's, Inc.
Meijer, Inc.
The Neiman Marcus Group, Inc.
PetSmart, Inc.
Pier 1 Imports, Inc.
Rite Aid Corporation
Target Corporation
Ulta Salon, Cosmetics & Fragrance, Inc.
Walgreen Company
Williams-Sonoma, Inc.

A-1

Appendix B

DOLLAR GENERAL CORPORATION
AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

              This Amended and Restated 2007 Stock Incentive Plan (the "Plan") is effective as provided in Section 14 herein.

              WHEREAS, the 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates was initially approved by the Board of Directors and became effective as of July 6, 2007, and has been amended and restated on several occasions, most recently by amendments that were approved by the Board of Directors and became effective upon shareholder approval of the amended and restated Plan on June 1, 2012; and

              WHEREAS, the Plan is hereby further amended and restated in its entirety as follows:

1.            Purpose of Plan

              The Plan is designed:

              (a)         to promote the long term financial interests and growth of Dollar General Corporation (the "Company") and its Subsidiaries by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company's business;

              (b)         to motivate management personnel by means of growth-related incentives to achieve long range goals; and

              (c)          to further the alignment of interests of Participants with those of the shareholders of the Company through opportunities for increased stock or stock-based ownership in the Company.

2.            Definitions

              As used in the Plan, the following words shall have the following meanings:

              (a)         "Affiliate" means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

              (b)         "Award" means an award made to a Participant pursuant to the Plan and described in Section 6, including, without limitation, an award of a Stock Option, Stock Appreciation Right, Other Stock-Based Award or Dividend Equivalent Right (as such terms are defined in Section 6), or any combination of the foregoing.

              (c)          "Award Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award; provided that for an Award with no restrictions, no signature will be required from the Participant.

              (d)         "Beneficial Owner" means a "beneficial owner", as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto).

              (e)         "Board" means the Board of Directors of the Company.

              (f)          A "Change in Control" shall occur upon any of the following events: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person (or group of Persons acting in concert) other than any of the Company or its Affiliates (collectively, the "Permitted Holders"); (ii) any Person (or group of Persons acting in concert), other than the Permitted Holders, is or becomes the Beneficial Owner (except that a Person shall be deemed to be a "Beneficial Owner" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; (iii) a reorganization, recapitalization, merger or consolidation (a "Corporate Transaction") involving the Company, unless securities representing 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the entity resulting from such Corporate Transaction (or the parent of such entity) are held subsequent to such transaction by the Person or Persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction; or (iv) during any rolling twenty-four (24) month period looking back from any given date, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (any such director, an "Incumbent Director") cease for any reason to constitute a majority of the Board on the date of determination thereof; provided, that, no individual shall be an Incumbent Director who is elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board.

              (g)         "Code" means the United States Internal Revenue Code of 1986, as amended.

              (h)         "Committee" means the Compensation Committee of the Board (or, if no such committee is appointed, the Board), or any authorized subcommittee of the Committee, as applicable.

              (i)          "Common Stock" or "Share" means the common stock, par value $0.875 per share, of the Company, which may be authorized but unissued, or issued and reacquired.

              (j)          "Director Limit" shall have the meaning set forth in Section 3(b) of the Plan.

              (k)         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (l)          "Fair Market Value" means, on a per Share basis, the fair market value of the Common Stock on any given date determined as follows: (i) if there is a public market for the Shares on such date, the closing sale price of the Shares as quoted on the principal national securities exchange on which such Shares are listed or admitted to trading, or (ii) if there is no public market for the Shares on such date, the Fair Market Value shall be the fair market value of the Shares as determined reasonably and in good faith by the Board, which shall not take into account any minority interest discount or discount for the imposition of transfer restrictions.

              (m)        "ISO" means a Stock Option that is also an incentive stock option granted pursuant to Section 6(a)(ii) of the Plan.

              (n)         "Key Employee" means a person, including an officer, in the regular employment of the Company or any other Service Recipient who, in the opinion of the Committee, has or is expected to have involvement in the management, growth or protection of some part or all of the business of the Company or any other Service Recipient.

              (o)         "Non-Employee Director" means a member of the Board who is not an employee of Dollar General Corporation or any of its Affiliates.

              (p)         "Other Stock-Based Awards" means Other Stock-Based Awards granted pursuant to Section 6(c) of the Plan.

              (q)         "Participant" means a Key Employee, Non-Employee Director, consultant or other person having a service relationship with the Company or any other Service Recipient, to whom one or more Awards have been made and remain outstanding.

              (r)          "Performance-Based Awards" shall have the meaning set forth in Section 6(c) of the Plan.

              (s)          "Person" means "person," as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

              (t)          "Service Recipient" means the Company, any Subsidiary of the Company, or any Affiliate of the Company that satisfies the definition of "service recipient" within the meaning of Treasury Regulation Section 1.409A-1(g) (or any successor regulation), with respect to which the person is a "service provider" (within the meaning of Treasury Regulation Section 1.409A-1(f) (or any successor regulation).

              (u)         "Stock Appreciation Rights" means Stock Appreciation Rights granted under Section 6(b) of the Plan.

              (v)          "Stock Options" means Stock Options granted pursuant to Section 6(a) of the Plan.

              (w)         "Subsidiary" means any corporation or other entity in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain.

3.            Shares Subject to the Plan

              (a)    General.    Subject to adjustment as provided for in Sections 8 and 9, the total number of Shares which may be issued under the Plan is 31,142,858, no more than 4,500,000 of which shall be available for grant to any one Participant in the form of Stock Options and Stock Appreciation Rights in any given fiscal year of the Company, and no more than 1,500,000 of which shall be available for grant to any one Participant in the form of Other Stock-Based Awards in any given fiscal year of the Company. The Shares may consist, in whole or in part, of unissued Shares or issued but reacquired Shares. The issuance of Shares or the payment of cash in consideration of the substitution, cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, to the extent of the number of Shares subject to such substituted, cancelled or terminated Award; provided, however, that Shares subject to Awards that are (i) repurchased by the Company or (ii) withheld or tendered to satisfy (x) tax withholding obligations, (y) the exercise price of any Stock Option(s) or (z) the purchase price for any other Award, shall in all events immediately become available for new Awards to be granted under the Plan. Shares related to Awards or portions of Awards that are forfeited or that expire unexercised shall also immediately become available for new Awards to be granted under the Plan.

              (b)    Non-Employee Director Award Limit.    In addition to the provisions set forth in Section 3(a), the Board may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan, including the form and amount of all such Non-Employee Director compensation. The Board shall establish such Non-Employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation and the grant date fair value of any Awards (as determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, or any successor provision thereto) granted under the Plan during any fiscal year of the Company to a

Non-Employee Director as compensation for services as a Non-Employee Director may not exceed $750,000 (the "Director Limit"). The Board may make exceptions to the Director Limit for individual Non-Employee Directors in extraordinary circumstances, as the Board may determine in its discretion (and the exercise of such discretion shall be final, conclusive and binding), provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such additional compensation.

4.            Administration of Plan

              (a)         The Plan shall be administered by the (i) Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto), "independent directors" within the meaning of the New York Stock Exchange's listed company rules and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto), or (ii) Board acting on behalf of the Committee, in each case to the extent permitted by applicable law. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. Subject to Section 10 of the Plan, the Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan and any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan. The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). At the time an Award is made or amended in accordance with the terms of the Plan, or the terms or conditions of an Award are changed in accordance with the terms of the Plan or the Award Agreement, the Committee may provide for limitations or conditions on such Award. Any decision of the Committee (including a duly authorized subcommittee thereof) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). In the event of a conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

              (b)         Subject to the limitations imposed under Section 7(h) below, Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines.

              (c)          The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee, nor employee or representative of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all such members of the Committee, employees and representatives shall be fully protected and indemnified to the greatest extent permitted by applicable law by the Company with respect to any such action, determination or interpretation.

5.            Eligibility

              The Committee may from time to time make Awards under the Plan to such Key Employees, or other persons having a relationship with the Company or any other Service Recipient, and in such form and having such terms, conditions and limitations as the Committee may determine. The terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

6.            Awards

              From time to time, the Committee (or the Board, as applicable) will determine the forms and amounts of Awards for Participants. Such Awards may take the following forms in the Committee's (or the Board's, as applicable) sole discretion:

              (a)    Stock Options.

                             (i)    Stock Options.    These are options to purchase Common Stock ("Stock Options"). At the time of Award the Committee shall determine, and shall include in the Award Agreement, the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate including, without limitation, the right to receive dividend equivalent payments on vested options. Notwithstanding the foregoing, the exercise price per Share of a Stock Option shall in no event be less than the Fair Market Value on the date the Stock Option is granted (subject to later adjustment pursuant to Sections 8 and 9 hereof). In addition to other restrictions contained in the Plan, a Stock Option granted under this Section 6(a) may not be exercised more than 10 years after the date it is granted. Payment of the Stock Option exercise price shall be made (i) in cash, (ii) with the consent of the Committee, in Shares (any such Shares valued at Fair Market Value on the date of exercise) that the Participant has held for such period of time as may be required by the Committee to avoid adverse accounting consequences, (iii) through the withholding of Shares (any such Shares valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Stock Option in a manner that is compliant with applicable law, or (iv) a combination of the foregoing methods, in each such case in accordance with the terms of the Plan, the Award Agreement and of any applicable guidelines of the Committee in effect at the time.

                             (ii)    ISOs.    The Committee may grant Stock Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the option exercise price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Stock Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award Agreement expressly states that the Stock Option is intended to be an ISO. If a Stock Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Stock Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Stock Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of a Stock Option to qualify for any reason as an ISO.

                             (iii)    Attestation.    Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Stock Option exercise price of a Stock Option or taxes relating to the exercise of a Stock Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of Beneficial Ownership of such Shares, in which case the Company shall treat the Stock Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Stock Option, subject to actual receipt of such Shares (whether of the actual Share certificate or electronic delivery of such Shares).

              (b)    Stock Appreciation Rights.    The Committee may grant "Stock Appreciation Rights" (as hereinafter defined) independent of, or in connection with, the grant of a Stock Option or a portion thereof. Each Stock Appreciation Right shall be subject to such other terms as the Committee may determine. The exercise price per Share of a Stock Appreciation Right shall in no event be less than the Fair Market Value on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with a Stock Option, or a portion thereof, the Stock Option exercise price of the related Stock Option. Each "Stock Appreciation Right" granted independent of a Stock Option shall be defined as a right of a Participant, upon exercise of such Stock Appreciation Right, to receive an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share of such Stock Appreciation Right, multiplied by (ii) the number of Shares covered by the Stock Appreciation Right. Payment of the Stock Appreciation Right shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at the Fair Market Value on the date of the payment), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Committee shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

              (c)    Other Stock-Based Awards.

                             (i)    Generally.    The Committee may grant or sell awards of Shares, awards of restricted Shares and awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value or number of, or are in any way payable in the form of, Shares (including, without limitation, restricted stock units and bonus stock). Such "Other Stock-Based Awards" shall be in such form, and dependent on such conditions, as the Committee may determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

                             (ii)    Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 6(c) may be granted in a manner which is intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee within the time period prescribed by Section 162(m) of the Code. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (a) net earnings or net income (before or after taxes); (b) earnings per share; (c) net sales or revenue growth; (d) gross or net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (g) earnings before or after taxes, interest, depreciation, and/or amortization; (h) gross or operating margins; (i) productivity ratios; (j) share price (including, but not limited to, growth measures and total shareholder return); (k) expense targets; (l) margins; (m) operating efficiency; (n) customer satisfaction; (o) working capital targets; (p) economic value added; (q) volume; (r) capital expenditures; (s) market share; (t) costs; (u) regulatory ratings; (v) asset quality; (w) net worth; and (x) safety. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to non-recurring items, as the Committee may determine in its sole discretion. The maximum amount of a Performance-Based Award granted during a calendar year to any Participant shall be, with respect to Performance-Based Awards that are denominated in Shares, 24 million. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

              (d)    Dividend Equivalent Rights.    The Committee may grant Dividend Equivalent Rights either alone or in connection with the grant of an Award. A "Dividend Equivalent Right" shall be the right to receive a payment in respect of one Share (whether or not subject to a Stock Option) equal to the amount of any dividend paid in respect of one Share held by a shareholder in the Company; provided, however, that the Company shall not grant any Dividend Equivalent Right in respect of any unearned performance Shares. Each Dividend Equivalent Right shall be subject to such terms as the Committee may determine.

7.            Limitations and Conditions

              (a)         No Award may be granted under the Plan after June 1, 2022, but Awards theretofore granted may extend beyond that date.

              (b)         Nothing contained herein shall affect the right of the Company or any other Service Recipient to terminate any Participant's employment or other service relationship at any time or for any reason.

              (c)          Unless otherwise permitted by the Committee at or after the time of grant of any Award, and except as shall be otherwise transferable or assignable by the Participant by will or the laws of descent and distribution, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant. No election as to benefits or exercise of any Award may be made during a Participant's lifetime by anyone other than the

Participant except by a legal representative appointed for or by the Participant or, after a Participant's death, by the legatees, personal representatives of the Participant or distributees of the Participant.

              (d)         Participants shall not be, and shall not have any of the rights or privileges of, shareholders of the Company in respect of any Shares purchasable or deliverable in connection with any Award unless and until certificates representing any such Shares have been issued by the Company to such Participants (or book entry representing such Shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian).

              (e)         Absent express provisions to the contrary, any Award under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the Company or other Service Recipient and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "retirement plan" or "welfare plan" under the Employee Retirement Income Security Act of 1974, as amended.

              (f)          Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any other Service Recipient, nor shall any assets of the Company or any other Service Recipient be designated as attributable or allocated to the satisfaction of the Company's obligations under the Plan.

              (g)         The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

              (h)         Notwithstanding any provision herein to the contrary, other than as permitted under Section 8 or 9 below, the repricing of any Stock Option or Stock Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company's shareholders. For this purpose, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of any Stock Option or Stock Appreciation Right to lower the exercise price thereof; (ii) any other action that is treated as a "repricing" under generally accepted accounting principles; and (iii) repurchasing for cash or canceling any Stock Option or Stock Appreciation Right in exchange for another Award at a time when the exercise price per Share is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with an event described in Section 8 or 9 below.

8.            Adjustments upon Certain Events.

              In the event of any Share dividend, Share split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, payment of a dividend (other than a cash dividend paid as part of a regular dividend program), exchange of Shares or other corporate exchange, any equity restructuring (as defined under FASB Accounting Standards Codification Topic 718 or any successor provision thereto), or other similar transaction or occurrence which affects the equity securities of the Company or the value thereof, the Committee shall (i) adjust the number and kind of shares subject to the Plan and available for or covered by Awards, (ii) adjust the share and/or exercise prices related to outstanding Awards, and/or (iii) take such other action (including, without limitation providing for payment of a cash amount to holders of outstanding Awards), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the Plan and any outstanding Awards. Where an Award being adjusted is an ISO or is subject to Section 409A of the Code, the adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or 409A, as applicable, of the Code. Any such adjustment made or action taken by the Committee in accordance with this Section 8 shall be final and binding upon holders of Awards and upon the Company.

9.            Change in Control.

              Notwithstanding Section 8 above, in the event of a Change in Control: (a) if determined by the Committee in the applicable Award Agreement or otherwise determined by the Committee in its sole discretion, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (b) the Committee may, to the extent determined by the Committee to be permitted under Section 409A of the Code, but shall not be obligated to: (i) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Stock Options and Stock Appreciation Rights, may equal the excess, if any, of the value of the consideration (as determined in the sole discretion of the Committee) to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Stock Options or Stock Appreciation Rights over the aggregate exercise price of such Stock Options or the aggregate exercise price of such Stock Appreciation Rights, as the case may be; (ii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms and value of any affected Awards previously granted hereunder, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least ten business days prior to the Change in Control, any Stock Options or Stock Appreciation Rights shall be exercisable, to the extent applicable, as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Awards shall terminate and be of no further force and effect. For the avoidance of doubt, the Committee may apply any of the foregoing to any given outstanding Award or group or type of Awards, and shall not be required to apply any of the foregoing uniformly to all outstanding Awards.

10.          Amendment and Termination

              (a)         The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan, provided that no such action shall modify any Award in a manner that adversely impacts, other than in a de minimis manner, a Participant with respect to any outstanding Awards, other than pursuant to Sections 8, 9 or 10(c) hereof, without the Participant's consent, except as such modification is provided for or contemplated in the terms of the Award or this Plan (including Section 4(a) above).

              (b)         The Board may amend, suspend or terminate the Plan, except that no such action, other than an action under Sections 8, 9 or 10(c) hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares available for Awards under the Plan, decrease the exercise price of outstanding Stock Options or Stock Appreciation Rights, change the requirements relating to the Committee, or extend the term of the Plan. However, no such Board action shall adversely impact, other than in a de minimis manner, a Participant with respect to any outstanding Awards, other than pursuant to Sections 8, 9 or 10(c) hereof, without the Participant's consent, except as otherwise contemplated in the terms of the Award or the Plan (including Section 4(a) above).

              (c)          This Plan is intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code. Notwithstanding anything herein to the contrary, (i) if, at the time of the Participant's termination of service with any Service Recipient, the Participant is a "specified employee" as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months and one day following the Participant's termination of service with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of service and (ii) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, reasonably determined by the Board in consultation with the Participant, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant). Each payment made under the Plan shall be designated as a "separate payment" within the meaning of Section 409A of the Code and all references to "termination of employment" or "termination of service" shall be deemed to refer to a "separation from service" within the meaning of Section 409A of the Code. Notwithstanding the above, the Company shall not be liable to a Participant in the event any payment or benefit under the Plan fails to be exempt from, or comply with, Section 409A of the Code.

              (d)         The Committee shall specify in, or in respect of, any Award granted hereunder on or subsequent to the Effective Date, that as a condition of receiving payment of such Award, the Participant's rights, payments, and benefits with respect to such Award shall be subject to any reduction, cancellation, forfeiture or recoupment, in whole or in part, upon the occurrence of certain specified events, as may be required by the Securities and Exchange Commission or any applicable national exchange, law, rule or regulation or as set forth in a separate "clawback" or recoupment policy as may be adopted from time to time by the Board or the Committee.

11.          Governing Law; International Participants

              (a)         This Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable therein.

              (b)         With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or any other Service Recipient.

12.          Transfers and Leaves of Absence

              For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment without an intervening period of separation among the Company and any other Service Recipient shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and other Service Recipient) during such leave of absence.

13.          Withholding Taxes

              The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state or local income or other taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option or upon the occurrence of any other taxable event with respect to any Award that the Participant pays to the Company or makes arrangements satisfactory to the Company for payment of the applicable withholding taxes. As an alternative to making a cash payment to the Company to satisfy applicable withholding tax obligations, a Participant may elect or the Committee may require a Participant to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value equal to the amount required to be withheld, or by delivering to the Company Shares having a Fair Market Value equal to the amount required to be withheld. The value of any Shares so withheld or delivered shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections by the Participant shall be irrevocable and be made in writing and in such manner as determined by the Committee in advance of the day that the transaction becomes taxable and, to the extent applicable, in accordance with the requirements of Section 409A of the Code.

14.          Effectiveness of the Plan

              This Plan as amended and restated shall be effective on November 30, 2016 (the "Effective Date"), except for the amendments set forth in Sections 2(j), 3(b) and 6(c)(ii) which shall not take effect, and no Award shall be granted hereunder that are subject to the amendments set forth in Sections 2(j), 3(b) and 6(c)(ii), unless and until the Company's shareholders approve the proposal related to the Plan at the annual meeting of shareholders held in 2017 (the "2017 Annual Meeting").

Appendix C

AMENDED AND RESTATED
DOLLAR GENERAL CORPORATION
ANNUAL INCENTIVE PLAN

              This Amended and Restated Dollar General Corporation Annual Incentive Plan (the "Plan"), initially approved by the Board of Directors of Dollar General Corporation (the "Company") on March 16, 2005 and adopted by the shareholders of the Company on May 24, 2005, as further amended and approved by the shareholders of the Company on multiple occasions, most recently as of June 1, 2012, is hereby further amended and restated in its entirety, effective as of the date set forth in Section 9 of the Plan below, as follows:

SECTION 1
PURPOSE

              The purpose of the Dollar General Corporation Annual Incentive Plan is to permit the Company, through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code, to attract and retain executives and to motivate these executives to promote the profitability and growth of the Company.

SECTION 2
DEFINITIONS

              "Award" shall mean the amount granted to a Participant by the Committee for a Performance Period.

              "Board" shall mean the Board of Directors of the Company or the successor thereto.

              "Code" shall mean the Internal Revenue Code of 1986, as amended.

              "Committee" shall mean the Compensation Committee of the Board or any subcommittee thereof which meets the requirements of Section 162(m)(4)(C) of the Code.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              "Executive" shall mean any "covered employee" (as defined in Section 162(m) of the Code), any executive officer of the Company or its Subsidiaries and, in the discretion of the Committee, any other employee of the Company or its Subsidiaries.

              "Participant" shall mean, for each Performance Period, each Executive who has been selected by the Committee to participate in the Plan.

              "Performance Period" shall mean the Company's fiscal year or any shorter or longer period designated by the Committee (not to exceed five years) with respect to which an Award may be granted.

              "Plan" shall mean this Amended and Restated Dollar General Corporation Annual Incentive Plan, as amended from time to time.

              "Qualified Performance-Based Award" means an Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Measures.

              "Qualified Performance Measures" means one or more of the performance measures listed below upon which performance goals for certain Qualified Performance-Based Awards may be established from time to time by the Committee within the time period prescribed by Section 162(m) of the Code:

  (a)
  Net earnings or net income (before or after taxes);

  (b)
  Earnings per share;

  (c)
  Net sales or revenue growth;

  (d)
  Gross or net operating profit;

  (e)
  Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

  (f)
  Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

  (g)
  Earnings before or after taxes, interest, depreciation, and/or amortization;

  (h)
  Gross or operating margins;

  (i)
  Productivity ratios;

  (j)
  Share price (including, but not limited to, growth measures and total shareholder return);

  (k)
  Expense targets;

  (l)
  Margins;

  (m)
  Operating efficiency;

  (n)
  Customer satisfaction;

  (o)
  Working capital targets;

  (p)
  Economic Value Added;

  (q)
  Volume;

  (r)
  Capital expenditures;

  (s)
  Market share;

  (t)
  Costs;

  (u)
  Regulatory ratings;

  (v)
  Asset quality;

  (w)
  Net worth; and

  (x)
  Safety

              "Section 162(m) Cash Maximum" means $10,000,000.

              "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

              "Service Recipient" means the Company, any subsidiary of the Company, or any affiliate of the Company that satisfies the definition of "service recipient" within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the person is a "service provider" within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation).

 SECTION 3
ADMINISTRATION

              The Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to select Participants, to determine the maximum Awards and the amounts of any Awards and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its shareholders and Participants, Executives, former Executives and their respective successors and assigns. No member of the Committee shall be eligible to participate in the Plan.

SECTION 4
DETERMINATION OF AWARDS

              (a)         Prior to the beginning of each Performance Period, or at such later time as may be permitted by applicable provisions of the Code (which, in the case of any Qualified Performance-Based Award, currently is not later than the earlier of (i) 90 days after the beginning of the period of service to which the performance goal(s) relate or (ii) the first 25% of the period of service), the Committee shall establish: (1) the Executives or class of Executives who will be Participants in the Plan; (2) for each Participant a maximum Award, which shall not exceed the Section 162(m) Cash Maximum; and (3) the performance goal(s) and Qualified Performance Measure(s) applicable to, and the method for computing the amount payable upon achievement of such performance goal(s) in connection with, any Qualified Performance-Based Award. The Qualified Performance Measures may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) (or any successor section thereto), the performance goals may be calculated without regard to non-recurring items, as the Committee may determine in its sole discretion.

              (b)         Following the end of each Performance Period, and before any payments are made under the Plan, the Committee shall certify in writing the satisfaction of the performance goal(s) for any Qualified Performance Measure(s) applicable to any Qualified Performance-Based Award in a manner intended to satisfy the requirements of Section 162(m).

              (c)          The Committee may reduce or eliminate the Award granted to any Participant based on factors determined by the Committee, including but not limited to, performance against budgeted financial goals and the Participant's personal performance, provided, however, that any such reduction or elimination shall not operate to increase a Qualified Performance-Based Award, or amount payable thereunder, to any Participant who is an Executive. The Committee may not increase a Qualified Performance-Based Award, or amount payable thereunder, granted to a Participant who is an Executive.

SECTION 5
PAYMENT OF AWARDS

              Each Participant shall be eligible to receive payment of the Award in cash in the fiscal year following the fiscal year in respect of which such Award was earned, as soon as practicable after the amount of such Participant's Award for a Performance Period has been determined, but in no event later than the 15th day of the third calendar month following the end of the fiscal year in respect of which such Awards were earned. Subject to the provisions of Section 8(g) hereof, payment of the award may be deferred in accordance with a written election by the Participant in accordance with the terms of the Company's CDP/SERP Plan, as such Plan may be amended and/or restated from time to time.

SECTION 6
AMENDMENTS

              The Committee may amend the Plan at any time and from time to time, provided that no such amendment that would require the consent of the shareholders of the Company pursuant to Section 162(m) of the Code, New York Stock Exchange listing rules or the Exchange Act, or any other applicable law, rule or regulation, shall be effective without such consent. No amendment which adversely affects a Participant's rights to, or interest in, an Award granted prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto in writing.

SECTION 7
TERMINATION

              The Committee may terminate this Plan at any time but in no event shall the termination of the Plan adversely affect the rights of any Participant to a previously granted Award without such Participant's written consent.

SECTION 8
OTHER PROVISIONS

              (a)         No Executive or other person shall have any claim or right to be granted an Award under this Plan until such Award is actually granted. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Executive any right to be retained in the employ of the Company. Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to Executives under any other plan, agreement or arrangement.

              (b)         The rights and benefits of a Participant hereunder are personal to the Participant and, except for payments made following a Participant's death, shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.

              (c)          Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

              (d)         The Company shall have the right to deduct from Awards any taxes or other amounts required to be withheld by law.

              (e)         All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Tennessee without regard to principles of conflict of laws.

              (f)          No member of the Committee or the Board, and no officer, employee or agent of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

              (g)         The Plan is intended to comply with, or comply with an exemption from, Section 409A of the Code ("Section 409A") and will be interpreted in a manner consistent with this intention. Notwithstanding anything herein to the contrary, if at the time of the Participant's termination of employment with any Service Recipient the Participant is a "specified employee" as defined in Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A until the date that is six months and one day following the Participant's termination of employment with all Service Recipients (or the earliest date as is permitted under Section 409A), if such payment or benefit is payable upon a termination of employment. Each payment made under the Plan shall be designated as a "separate payment" within the meaning of Section 409A. Notwithstanding the above, the Company shall not be liable to a Participant in the event any payment under the Plan fails to be exempt from, or comply with, Section 409A.

              (h)         The Committee shall specify in, or in respect of, any Award granted hereunder on or after the Effective Date, that as a condition of receiving payment of the Award, the Participant's rights, payments, and benefits with respect to such Award shall be subject to any reduction, cancellation, forfeiture or recoupment, in whole or in part, upon the occurrence of certain specified events, as may be required by the Securities and Exchange Commission or any applicable national exchange, law, rule or regulation or as set forth in a separate "clawback" or recoupment policy as may be adopted from time to time by the Board or the Committee.

SECTION 9
EFFECTIVE DATE

              The Plan as amended and restated shall be effective on November 30, 2016 (the "Effective Date"), except for the amendment set forth in Section 4(a) which shall not take effect unless and until the Company's shareholders approve the proposal related to the Plan at the annual meeting of shareholders held in 2017 (the "2017 Annual Meeting"), and no Awards shall be granted under the Plan after the date of the 2017 Annual Meeting if shareholders do not approve the performance measures set forth in the Plan at the 2017 Annual Meeting.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on May 30, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. DOLLAR GENERAL CORPORATION ATTN: INVESTOR RELATIONS 100 MISSION RIDGE GOODLETTSVILLE, TN 37072 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on May 30, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. IF YOU ARE NOT VOTING BY INTERNET OR PHONE, TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E17293-P85210 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DOLLAR GENERAL CORPORATION The Board of Directors recommends you vote FOR each of the listed nominees. 1. Election of Directors For Against Abstain Nominees: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Warren F. Bryant For Against Abstain 3. To approve the material terms of the performance goals under Dollar General Corporation's Amended and Restated Annual Incentive Plan for purposes of compensation deductibility under Internal Revenue Code Section 162(m). ! ! ! ! ! ! 1b. Michael M. Calbert 1c. Sandra B. Cochran 4. To approve, on an advisory (non-binding) basis, the compensation of Dollar General Corporation's named executive officers as disclosed in the proxy statement. 1d. Patricia D. Fili-Krushel The Board of Directors recommends you vote for 3 YEARS on Proposal 5: 1e. Paula A. Price 1 Year 2 Years 3 Years Abstain ! ! ! ! 1f. William C. Rhodes, III 5. To recommend, on an advisory (non-binding) basis, the frequency of future advisory votes on Dollar General Corporation's named executive officer compensation. 1g. David B. Rickard 1h. Todd J. Vasos The Board of Directors recommends you vote FOR Proposal 6. For Against Abstain ! ! ! The Board of Directors recommends you vote FOR Proposals 2, 3 and 4. 6. To ratify Ernst and Young LLP as the independent registered public accounting firm for fiscal 2017. ! ! ! 2. To approve the material terms of the performance goals under Dollar General Corporation's Amended and Restated 2007 Stock Incentive Plan for purposes of compensation deductibility under Internal Revenue Code Section 162(m) and the limit on non-employee director compensation set forth in such plan. In the discretion of the proxies named herein, such other business as may properly come before the meeting or any adjournment(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E17294-P85210 DOLLAR GENERAL CORPORATION Proxy solicited by and on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on May 31, 2017 The undersigned shareholder of Dollar General Corporation, a Tennessee corporation (the "Company"), hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement dated April 12, 2017, and hereby appoints Christine L. Connolly and Elizabeth S. Inman, or either of them, proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all shares of common stock of the Company that the shareholder is entitled to vote at the annual meeting of shareholders of the Company to be held May 31, 2017 at 9:00 A.M. Central Time, in the Goodlettsville City Hall Auditorium, located at 105 South Main Street, Goodlettsville, Tennessee, and at any adjournment(s) thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the nominees for director in Proposal 1, FOR Proposals 2, 3, 4 and 6, with respect to Proposal 5, for 3 YEARS, and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment(s) thereof. Continued and to be signed on reverse side V.1.1